UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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THE BANK OF NEW YORK MELLON CORPORATION

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2018 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

LETTER TO STOCKHOLDERS	Page 1

NOTICE OF ANNUAL MEETING	Page 2

INTRODUCTION	Page 3

ITEM 1 – ELECTION OF DIRECTORS	Page 7
Resolution	Page 8
Nominees	Page 9
Corporate Governance and Board Information	Page 18
Director Compensation	Page 31

ITEM 2 – ADVISORY VOTE ON COMPENSATION	Page 33
Resolution	Page 34
Compensation Discussion and Analysis	Page 35
Executive Compensation Tables and Other Compensation Disclosure	Page 58

ITEM 3 – RATIFICATION OF KPMG LLP	Page 70
Resolution	Page 70
Report of the Audit Committee	Page 71
Services Provided by KPMG LLP	Page 72

ITEM 4 – STOCKHOLDER PROPOSAL REGARDING WRITTEN CONSENT	Page 73
Stockholder Proposal	Page 73
Board of Directors’ Response	Page 74

ITEM 5 – STOCKHOLDER PROPOSAL REGARDING PROXY VOTING REVIEW REPORT	Page 76
Stockholder Proposal	Page 76
Board of Directors’ Response	Page 77

ADDITIONAL INFORMATION	Page 78
Equity Compensation Plans	Page 79
Information on Stock Ownership	Page 80
Annual Meeting Q&A	Page 82
Other Information	Page 85
Helpful Resources	Page 88

ANNEX A: NON-GAAP RECONCILIATION	Page 89

LETTER FROM THE CEO

Dear Fellow Stockholder:

On behalf of the Board of Directors, we cordially invite you to our 2018 Annual Meeting of Stockholders to be held on Tuesday, April 10, 2018 at 9 a.m., Eastern time, at 101 Barclay Street, New York, New York 10286.

At this year’s Annual Meeting, you will be asked to vote on several items, including the election of directors, our 2017 executive compensation program (the “say-on-pay vote”), and stockholder proposals, if properly presented. Detailed information about the director nominees, including their specific experience and qualifications, begins on page 7. Our Compensation Discussion and Analysis, which explains our continued commitment to pay for performance, alignment with stockholders’ interests and appropriate risk-taking in the context of our 2017 incentive compensation decisions, begins on page 35. We appreciate the opportunity to provide you with these details of your Board’s actions in 2017 and recommendations for 2018. We encourage you to read the proxy statement carefully for more information.

Your vote is important to us, and we hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting as promptly as possible through any of the acceptable means described in this proxy statement. Instructions on how to vote begin on page 82. You may also listen to the meeting at https://www.bnymellon.com/us/en/investor-relations/index.jsp.

Thank you for your continued support of BNY Mellon, and we look forward to seeing you at the Annual Meeting.

Sincerely,

CHARLES W. SCHARF

Chairman and CEO

March 9, 2018

BNY Mellon	2018 Proxy Statement	1

NOTICE OF ANNUAL MEETING

TUESDAY, APRIL 10, 2018

9:00 a.m., Eastern time

101 Barclay Street, New York, New York 10286

Record Date: February 9, 2018

AGENDA	BOARD RECOMMENDATION

1. To elect the 12 nominees named in this proxy statement to serve on our Board of Directors until the 2019 annual meeting	FOR each director nominee

2. To provide an advisory vote for approval of the 2017 compensation of our named executives, as disclosed in this proxy statement	FOR

3. To ratify the appointment of KPMG LLP as our independent auditor for 2018	FOR

4. To consider a stockholder proposal regarding written consent, if properly presented	AGAINST

5. To consider a stockholder proposal regarding a proxy voting review report, if properly presented	AGAINST

We will also act on any other business that is properly raised.

March 9, 2018

By Order of the Board of Directors,

CRAIG T. BEAZER

Corporate Secretary

IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE.

VIA THE INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number listed on your proxy card	IN PERSON Attend the annual meeting (see page 82 for more information)	BY MAIL Mail in a completed proxy card

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 10, 2018: Our 2018 proxy statement and 2017 Annual Report to stockholders are available at https://www.bnymellon.com/proxy.

2	BNY Mellon	2018 Proxy Statement

INTRODUCTION

The following information is presented to provide context for the operation of our pay program which is discussed in more detail on page 6 of this introduction and throughout our Compensation Discussion and Analysis beginning on page 35 of this proxy statement.

2017 Performance Highlights

Earnings Per Share (“EPS”)	Operating Earnings Per Share (“OEPS”)*

Strong Multi-Year Total Stockholder Return (“TSR”)	Returned Significant Value to Stockholders

Awards and Recognition

Investment Services

Collateral Manager of the Year

Global Investor/ISF, 2017

Best Global Corporate Trust Service Provider

Global Finance, 2017

Best Global Bank for Depositary Receipts

Global Finance, 2017

Best Middle-Office Solution and Best Buy-Side Operations Solution

FTF News, 2017

Best Managed Accounts Platform

Hedgeweek, 2017

Best ETF Fund Accounting and Administration Provider

ETF Innovation Awards, 2017

Treasury Services

Best Bank for Financial Institutions

Global Finance, 2017

Best Global Trade Correspondent Bank

Global Trade Review Magazine, 2017

Investment Management

Best Private Bank in the U.S. for Customer Service

Professional Wealth Management/The Banker, 2017

Winner, Global Fixed Income — Newton Investment Management

Financial Times, 2017

Best Mutual Funds: International Bond —Standish Mellon

Investor’s Business Daily, 2017

LDI Manager of the Year — Insight Investment

Financial News, 2017

Fixed Income Manager of the Year — Insight Investment

UK Pension Awards, 2017

Technology

Top Companies for Women Technologists Leadership Index

Anita Borg Institute, 2017

NOVA Award for Innovation in Technology

NICSA, 2017

Best Enterprise Data Management Initiative

WatersTechnology, 2017

Workplace

Top 50 Employers for Women

The Times, 2017

100% Corporate Equality Index

Human Rights Campaign, 2018

Gender-Equality Index

Bloomberg, 2018

Corporate Social Responsibility

Dow Jones Sustainability World Index

2017

*	For a reconciliation and explanation of this non-GAAP measure, see Annex A.

BNY Mellon	2018 Proxy Statement	3

INTRODUCTION

DIRECTOR NOMINEES

Our directors contribute to the strength of our Board through the variety of their experience, diversity, differing perspectives and institutional knowledge.

Skills and Expertise
Finance		Leadership
Technology	Global	Governance
Risk	Financial Services Experience	Diversity

		COMMITTEE MEMBERSHIPS

Name and Occupation(1)	Director Since	Independent	Audit	Corp. Gov. & Nom.	Corp. Social Resp.	Finance	Human Res. & Comp.	Risk	Technology	Other Current Public Company Boards

Steven D. Black(2) Co-CEO of Bregal Investments	N/A									1

Linda Z. Cook Managing Director of EIG Global Energy Partners and CEO of Harbour Energy, Ltd.	2016									0

Joseph J. Echevarria Retired CEO of Deloitte LLP	2015	(3)	(4)							3

Edward P. Garden Chief Investment Officer and Founding Partner of Trian Fund Management, L.P.	2014									2

Jeffrey A. Goldstein CEO, SpringHarbor Financial Group LLC and a Senior Advisor, Hellman & Friedman LLC	2014									1

John M. Hinshaw Former EVP and Chief Customer Officer of Hewlett Packard Enterprise Company	2014									0

Edmund F. “Ted” Kelly Retired Chairman of Liberty Mutual Group	2004									0

Jennifer B. Morgan Executive Board member of SAP and President of SAP Americas and Asia Pacific Japan, Global Customer Operations	2016									0

Mark A. Nordenberg Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law of the University of Pittsburgh	1998									0

Elizabeth E. Robinson Retired Global Treasurer of The Goldman Sachs Group, Inc.	2016									0

Charles W. Scharf(5) Chairman & CEO of The Bank of New York Mellon Corporation	2017									1

Samuel C. Scott III Retired Chairman, President & CEO of Ingredion Incorporated	2003		(4)							2

(1)	Gerald Hassell retired as our Chairman of the Board effective December 31, 2017. Nicholas M. Donofrio, a member of our Corporate Governance and Nominating, Corporate Social Responsibility and Risk Committees, retired as a director of our company effective September 30, 2017. John A. Luke, Jr., currently a member of our Audit, Corporate Governance and Nominating and Corporate Social Responsibility Committees, is retiring as a director of our company immediately after our Annual Meeting.

(2)	Steven D. Black is a nominee who does not currently serve on our Board of Directors.

(3)	Lead Director.

(4)	Financial expert.

(5)	Mr. Scharf was appointed as a director of our company effective July 17, 2017 in connection with his appointment as CEO, and became Chairman of the Board effective January 1, 2018.

4	BNY Mellon	2018 Proxy Statement

INTRODUCTION

COMMITTEES

Audit	Finance

Chair: Joseph J. Echevarria

Members: John A. Luke, Jr., Jennifer B. Morgan, Mark A. Nordenberg, Samuel C. Scott III

2017 Meetings: 13

Key Responsibilities: Overseeing our registered independent public accountants, internal audit function, and internal controls over financial statements and reports.

Chair: Jeffrey A. Goldstein

Members: Joseph J. Echevarria, Edward P. Garden, Elizabeth E. Robinson

2017 Meetings: 7

Key Responsibilities: Monitoring and overseeing our financial resources and strategies; and reviewing forecasts and budgets, net interest revenue plans, investment portfolio activities, capital structure, capital raising and capital distribution initiatives that exceed our Corporate Governance Guidelines thresholds.

Corporate Governance and Nominating	Human Resources and Compensation

Chair: Mark A. Nordenberg

Members: Linda Z. Cook, Joseph J. Echevarria, Edward P. Garden, John A. Luke, Jr.

2017 Meetings: 6

Key Responsibilities: Identifying and reviewing potential directors, and reviewing non-employee director compensation; maintaining our Corporate Governance Guidelines; overseeing annual Board and committee evaluations; and reviewing structure, responsibilities and membership of committees.

Chair: Edward P. Garden

Members: Jeffrey A. Goldstein, Edmund F. “Ted” Kelly, Samuel C. Scott III

2017 Meetings: 10

Key Responsibilities: Overseeing employee compensation and benefits, management development and succession and diversity and inclusion programs; and administering our incentive compensation plans, including equity incentive compensation plans.

Corporate Social Responsibility	Risk

Chair: Samuel C. Scott III

Members: John A. Luke, Jr., Mark A. Nordenberg, Elizabeth E. Robinson

2017 Meetings: 4

Key Responsibilities: Promoting culture of exemplary corporate citizenship; overseeing our philanthropy, community involvement, and advocacy; assessing the impact of our businesses, operations and programs from a social responsibility perspective reflecting varied stakeholders’ interests; and overseeing Community Reinvestment Act and Fair Lending compliance.

Chair: Edmund F. “Ted” Kelly

Members: Linda Z. Cook, Edward P. Garden, Jeffrey A Goldstein, John M. Hinshaw, Elizabeth E. Robinson

2017 Meetings: 5

Key Responsibilities: Approving enterprise-wide risk management practices, our risk appetite statement and our global risk management framework; evaluating risk exposure and tolerance; and reviewing policies and practices regarding risk assessment and risk management.

Technology

Chair: John M. Hinshaw

Members: Jennifer B. Morgan, Mark A. Nordenberg

2017 Meetings: 5

Key Responsibilities: Approving our technology planning and strategy; reviewing significant technology investments; and monitoring technology trends relative to our business strategy.

BNY Mellon	2018 Proxy Statement	5

INTRODUCTION

GOVERNANCE AND COMPENSATION

Robust Stockholder Rights	Active, Independent Board	Our Culture

•  No staggered board

•  Special meeting of independent directors may be called by our Lead Director

•  Special meeting rights for stockholders, individually or in a group, holding 20% of our outstanding common stock

•  Proxy access allows stockholders, individually or in a group of up to 20, holding 3% of our outstanding stock for at least 3 years to nominate up to 20% of the Board

•  No plurality voting in uncontested director elections (each director must be elected by majority of votes cast)

•  No supermajority voting: stockholder actions require only majority of votes cast (not majority of shares present and entitled to vote)

•  No “poison pill” (stockholders’ rights plan)

•  Active engagement with stakeholders

•  Independent board: comprised solely of independent directors, other than our CEO, and meets in regular executive sessions

•  Independent Lead Director: annually selected by independent directors, empowered with broad authority

•  Board succession and refreshment: led by the Corporate Governance and Nominating Committee recruiting efforts, our Board has added seven independent directors since 2014 and recommended an independent nominee for election at our 2018 Annual Meeting

•  Lead Director and Committee Chairman rotation at five-year intervals

•  High rate of attendance: average 2017 attendance at Board and committee meetings was 97%

•  A substantial portion of director compensation is paid in equity all of which is required to be retained until retirement

•  Risk-aware: we protect against excessive risk-taking through multiple lines of defense, including Board oversight

•  Honest and accountable: our codes of conduct apply to all employees and directors, providing a framework for ethical conduct

•  Innovative and evolving: we encourage directors to participate in continuing education programs, and continue to enhance our integrated learning and development platform for employees through BNY Mellon University (“BKU”)

Awarded 2017 Total Direct Compensation(1)

Named Executives (NEOs)	Salary	Incentive Compensation			Total Incentive as % of Target	Awarded Total Direct Compensation(1)
		Cash	PSUs(2)	RSUs(2)
Charles W. Scharf(3) Chairman & CEO	$572,917	$1,754,000	$7,625,000	$1,754,000	100%(5)	$11,705,917(6)
Gerald L. Hassell(4) Former Chairman & CEO	$1,000,000	$3,500,000	$—	$10,500,000	100%	$15,000,000
Thomas P. (“Todd”) Gibbons Vice Chairman & CFO	$650,000	$1,943,100	$2,914,650	$1,619,250	102%	$7,127,000
Brian T. Shea Former Vice Chairman & CEO of Investment Services	$650,000	$1,188,495	$—	$2,773,155	98%	$4,611,650
Mitchell E. Harris CEO of Investment Management	$650,000	$2,626,155	$3,939,232	$2,188,463	119%	$9,403,850
Bridget E. Engle Senior Executive Vice President & Chief Information Officer	$339,611	$2,350,000	$1,175,000	$1,175,000	100%	$5,039,611

1	The amounts reported as Awarded Total Direct Compensation differ substantially from the amounts determined under SEC rules as reported for 2017 in the “Total” column of the Summary Compensation Table set forth on page 58. The above table is not a substitute for the Summary Compensation Table.
2	Performance-based restricted stock units (“PSUs”) are generally earned between 0% – 150% based on the achievement of performance metrics over the 2018 – 2020 performance period. 50% of Mr. Scharf’s incentive PSUs were granted upon his commencement of employment and are earned between 0% – 150% based on the achievement of performance metrics over the 2017 – 2019 performance period. Restricted stock units (“RSUs”) generally vest in equal installments over three years.
3	Mr. Scharf was appointed as Chief Executive Officer, effective July 17, 2017, and as Chairman of the Board, effective January 1, 2018.
4	Mr. Hassell stepped down as Chief Executive Officer effective July 17, 2017 and retired as Chairman of the Board effective December 31, 2017.
5	Mr. Scharf’s 2017 incentive compensation was earned at 100% of target, and the cash and RSU components were pro-rated to reflect the time period in 2017 that he was employed by us.
6	Does not include Mr. Scharf’s $7,625,000 award of sign-on PSUs, which were a one-time award granted in connection with his commencement of employment on July 17, 2017.

6	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Item 1. Election of Directors

RESOLUTION	Page 8

NOMINEES	Page 9
Director Qualifications	Page 15
Majority Voting Standard	Page 17

CORPORATE GOVERNANCE AND BOARD INFORMATION	Page 18
Our Corporate Governance Practices	Page 18
Board Leadership Structure	Page 21
Director Independence	Page 22
Oversight of Risk	Page 24
Board Meetings and Committee Information	Page 25
Compensation Consultants to the HRC Committee	Page 29
Succession Planning	Page 30
Contacting the Board	Page 30

DIRECTOR COMPENSATION	Page 31

BNY Mellon	2018 Proxy Statement	7

ITEM 1. ELECTION OF DIRECTORS	> Resolution

Proposal

We are asking stockholders to elect the 12 nominees named in this proxy statement to serve on the Board of Directors of The Bank of New York Mellon Corporation (the “company,” “BNY Mellon,” “we” or “us”) until the 2019 Annual Meeting of stockholders or until their successors have been duly elected and qualified.

Background

• 11 nominees currently serve on our Board of Directors. Mr. Black is a nominee who does not currently serve on our Board of Directors.

• 11 nominees are independent, and one nominee serves as the company’s Chairman and Chief Executive Officer.

• John A. Luke, Jr., currently a director of our company, will not be standing for reelection at our Annual Meeting.

• The Board and the Corporate Governance and Nominating Committee (“CG&N Committee”) have concluded that each of our nominees should be recommended for nomination or re-nomination as a director as described on page 16 after considering, among other things, the nominee’s (1) professional background and experience, (2) senior level policy-making positions, (3) other public company board experience, (4) diversity, (5) intangible attributes, (6) prior BNY Mellon Board experience, and (7) Board attendance and participation, as applicable.

• The nominees have skills and expertise in a wide range of areas, including technology, accounting, private equity, financial regulation, financial services, global management, insurance, risk management and legal matters.

• The nominees are able to devote the necessary time and effort to BNY Mellon matters.

The Board of Directors recommends that you vote “FOR” each of the nominees described below.

Voting

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our by-laws, as described on page 17. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast, the director will be required to tender his or her resignation promptly after the certification of the stockholder vote. Our CG&N Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. More information on our voting standard and the CG&N Committee’s consideration of tendered resignations is provided on page 17 below.

8	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Nominees

Steven D. Black Age 65 Independent Nominee Bregal Investments Co-Chief Executive Officer Committees: None Other Current Public Company Board Service: Nasdaq, Inc.

Linda Z. Cook

Age 59

Independent Director since 2016

Managing Director of EIG Global Energy Partners and CEO of Harbour Energy, Ltd.

Retired Executive Committee Member and Director of Royal Dutch Shell plc

Committees: Corporate Governance and Nominating, Risk

Other Current Public Company Board Service: None

Mr. Black has been Co-CEO of Bregal Investments, a private equity firm, since September 2012. He was the Vice Chairman of JP Morgan Chase & Co. from March 2010 – February 2011 and a member of the firm’s Operating and Executive Committees. Prior to that position, Mr. Black was the Executive Chairman of JP Morgan Investment Bank from October 2009 – March 2010. Mr. Black served as Co-CEO of JP Morgan Investment Bank from 2004 – 2009. Mr. Black was the Deputy Co-CEO of JP Morgan Investment Bank since 2003. He also served as head of JP Morgan Investment Bank’s Global Equities business since 2000 following a career at Citigroup and its predecessor firms.

Skills and Expertise:

•	Expertise in banking, risk management and financial regulation

•	Leadership in the operations of a large global financial institution

•	Knowledge of and experience in the company’s businesses

Ms. Cook is a Managing Director and member of the Executive Committee of EIG Global Energy Partners, an investment firm focused on the global energy industry, and CEO of Harbour Energy, Ltd., an energy investment vehicle. Ms. Cook joined EIG in 2014, after spending over 29 years with Royal Dutch Shell at various companies in the U.S., the Netherlands, the United Kingdom and Canada. At her retirement from Royal Dutch Shell, Ms. Cook was a member of the Executive Committee in the Netherlands headquarters and a member of the Board of Directors. Her primary executive responsibility was Shell’s global upstream Natural Gas business in addition to oversight for Shell’s global trading business, Shell Renewable Energy, and Shell’s Downstream R&D and Major Projects organizations. Ms. Cook previously was CEO of Shell Canada Limited, CEO of Shell Gas & Power and Executive VP of Finance, Strategy and HR for Shell’s global Exploration and Production business. Ms. Cook has served as a director of the company since 2016.

Ms. Cook chairs the Board of Directors of Chrysaor Holdings Limited. Ms. Cook has previously served on the Boards of Directors of KBR, Inc., The Boeing Company, Marathon Oil Corporation, Cargill Inc., Royal Dutch Shell plc, Royal Dutch Shell Petroleum Co. NV and Shell Canada Limited. Ms. Cook is also a member of the National Petroleum Council, an advisory committee to the U.S. Secretary of Energy, and the Society of Petroleum Engineers and is a Trustee of the University of Kansas Endowment Association. Ms. Cook earned a Bachelor of Science degree in Petroleum Engineering from the University of Kansas.

Skills and Expertise:

•	International business operations experience at a senior policy-making level of a large, complex company

•	Expertise in financing, operating and investing in companies

•	Extensive service on the boards of several large public companies in regulated industries

Finance	Leadership	Technology	Global	Governance	Risk	Financial Services Experience	Diversity

BNY Mellon	2018 Proxy Statement	9

ITEM 1. ELECTION OF DIRECTORS > Nominees

Joseph J. Echevarria

Age 61

Independent Director since 2015; Lead Director since 2016

Retired CEO of Deloitte LLP

Committees: Audit (Chair), Corporate Governance and Nominating, Finance

Other Current Public Company Board Service: Pfizer Inc., Unum Group, Xerox Corporation

Edward P. Garden

Age 56

Independent Director since 2014

Chief Investment Officer and Founding Partner of Trian Fund Management, L.P.

Committees: Corporate Governance and Nominating, Finance, Human Resources and Compensation (Chair), Risk

Other Current Public Company Board Service: General Electric Company, Pentair plc

Mr. Echevarria served as Chief Executive Officer of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in 2014. Mr. Echevarria previously served in increasingly senior leadership positions during his 36-year career at the firm, including U.S. Managing Partner for Operations, prior to being named Chief Executive Officer. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee of the University of Miami. Mr. Echevarria previously served as Chairman of President Obama’s My Brother’s Keeper Alliance and as a Member of the Private Export Council, the principal national advisory committee on international trade. Mr. Echevarria has served as a director of the company since 2015. Mr. Echevarria earned his bachelor’s degree in business administration from the University of Miami.

Skills and Expertise:

•	Leadership of a large, global company

•	Financial expert, with expertise in accounting, regulatory and compliance issues

•	Senior level policy-making experience in the field of professional services

Mr. Garden has been Chief Investment Officer and Founding Partner of Trian Fund Management, L.P. (“Trian”), a multi-billion dollar asset management firm specializing in helping companies to optimize operational performance, since 2005. He has served as a director of the company since 2014.

Mr. Garden served as a director of Family Dollar Stores, Inc., a discount retailer, from September 2011 until its acquisition by Dollar Tree, Inc. in July 2015, and as a director of The Wendy’s Company from December 2004 to December 2015. Previously he served as Vice Chairman and a director of Triarc Companies, Inc. from December 2004 through June 2007 and Executive Vice President from August 2003 until December 2004. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown, where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden graduated from Harvard College with a B.A. in Economics.

Skills and Expertise:

•	Experience in finance

•	Expertise in financing, operating and investing in companies

•	Extensive service on the boards of several large public companies

Finance	Leadership	Technology	Global	Governance	Risk	Financial Services Experience	Diversity

10	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Jeffrey A. Goldstein

Age 62

Independent Director since 2014

Chief Executive Officer, SpringHarbor Financial Group LLC, Senior Advisor, Hellman & Friedman LLC and Former Under Secretary of the Treasury for Domestic Finance

Committees: Finance (Chair), Human Resources and Compensation, Risk

Other Current Public Company Board Service: Westfield Corporation

John M. Hinshaw

Age 47

Independent Director since 2014

Former Executive Vice President and Chief Customer Officer of Hewlett Packard Enterprise Company

Committees: Risk, Technology (Chair)

Other Current Public Company Board Service: None

Mr. Goldstein is the Chief Executive Officer of SpringHarbor Financial Group LLC, a financial services adviser and investor, and a Senior Advisor at Hellman & Friedman LLC, a private equity firm. He was a Managing Director at Hellman & Friedman from 2011 to 2016 and was previously at the firm from 2004 to 2009. He was Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury from 2009 to 2011. Mr. Goldstein has served as a director of the company since 2014.

Mr. Goldstein worked at James D. Wolfensohn Inc. and successor firms for 15 years. When Wolfensohn & Co. was purchased by Bankers Trust in 1996, he served as co-chairman of BT Wolfensohn and as a member of Bankers Trust’s management committee. In 1999, Mr. Goldstein became a managing director of the World Bank. He also served as its Chief Financial Officer beginning in 2003. In July of 2009, President Barack Obama nominated Mr. Goldstein to be Under Secretary of the Treasury for Domestic Finance. In July 2011, Secretary of the Treasury Timothy F. Geithner awarded Mr. Goldstein with the Alexander Hamilton award, the highest honor for a presidential appointee. Earlier in his career Mr. Goldstein taught economics at Princeton University and worked at the Brookings Institution. In addition to the public company board service noted above, Mr. Goldstein is a member of the Board of Directors of Edelman Financial Services, LLC and on the Advisory Board of Promontory Financial Group, LLC. He also serves on the Board of Trustees of Vassar College. Mr. Goldstein earned a Bachelor of Arts degree from Vassar College and a Master of Arts, Master of Philosophy and a Ph.D. in economics from Yale University.

Skills and Expertise:

•	Experience in private equity

•	Expertise in the operations of large financial institutions

•	Experience in financial regulation and banking

Mr. Hinshaw served as Executive Vice President of Hewlett Packard and Hewlett Packard Enterprise from 2011 to 2016, running Technology and Operations and serving as Chief Customer Officer. Mr. Hinshaw has served as a director of the company since 2014.

Prior to joining Hewlett-Packard Company, Mr. Hinshaw served as Vice President and General Manager for Boeing Information Solutions at The Boeing Company. Before that, he served as Boeing’s Chief Information Officer and led their companywide corporate initiative on information management and information security. Mr. Hinshaw also spent 14 years at Verizon Communications where, among several senior roles, he was Senior Vice President and Chief Information Officer of Verizon Wireless, overseeing the IT function of the wireless carrier. Mr. Hinshaw is also a board member of DocuSign, Inc., a provider of electronic signature transaction management, and a member of the Board of Advisors of Saama Technologies, Inc., a big data and advanced analytics solutions company. He also is a member of the Board of Directors, and chairs the STEM Committee, for NAF, an educational non-profit organization. He received a B.B.A. in Computer Information Systems and Decision Support Sciences from James Madison University.

Skills and Expertise:

•	Technology and management expertise

•	Experience in the operations of large, complex companies

•	Leadership roles in several different industries

Finance	Leadership	Technology	Global	Governance	Risk	Financial Services Experience	Diversity

BNY Mellon	2018 Proxy Statement	11

ITEM 1. ELECTION OF DIRECTORS > Nominees

Edmund F. “Ted” Kelly

Age 72

Independent Director of BNY Mellon and predecessor companies since 2004

Retired Chairman of Liberty Mutual Group

Committees: Human Resources and Compensation, Risk (Chair)

Other Current Public Company Board Service: None

Jennifer B. Morgan

Age 46

Independent Director since 2016

Executive Board member of SAP and President of SAP Americas and Asia Pacific Japan, Global Customer Operations

Committees: Audit, Technology

Other Current Public Company Board Service: None

Mr. Kelly served as Chairman (from 2000 to 2013), President (from 1992 to 2010) and Chief Executive Officer (from 1998 to 2011) of Liberty Mutual Group, a multi-line insurance company. Mr. Kelly served as a director of Mellon from 2004 to 2007 and has served as a director of the company since 2007.

Mr. Kelly’s experience also includes senior-level management positions at Aetna Life & Casualty Company. Mr. Kelly was a director of Citizens Financial Group Inc., where he served as Chair of the Audit Committee and Chair of the Joint Risk Assessment Committee. Mr. Kelly is also a member of the Board of Trustees of the Boston Symphony Orchestra; a member of the Senior Advisory Council of the New England College of Business and Finance; a member of the Bretton Woods Committee; a past member of the Board of Trustees for Boston College and former President of the Boston Minuteman Council of the Boy Scouts of America. Mr. Kelly received a Bachelor of Arts degree from Queen’s University in Belfast and a Ph.D. from the Massachusetts Institute of Technology.

Skills and Expertise:

•	Leadership of a major global company in a highly regulated industry

•	Experience in risk management

•	Senior level policy-making experience in the insurance industry

Ms. Morgan has served as a member of the Executive Board of SAP and President of SAP Americas and Asia Pacific Japan, Global Customer Operations, since 2017. Previously, she was President of SAP North America since 2014. At SAP, Ms. Morgan is responsible for the company’s strategy, revenue and customer success in the Americas and Asia Pacific Japan. Since being named President, she has led SAP’s rapid shift to the cloud in North America while helping customers achieve growth in the digital economy. Ms. Morgan served in a number of leadership roles for SAP since joining the company in 2004, including as head of SAP North America’s public sector organization and president of its Regulated Industries business unit. In these roles, Ms. Morgan was a recognized thought-leader on government and public sector technology innovation, represented SAP to the U.S. Government and testified before Congress on technology and acquisition issues. Earlier in her career, Ms. Morgan served in various management roles at Siebel Systems and Accenture. She has served as a director of the company since 2016.

Ms. Morgan is an executive advisory board member of James Madison University College of Business and a board member of NAF, an educational non-profit organization bringing education, business and community leaders together to transform the high school experience. Ms. Morgan earned a Bachelor of Business Administration degree from James Madison University.

Skills and Expertise:

•	Leadership and client experience with technology as a business driver

•	Experience in the operations at large, complex global companies

Finance	Leadership	Technology	Global	Governance	Risk	Financial Services Experience	Diversity

12	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Mark A. Nordenberg

Age 69

Independent Director of BNY Mellon and predecessor companies since 1998

Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law of the University of Pittsburgh

Committees: Audit, Corporate Governance and Nominating (Chair), Corporate Social Responsibility, Technology

Other Current Public Company Board Service: None

Elizabeth E. Robinson

Age 49

Independent Director since 2016

Retired Global Treasurer of The Goldman Sachs Group, Inc.

Committees: Finance, Corporate Social Responsibility, Risk

Other Current Public Company Board Service: None

Mr. Nordenberg served as Chancellor and Chief Executive Officer of the University of Pittsburgh, a major public research university, from 1996 to August 2014. He currently serves as Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law at the University. Mr. Nordenberg served as a director of Mellon from 1998 to 2007 and has served as a director of the company since 2007.

Mr. Nordenberg joined the University of Pittsburgh’s law faculty in 1977 and served as Dean of the School of Law from 1985 until 1993. Mr. Nordenberg was the interim Provost and Senior Vice Chancellor for Academic Affairs from 1993 to 1994, and interim Chancellor from 1995 to 1996. A specialist in legal process and procedure, including civil litigation, he has published books, articles and reports on this topic, and has served as a member of both the U.S. Advisory Committee on Civil Rules and the Pennsylvania Supreme Court’s Civil Procedural Rules Committee. He is a former director and executive committee member of the Association of American Universities and has served on the boards of national and regional organizations promoting innovation and economic progress. Mr. Nordenberg received his Bachelor of Arts degree from Thiel College and his Juris Doctorate degree from the University of Wisconsin School of Law.

Skills and Expertise:

•	Legal expertise

•	Leadership of a major research university

•	Experience in the operations and management of a large institution

Ms. Robinson served as Global Treasurer, Partner and Managing Director of The Goldman Sachs Group, Inc., the global financial services company, from 2005 to 2015. Prior to that, Ms. Robinson served in the Financial Institutions Group within the Investment Banking Division of Goldman Sachs. She has served as a director of the company since 2016.

Ms. Robinson serves on the Board of Directors of Russell Reynolds Associates and is the non-executive Chairman of the Board of Directors of BNY Mellon Government Securities Services Corp. Ms. Robinson is a trustee of Williams College, MASS MoCA and Every Mother Counts and was, until August 2016, a director of Goldman Sachs Bank USA. Ms. Robinson received a Bachelor of Arts degree from Williams College and an M.B.A. from Columbia University.

Skills and Expertise:

•	Experience in finance and risk management

•	Experience in financial regulation and banking

•	Leadership in the operations of a large global financial institution

Finance	Leadership	Technology	Global	Governance	Risk	Financial Services Experience	Diversity

BNY Mellon	2018 Proxy Statement	13

ITEM 1. ELECTION OF DIRECTORS > Nominees

Charles W. Scharf

Age 52

Management Director since 2017

Chairman and Chief Executive Officer of The Bank of New York Mellon Corporation

Committees: None

Other Current Public Company Board Service: Microsoft Corporation

Samuel C. Scott III

Age 73

Independent Director of BNY Mellon and predecessor companies since 2003

Retired Chairman, President and Chief Executive Officer of Ingredion Incorporated (formerly Corn Products International, Inc.)

Committees: Audit, Corporate Social Responsibility (Chair), Human Resources and Compensation

Other Current Public Company Board Service: Abbott Laboratories; Motorola Solutions, Inc. (lead director)

Mr. Scharf has served as our Chief Executive Officer since July 2017. Mr. Scharf served as the Chief Executive Officer of Visa Inc. from 2012 to 2016. Prior to that, Mr. Scharf served in several senior positions at JPMorgan Chase & Co. (from 2004 to 2011), Bank One Corporation (from 2000 to 2004), and Citigroup Inc. and its predecessors (from 1987 to 2000).

Mr. Scharf is a trustee of Johns Hopkins University and is Chairman of the New York City Ballet. Mr. Scharf received a Bachelor of Arts degree from Johns Hopkins University and an M.B.A. from New York University.

Skills and Expertise:

•	Knowledge of the company’s businesses and operations

•	Experience in banking, risk management and financial regulation

•	Leadership of a large global financial institution

Prior to his retirement in 2009, Mr. Scott served as Chairman (since 2001), Chief Executive Officer (since 2001) and President and Chief Operating Officer (since 1997) of Corn Products International, Inc., a leading global ingredients solutions provider now known as Ingredion Incorporated. Mr. Scott previously served as President of CPC International’s Corn Refining division from 1995 to 1997 and President of American Corn Refining from 1989 to 1997. In addition to the public company board service noted above, Mr. Scott also serves on the boards of, among others, Chicago Sister Cities, Northwestern Medical Group, the Chicago Urban League, The Chicago Council on Global Affairs and Get IN Chicago. Mr. Scott received both a Bachelor of Science degree and a Master in Business Administration degree from Fairleigh Dickinson University. Mr. Scott served as a director of The Bank of New York from 2003 to 2007 and has served as a director of the company since 2007.

Skills and Expertise:

•	Senior level policy-making experience in the food industry

•	Leadership of international company

•	Financial expert with experience in the operations and management of a large public company

Finance	Leadership	Technology	Global	Governance	Risk	Financial Services Experience	Diversity

14	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Director Qualifications

	Steven D. Black*	Linda Z. Cook	Joseph J. Echevarria	Edward P. Garden	Jeffrey A. Goldstein	John M. Hinshaw	Edmund F. “Ted” Kelly	Jennifer B. Morgan	Mark A. Nordenberg	Elizabeth E. Robinson	Charles W. Scharf	Samuel C. Scott III

Skills and Experience

Finance

Leadership

Technology

Global

Governance

Risk

Financial Services Experience

Demographic Background

Board Tenure

Years	N/A	1	2	3	3	3	13	1	19	1	1	14

Gender

Male

Female

Age

Years old	65	59	61	56	62	47	72	46	69	49	52	73

Race/Ethnicity

African American/Black

White/Caucasian

Hispanic/Latino

*	Mr. Black is a nominee who does not currently serve on our Board of Directors.

BNY Mellon	2018 Proxy Statement	15

ITEM 1. ELECTION OF DIRECTORS > Nominees

The CG&N Committee assists the Board in reviewing and identifying individuals qualified to become Board members. The CG&N Committee utilizes Board-approved criteria, set forth in our Corporate Governance Guidelines (see “Helpful Resources” on page 88), in recommending nominees for directors at Annual Meetings and to fill vacancies on the Board. Directors chosen to fill vacancies will hold office for a term expiring at the end of the next Annual Meeting.

In selecting nominees for election as directors, our CG&N Committee considers the following with respect to Board composition:

•	Professional background and experience. The individual’s specific experience, background and education, including skills as described in the table on the prior page, as well as knowledge essential to the oversight of the company’s businesses.

•	Senior-level management positions. The individual’s sustained record of substantial accomplishments in senior-level management positions in business, government, education, technology or not-for-profit enterprises.

•	Judgment and challenge. The individual’s capability of evaluating complex business issues and making sound judgments and constructively challenging management’s recommendations and actions.

•	Diversity. The individual’s contribution to the diversity of the Board (in all aspects of that term), including differences of viewpoints, professional experience, education, skills and other demographics, such as race, gender, ethnicity and sexual orientation, as well as the variety of attributes that contribute to the Board’s collective strength.

•	Intangible attributes. The individual’s character and integrity and interpersonal skills to work with other directors on our Board in ways that are effective, collegial and responsive to the needs of the company.

•	Time. The individual’s willingness and ability to devote the necessary time and effort required for service on our Board.

•	Independence. The individual’s freedom from conflicts of interest that could interfere with their duties as a director.

•	Stockholders’ interests. The individual’s strong commitment to the ethical and diligent pursuit of stockholders’ best interests.

The CG&N Committee seeks individuals with leadership experience in a variety of contexts and, from public company leaders, across a variety of industries. The CG&N Committee will evaluate all candidates suggested by other directors or third-party search firms (which the company retains from time to time, including over the past year, to help identify potential candidates) or recommended by a stockholder for nomination as a director in the same manner. For information on recommending a candidate for nomination as a director see “Contacting the Board” on page 30.

The Board and the CG&N Committee have concluded that each of our current Board members should be recommended for re-nomination as a director. In considering whether to recommend re-nomination of a director for election at our Annual Meeting, the Board and the CG&N Committee considered, among other factors:

•	The criteria for the nomination of directors described above,

•	Feedback from the annual Board and committee evaluations,

•	Attendance and preparedness for Board and committee meetings,

•	Outside board and other affiliations, for actual or perceived conflicts of interest,

•	The overall contributions to the Board, and

•	The needs of the company.

Each of the nominees for election as director, other than Mr. Scharf and Mr. Black, was elected as a director at our 2017 Annual Meeting. Mr. Scharf was appointed a director effective July 17, 2017 in connection with his appointment as CEO. Mr. Black is a nominee who does not currently serve on our Board. He was recommended to the CG&N Committee for consideration as a candidate by our CEO. Our Board believes that each of the nominees meet the criteria described above with diversity, depth and breadth of experience that enable them to oversee management of the company as an effective and engaged Board. No director or nominee has a family relationship to any other director, nominee for director or executive officer.

Gerald L. Hassell, who was elected as a director at our 2017 Annual Meeting, retired from the Board effective December 31, 2017. Mr. Hassell’s retirement comes after a 44-year career with the company, including the last 6 years as CEO and Chairman of the Board. The Board is grateful to Mr. Hassell for his innumerable and extensive contributions to the company over the course of his career.

16	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Nicholas M. Donofrio, who was elected as a director at our 2017 Annual Meeting, retired from the Board effective September 30, 2017, and John A. Luke, Jr., who was elected as a director at our 2017 Annual Meeting, will not be standing for reelection. The Board is grateful to Messrs. Donofrio and Luke for their dedication and invaluable contributions as directors during their more than 18 years and 22 years, respectively, of service to the company and The Bank of New York. The Board will miss their camaraderie, commitment, insight and perspective.

Majority Voting Standard

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Lead Director) promptly after the certification of the stockholder vote.

Our CG&N Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. In considering whether to accept or reject the tendered resignation, the CG&N Committee will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members. The

Board will act on the CG&N Committee’s recommendation no later than 90 days following the certification of the election in question. In considering the recommendation of the CG&N Committee, the Board will consider the factors considered by the CG&N Committee and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose the Board’s decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”). If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

BNY Mellon	2018 Proxy Statement	17

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Our Corporate Governance Practices

We believe that the strength of BNY Mellon’s business reflects the high standards set by our governance structure. It provides guidance in managing the company from the Board of Directors on down for the benefit of all our stakeholders including our investors, clients, employees and communities. Several of our key governance practices are:

INDEPENDENCE

✓  Our Board is comprised entirely of independent directors (other than our Chief Executive Officer) who regularly meet in executive sessions led by our Lead Director at Board and committee meetings.

✓  Our independent Lead Director, selected annually by our independent directors, has broad powers, including the right to call a special meeting of the independent directors, approval of Board meeting agendas, materials and schedules, leading executive sessions and consulting with the Chairman of the Human Resources and Compensation Committee (“HRC Committee”) on CEO performance, compensation and succession.

✓  All Board committees are composed entirely of independent directors.

ACTIVE ENGAGEMENT

✓  We had a high rate of director attendance at Board and committee meetings in 2017, averaging 97%.

✓  We actively engage with our stakeholders through multiple initiatives, reaching out to investors representing over 47% of our outstanding common shares as well as proxy advisory firms and other stakeholders.

✓  Stockholders and other interested parties can directly contact our Board (see “Helpful Resources” on page 88).

ONGOING IMPROVEMENTS

✓  Our Corporate Governance Guidelines require that the Corporate Governance and Nominating Committee rotate the Lead Director and committee Chairmen at five-year intervals and consider enhanced director qualifications in connection with director nominations.

✓  Our Board and each of our standing committees conduct annual self-evaluations that have resulted in enhancements to Board functioning (see “Evaluation of Board and Committee Effectiveness” on page 19), and in 2017 we added individual interviews to the self-evaluation process. Following engagement with stockholders, in 2017 we continued to enhance our Board and committee self-evaluation process and expand our related disclosure.

✓  Our by-laws permit holders in the aggregate of 20% of our outstanding common stock to call a special stockholder meeting.

✓  We redesigned our committee structure, for implementation following the Annual Meeting, to refine the allocation of committee responsibilities and to utilize our directors’ time more efficiently.

✓  Our Board participates in information sessions during regularly scheduled and special meetings, receiving business, regulatory and other updates from senior management, including risk executives and our General Counsel.

18	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

ROBUST PROGRAMS

✓  A significant portion of director compensation is paid in deferred stock units, which must be held as long as the director serves on the Board.

✓  Our codes of conduct apply to our directors, as well as all of our employees, providing a framework for the highest standards of professional conduct and fostering a culture of honesty and accountability.

✓  We continue to enhance our robust director orientation program in which new directors participate in their first six months as a director, and all directors are encouraged to participate in continuing education programs for which expenses are reimbursed.

WHAT WE DON’T DO

×   No staggered board.

×   No “poison pill” (stockholders’ rights plan).

×   No supermajority voting. Action by stockholders requires only a majority of the votes cast (not a majority of the shares present and entitled to vote).

×   No plurality voting in uncontested director elections. Each director must be elected by a majority of the votes cast.

Corporate Governance Developments

Based on stockholder engagement, over the last few years our Board has focused on Board refreshment and succession efforts. Since August 2014, nine of our directors have retired or announced their retirement and over that same period our Board has added eight new directors and recommended one new nominee for election at our 2018 Annual Meeting. Each of these new directors has added experience and expertise to our Board, complementing and supplementing the experience and talents of our Board as a whole. Although the CG&N Committee is principally involved in Board succession and recruitment, our entire Board plays a role in recruiting, interviewing and assessing candidates. Our Board’s succession planning is ongoing and will continue to be robust as it seeks to further enhance the diversity of our Board.

Our Board, led by our CG&N Committee, continually seeks to improve our governance structures, and has recently made the following enhancements:

•	Expanded the Board self-evaluation process to include annual individual director interviews providing directors with an opportunity for candid self-reflection on their personal contributions to the Board.

•	Enhanced the self-evaluation process by adding an explicit comparison of current-year results to prior-year results to measure improvement and promote long-term accountability.

•	Redesigned our committee structure to refine the allocation of responsibilities and directors and to more efficiently utilize our directors’ time. Following our Annual Meeting, the Corporate Social

Responsibility Committee will be dissolved, and its responsibilities assumed by the CG&N Committee (to be renamed the Corporate Governance, Nominating and Social Responsibility Committee, reflecting our continued commitment to the principles of corporate social responsibility). In addition, the scope of the Finance Committee’s duties will be refined, as certain duties will revert to the Audit Committee.

•	Enhanced the efficiency of directors’ time by enabling committee meetings to occur simultaneously (where membership permits), thereby creating additional time for robust in-depth discussions without time constraint.

As previously disclosed, consistent with our Board’s succession planning, Mr. Scharf became our new CEO effective July 17, 2017 and our new Chairman effective January 1, 2018 in connection with Mr. Hassell’s retirement, and Mr. Echevarria was elected as our new Lead Director during 2016. In addition to Board refreshment and succession, the CG&N Committee also monitors committee leadership refreshment level with the goal of committee chairs serving in such capacity for no more than 5 consecutive years. Accordingly, our Board elected Mr. Hinshaw as our new Technology Committee chair in 2017. We anticipate the election of a new chair to the (newly re-named) Corporate Governance, Nominating and Social Responsibility Committee in 2018.

Evaluation of Board and Committee Effectiveness

Annually, the Board and each of our standing committees conducts a self-evaluation to continually enhance performance. The Board and management

BNY Mellon	2018 Proxy Statement	19

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

then work together to enhance Board and committee effectiveness in light of the results of the self-evaluations.

The CG&N Committee, in consultation with the Lead Director, determines the process, scope and contents of the Board’s annual performance evaluation. Areas of consideration in the Board self-evaluations include director contribution and performance, Board structure and size, Board dynamics, the range of business, professional and other backgrounds of directors necessary to serve the company and the range and type of information provided to the Board by management.

Based on the CG&N Committee’s determination of the evaluation process and scope, each standing committee self-evaluation is conducted in an executive session led by the chairman of the committee. The results of the self-evaluation of each standing committee are reported to the full Board.

As a result of the most recent round of Board and committee self-evaluations, the Board determined to redesign the committee structure, reallocate directors among committees, have committees meet simultaneously (where membership permits) and set aside additional time for strategy discussions.

Active Stockholder Engagement Program

We conduct extensive governance reviews and investor outreach throughout the year. Management reports regularly to the independent directors to keep them informed of stockholders’ perspectives on a variety of issues, including governance, strategy and performance, and enable them to consider and address those matters effectively. Although the Board is recommending against Stockholder Proposal 4 for the reasons we describe on page 74, it is committed to understanding stockholder perspectives in this area. The Board will consider this topic in its stockholder engagement outreach following the annual meeting, taking into account the results of the proposal and other stakeholder viewpoints, and has included it as part of its 2018 corporate governance agenda.

20	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Board Leadership Structure

Our Board has reviewed its current leadership structure — consisting of a combined Chairman and Chief Executive Officer with an independent Lead Director — in light of the Board’s composition, the company’s size, the nature of the company’s business, the regulatory framework under which the company operates, the company’s stockholder base, the company’s peer group and other relevant factors. Our Board has determined that a combined Chairman and Chief Executive Officer position, with an independent Lead Director, continues to be the most appropriate Board leadership structure for the company because it promotes Board effectiveness, provides for continuity of expertise in both business and corporate governance and ensures that the company has a clear public “face”. As described under “Succession Planning” on page 30, to facilitate an orderly transition of duties following Mr. Scharf’s appointment as Chief Executive Officer, Mr. Hassell continued to serve as Chairman of the Board through his retirement, effective December 31, 2017. Mr. Scharf assumed responsibilities as Chairman as of January 1, 2018.

EFFICIENT AND EFFECTIVE ACTION

A combined Chairman/Chief Executive Officer:

•  Is in the best position to be aware of major issues facing the company on a day-to-day and long-term basis, and to identify and bring key risks and developments facing the company to the Board’s attention (in coordination with the Lead Director as part of the agenda-setting process), and

•  Eliminates the potential for uncertainty as to who leads the company, providing the company with a single public “face” in dealing with stockholders, employees, regulators, analysts and other constituencies.

•  A substantial majority of our peers also utilize a similar board structure with a combined Chairman and Chief Executive Officer, as well as a lead or presiding independent director.

STRONG COUNTERBALANCES

As set forth in our Corporate Governance Guidelines, our Lead Director:

•  Reviews and approves, in coordination with the Chairman and Chief Executive Officer, agendas for Board meetings, materials, information and meeting schedules,

•  Has the authority to add items to the agenda for any Board meeting,

•  Presides at executive sessions of independent directors, which are held at each regular Board and committee meeting,

•  Serves as a non-exclusive liaison between the other independent directors and the Chairman/Chief Executive Officer,

•  Can call special meetings of the independent directors in his discretion and chairs any meeting of the Board or stockholders at which the Chairman is absent,

•  Is available to meet with major stockholders and regulators under appropriate circumstances,

•  Consults with the HRC Committee regarding its consideration of Chief Executive Officer compensation,

•  In conjunction with the chairman of the HRC Committee, discusses with the Chairman/Chief Executive Officer the Board’s annual evaluation of his performance as Chief Executive Officer,

•  Consults with the HRC Committee on Chief Executive Officer succession planning, and

•  Consults with the Chairman of the CG&N Committee on the Board’s annual performance evaluation. In practice, our Lead Director is a member of the CG&N Committee, which we believe is a governance best practice.

In addition, the powers of the Chairman under our by-laws are limited – other than chairing meetings of the Board and stockholders, the powers conferred on the Chairman (e.g., ability to call special meetings of stockholders or the Board) can also be exercised by the Board or a specified number of directors or, in some cases, the Lead Director, or are administrative in nature (e.g., authority to execute documents on behalf of the company).

BNY Mellon	2018 Proxy Statement	21

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Director Independence

Our Board has determined that 11 of our 12 director nominees are independent. Our independent director nominees are Steven D. Black; Linda Z. Cook; Joseph J. Echevarria; Edward P. Garden; Jeffrey A. Goldstein; John M. Hinshaw; Edmund F. “Ted” Kelly; Jennifer B. Morgan; Mark A. Nordenberg; Elizabeth E. Robinson and Samuel C. Scott III. As our Chief Executive Officer, Charles W. Scharf is not independent. The Board has also determined that each of Catherine A. Rein, who did not stand for reelection as a director last year, Mr. Donofrio, who retired effective September 30, 2017, and Mr. Luke, who is not standing for reelection as a director this year, was independent during the period in 2017 in which she or he served as a director. Mr. Hassell, who served as Chairman of the Board until his December 31, 2017 retirement, was not independent due to his role as our Chief Executive Officer through July 17, 2017.

Our Standards of Independence

For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. Our Board has established standards (which are also included in our Corporate Governance Guidelines) based on the specified categories and types of transactions, which conform to, or are more exacting than, the independence requirements of the New York Stock Exchange, or NYSE.

Our Board will also determine that a director is not independent if it finds that the director has material business arrangements with us that would jeopardize that director’s judgment. In making this determination, our Board reviews business arrangements between the company and the director and between the company and any other company for which the director serves as an officer or general partner, or of which the director directly or indirectly owns 10% or more of the equity. Our Board has determined that these arrangements will not be considered material if:

•	they are of a type that we usually and customarily offer to customers or vendors;

•	they are on terms substantially similar to those for comparable transactions with other customers or vendors under similar circumstances;

•	in the event that the arrangements had not been made or were terminated in the normal course of business, it is not reasonably likely that there would be a material adverse effect on the financial condition, results of operations or business of the recipient; or

•	in the case of personal loans, the loans are subject to and in compliance with Regulation O of the Board of Governors of the Federal Reserve System.

Our Board may also consider other factors as it may deem necessary to arrive at sound determinations as to the independence of each director, and such factors may override the conclusion of independence or non-independence that would be reached simply by reference to the factors listed above.

In determining that Mr. Black and each of the directors, other than Messrs. Hassell and Scharf, is independent, our Board reviewed these standards, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each director.

The following categories or types of transactions, relationships and arrangements were considered by the Board in determining that a director is independent. None of these transactions, relationships and arrangements rose to the level that would require disclosure under our related party transactions policy described on page 85, and none of the transactions described below were in an amount that exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues, which is one of our standards for director independence:

•	Purchases of goods or services in the ordinary course of business. The company and its subsidiaries purchased goods and services from the following organizations during a period in 2017 when one of our current independent directors served as an executive officer of, or was otherwise employed by, such organization: SAP SE (Ms. Morgan) and the University of Pittsburgh (Mr. Nordenberg). All of these purchases were made in the ordinary course of business. These purchases, when aggregated by seller, did not exceed 0.003% of the seller’s annual revenue for its last reported fiscal year or 0.006% of our annual revenue for 2017.

•

Sales of goods or services in the ordinary course of business. The company and its subsidiaries provided various financial services — including asset management services, asset servicing, global markets services, issuer services, treasury services, liquidity investment services or credit services — to the following organizations during a period in 2017 when one of our current independent

22	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

directors served as an executive officer of, or was otherwise employed by, such organization: EIG Global Energy Partners (Ms. Cook); Trian Fund Management, L.P. (Mr. Garden); Hellman & Friedman LLC (Mr. Goldstein); SAP SE (Ms. Morgan) and the University of Pittsburgh (Mr. Nordenberg). All of the services were provided in the ordinary course of our business and at prevailing customer rates and terms. The amount of fees paid to us by each purchaser was less than 0.2% of the purchaser’s annual revenue for its last reported fiscal year and less than 0.012% of our annual revenue for 2017.

•	Customer relationships. We and our subsidiaries provide ordinary course services, including asset management services, banking services, broker services and credit services, to Mr. Luke, Mr. Nordenberg and Ms. Rein, in each case on terms substantially similar to those offered to other customers in similar circumstances.

•	Charitable contributions. We made (directly, through our subsidiaries or by the BNY Mellon Foundation or the BNY Mellon Foundation of Southwestern Pennsylvania) charitable contributions to not-for-profit, charitable or tax-exempt organizations for which one of our current or former independent directors served as a director, executive officer or trustee during 2017, namely Messrs. Donofrio, Kelly, Nordenberg and Scott. In 2017, charitable contributions to these organizations totaled approximately $425,000 in the aggregate, and none of these organizations received a contribution greater than $185,000.

•	Beneficial ownership or voting power. In the ordinary course of our investment management business, we beneficially own or have the power to vote (directly or through our subsidiaries or through funds advised by our subsidiaries) shares of companies for which one of our independent directors served as an executive officer in 2017, namely SAP SE (Ms. Morgan). As of December 31, 2017, we, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote 0.023% of the outstanding shares of SAP SE.

Our Board determined that none of the transactions, relationships and arrangements described above constituted a material relationship between the respective director and our company or its subsidiaries for the purpose of the corporate governance rules of the NYSE and SEC and our Corporate Governance Guidelines. As such, our Board determined that these transactions, relationships and arrangements did not affect the independence of such director and did not impair such director’s ability to act in the stockholders’ best interests.

BNY Mellon	2018 Proxy Statement	23

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Oversight of Risk

Successful management of our company requires understanding, identification and management of risk. We oversee risk through multiple lines of defense.

Entity	Primary Responsibilities for Risk Management

Risk Committee, consisting entirely of independent directors

•  Review and approval of the enterprise-wide risk management practices of the company.

•  Review and approval of the company’s risk appetite statement on an annual basis, and approval of any material amendment to the statement.

•  Review of significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures.

•  Evaluation of risk exposure and tolerance, and approval of Board level limits or exceptions.

•  Review and evaluation of the company’s policies and practices with respect to risk assessment and risk management.

•  Review, with respect to risk management and compliance, of (1) reports and significant findings of the company’s Risk Management and Compliance department (the “Risk department”) and the Internal Audit department (“Internal Audit”), (2) significant reports from regulatory agencies and management’s responses, and (3) the Risk department’s scope of work and its planned activities.

Audit Committee, consisting entirely of independent directors

•  Review and discussion of policies with respect to risk assessment and risk management.

•  Oversight responsibility with respect to the integrity of our company’s financial reporting and systems of internal controls regarding finance and accounting, as well as our financial statements.

•  Review of the Risk Committee’s annual report summarizing its review of the company’s methods for identifying and managing risks.

•  Review of the Risk Committee’s semi-annual reports regarding corporate-wide compliance with laws and regulations.

•  Review of any items escalated by the Risk Committee that have significant financial statement impact or require significant financial statement/regulatory disclosures.

Management

•  Chief Risk Officer: Implement an effective risk management framework and daily oversight of risk.

•  Internal Audit: Provide reliable and timely information to our Board and management regarding our company’s effectiveness in identifying and appropriately controlling risks.

•  Senior Risk Management Committee: Provide a senior focal point within the company to monitor, evaluate and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in our company’s businesses.

24	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

We also encourage robust interactions among the different parties responsible for our risk management. Since the financial crisis emerged in September 2008, the Risk and Audit Committees of our Board have held joint sessions at the beginning of each of their regular meetings to hear reports and discuss key risks affecting our company and our management of these risks.

All independent directors are typically present during joint sessions, because all independent directors are currently members of either our Risk or Audit Committee. In addition, the Risk Committee reviews the appointment, performance and replacement of our Chief Risk Officer, and the Senior Risk Management Committee’s activities, and any significant changes in its key responsibilities must be reported to the Risk Committee. Our company has also formed several risk management sub-committees to identify, assess and manage risks. Each risk management sub-committee reports its activities to the Senior Risk Management Committee and any significant changes in the key responsibilities of any sub-committee, or a change in chairmanship of any sub-committee, must be approved by our Chief Risk Officer and subsequently reported to the Senior Risk Management Committee.

Our company also has a comprehensive internal risk framework, which facilitates risk oversight by our Risk Committee. Our risk management framework is designed to:

•	provide that risks are identified, monitored, reported, and priced properly;

•	define and measure the type and amount of risk the company is willing to take;

•	communicate the type and amount of risk taken to the appropriate management level;

•	maintain a risk management organization that is independent of risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Our primary risk exposures as well as our risk management framework and methodologies are discussed in further detail on pages 65 through 70 in our 2017 Annual Report. See “How We Address Risk and Control” on page 57 below for a discussion of risk assessment as it relates to our compensation program.

Board Meetings and Committee Information

Board Meetings

Our Corporate Governance Guidelines provide that our directors are expected to attend our Annual Meeting of stockholders and all regular and special meetings of our Board and committees on which they sit. All of our directors then in office attended our 2017 Annual Meeting of stockholders.

Our Board held 15 meetings in 2017. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which he or she sat, and the average attendance rate was 97%.

Committees and Committee Charters

Our Board has established several standing committees, and each committee makes recommendations to our Board as appropriate and reports periodically to the entire Board. Our committee charters are available on our website (see “Helpful Resources” on page 88).

BNY Mellon	2018 Proxy Statement	25

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Audit Committee Independent 13 Meetings in 2017

Joseph J. Echevarria (Chair), John A. Luke, Jr., Jennifer B. Morgan,

Mark A. Nordenberg, Samuel C. Scott III

Independent Registered Public Accountant. Our Audit Committee has direct responsibility for the appointment, compensation, annual evaluation, retention and oversight of the work of the registered independent public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us. The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accountants and each year, the Committee recommends that our Board request stockholder ratification of the appointment of the independent registered public accountants.

Overseeing Internal Audit Function. The Committee acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. The Committee reviews the organizational structure, qualifications, independence and performance of Internal Audit and the scope of its planned activities, at least annually. The Committee also approves the appointment of our internal Chief Auditor, who functionally reports directly to the Committee and administratively reports to the CEO, and annually reviews his or her performance and, as appropriate, replaces the Chief Auditor.

Internal Controls over Financial Statements and Reports. The Committee oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. Quarterly, the Committee reviews a report from the company’s Disclosure Committee and reports concerning the status of our annual review of internal control over financial reporting, including (1) information about (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect our ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting, and (2) management’s responses to any such circumstance. The Committee also oversees our management’s work in preparing our financial statements, which will be audited by our independent registered public accountants.

Members and Financial Expert. The Committee consists entirely of directors who meet the independence requirements of listing standards of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”). All members are financially literate, have accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board and are outside directors, independent of management, under the FDIC’s rules and regulations. Our Board has determined that each of Mr. Echevarria and Mr. Scott satisfies the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon their experience actively supervising a principal accounting or financial officer or public accountant and has “banking and financial management expertise” as set out in the FDIC’s rules and regulations.

26	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Corporate Governance and Nominating Committee Independent 6 Meetings in 2017

Mark A. Nordenberg (Chair), Linda Z. Cook, Joseph J. Echevarria, Edward P. Garden, John A. Luke, Jr.

Corporate Governance Matters. As further described on page 16, our CG&N Committee assists our Board of Directors in reviewing and identifying individuals qualified to become Board members. The Committee periodically considers the size of our Board and recommends changes to the size as warranted and is responsible for developing and recommending to our Board our Corporate Governance Guidelines and proposing changes to these guidelines from time to time as may be appropriate. In addition, the Committee oversees evaluations of our Board and its committees, reviews the structure and responsibilities of the Board’s committees and annually considers committee assignments, recommending changes to those assignments as necessary.

Oversight of Director Compensation and Benefits. The Committee reviews non-employee director compensation and benefits on an annual basis and makes recommendations to our Board on appropriate compensation, and is responsible for approving compensation arrangements for non-employee members of the Boards of our significant subsidiaries.

Following our Annual Meeting, the Committee will assume the responsibilities currently overseen by our Corporate Social Responsibility Committee and will be renamed the Corporate Governance, Nominating and Social Responsibility Committee, reflecting our continued commitment to the principles of corporate social responsibility.

Corporate Social Responsibility Committee Independent 4 Meetings in 2017

Samuel C. Scott III (Chair), John A. Luke, Jr., Mark A. Nordenberg, Elizabeth E. Robinson

Our Corporate Social Responsibility Committee’s purpose is to promote a culture that emphasizes and sets high standards for corporate citizenship and to review corporate performance against those standards. The Committee is responsible for providing oversight of the company’s programs regarding strategic philanthropy and employee community involvement, public policy and advocacy, including lobbying and political contributions, environmental management, corporate social responsibility of suppliers, corporate social responsibility governance and reporting and human rights. The Committee also provides oversight for the company’s compliance with the Community Reinvestment Act and Fair Lending laws and considers the impact of the company’s businesses, operations and programs from a social responsibility perspective, taking into account the interests of stockholders, clients, suppliers, employees, communities and regulators.

Following our Annual Meeting, the Committee will be dissolved, and its responsibilities assumed by the CG&N Committee (to be renamed the Corporate Governance, Nominating and Social Responsibility Committee, reflecting our continued commitment to the principles of corporate social responsibility). For additional information regarding the company’s commitment to corporate social responsibility and the Committee’s recent initiatives, see “Helpful Resources” on page 88.

Finance Committee Independent 7 Meetings in 2017

Jeffrey A. Goldstein (Chair), Joseph J. Echevarria, Edward P. Garden, Elizabeth E. Robinson

The Finance Committee assists the Board in fulfilling its responsibilities with respect to the monitoring and oversight of the company’s financial resources and strategies. The Committee’s responsibilities and duties include reviewing: (1) financial forecasts, operating budgets, capital expenditures and expense management programs and progress relative to targets and relative to competitors; (2) plans with regard to net interest revenue, investment portfolio activities and progress relative to such plans and activities; (3) the company’s capital structure, capital raising and capital distributions; and (4) any initiatives, including investments, mergers, acquisitions, and dispositions, that exceed the thresholds in our Corporate Governance Guidelines and, as necessary, making recommendations to the Board regarding those initiatives.

BNY Mellon	2018 Proxy Statement	27

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Human Resources and Compensation Committee Independent 10 Meetings in 2017

Edward P. Garden (Chair), Jeffrey A. Goldstein, Edmund F. “Ted” Kelly,
Samuel C. Scott III

Compensation and Benefits. The HRC Committee is generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the CEO position and our diversity and inclusion programs. The Committee also administers and makes equity and/or cash awards under plans adopted for the benefit of our employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained. The Committee also evaluates and approves the total compensation of the CEO and all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to the approval of our entire Board. The Committee also oversees certain retirement plans that we sponsor to ensure that: (1) they provide an appropriate level of benefits in a cost-effective manner to meet our needs and objectives in sponsoring such plans; (2) they are properly and efficiently administered in accordance with their terms to avoid unnecessary costs and minimize any potential liabilities to us; (3) our responsibilities as plan sponsor are satisfied; and (4) financial and other information with respect to such plans is properly recorded and reported in accordance with applicable legal requirements.

CEO Compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO, his performance in light of those goals and objectives, and determines and approves his compensation on the basis of its evaluation. With respect to the performance evaluation and compensation decisions regarding our CEO, the Committee reports its preliminary conclusions to the other independent directors of our full Board in executive session and solicits their input prior to finalizing the Committee’s decisions.

Delegated Authority. The Committee has delegated to our CEO the responsibility for determining equity awards to certain employees, other than himself, who are eligible to receive grants under our Long-Term Incentive Plan (“LTIP”). This delegated authority is subject to certain limitations, including: (1) total aggregate shares represented by plan awards in any calendar year (1,100,000), (2) aggregate shares represented by plan awards that may be granted to any one individual in any calendar year (100,000), and (3) a sub-limit of shares represented by full value awards that may be granted in any calendar year (550,000). In addition, the Committee may delegate limited authority to our CEO to grant awards under the LTIP beyond these limits in connection with specific acquisitions or similar transactions.

Management Involvement. Our management provides information and recommendations for the Committee’s decision-making process in connection with the amount and form of executive compensation, except that no member of management will participate in the decision-making process with respect to his or her own compensation. The “Compensation Discussion and Analysis” starting on page 35 discusses the role of our CEO in determining or recommending the amount and form of executive compensation. In addition, we address the role of our management and its independent compensation consultants and the role of the Committee’s independent outside compensation advisor in determining and recommending executive compensation on page 29.

28	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Risk Committee Independent 5 Meetings in 2017

Edmund F. “Ted” Kelly (Chair), Linda Z. Cook, Edward P. Garden,
Jeffrey A. Goldstein, John M. Hinshaw, Elizabeth E. Robinson

See “Oversight of Risk” on page 24 above for a discussion of the Risk Committee’s duties and responsibilities, which include: (1) review and approval of enterprise-wide risk management practices; (2) review and approval of the company’s risk appetite statement; (3) review of significant financial and other risk exposures; (4) evaluation of risk exposure and tolerance; (5) review and evaluation of the company’s policies and practices with respect to risk assessment and risk management; and (6) review, with respect to risk management and compliance, of certain significant reports. Our Board has determined that Mr. Kelly satisfies the independence requirements to serve as Chairman of the Risk Committee set out in the Board of Governors of the Federal Reserve System rules and has experience in identifying, assessing, and managing risk exposures of large, complex financial firms based upon his senior leadership experience of a multi-line insurance company.

Technology Committee Independent 5 Meetings in 2017

John M. Hinshaw (Chair), Jennifer B. Morgan, Mark A. Nordenberg

Technology Planning and Strategy. The Technology Committee is responsible for reviewing and approving the company’s technology planning and strategy, reviewing significant technology investments and expenditures, and monitoring and evaluating existing and future trends in technology that may affect our strategic plans, including monitoring overall industry trends. The Committee receives reports from management concerning the company’s technology and approves related policies or recommends such policies to the Board for approval, as appropriate. The Committee also oversees risks associated with technology.

Compensation Consultants to the HRC Committee

The HRC Committee has the sole authority to retain, terminate and approve the fees and other engagement terms of any compensation consultant directly assisting the committee, and may select or receive advice from any compensation consultant only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in the NYSE’s rules.

The HRC Committee has engaged Compensation Advisory Partners LLC (“CAP”) to serve as its independent compensation consultant since March 2014. As discussed in greater detail in the “Compensation Discussion and Analysis” beginning on page 35 below, throughout the year, CAP assists the committee in its analysis and evaluation of compensation matters relating to our executive officers. CAP reports directly to the committee, attends the in-person and telephonic meetings of the committee, and meets with the committee in executive session without management present. CAP also reviews and provides input on committee meeting materials and advises on other matters considered by the committee.

The HRC Committee annually reviews the independence of its compensation consultant. CAP works with management in executing its services to the committee, but does not provide services to management without pre-approval by the committee Chairman. In addition, CAP maintains, and has provided to the committee, a written policy designed to avoid, and address potential, conflicts of interest.

In 2017, neither CAP nor its affiliates provided any services to the company other than serving as the HRC Committee’s independent compensation consultant. The committee considered the Company’s relationship with CAP, assessed the independence of CAP pursuant to SEC and NYSE rules and concluded that there are no conflicts of interest that would prevent CAP from independently representing the committee.

BNY Mellon	2018 Proxy Statement	29

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Succession Planning

Succession planning is a priority for the Board and our senior management, with the goal of ensuring a strong pipeline of leaders for the future. The HRC Committee, and ultimately the entire Board, reviews the succession plan for our Chairman and Chief Executive Officer on a regular basis. This plan identifies a “readiness” level and ranking for internal candidates and incorporates the flexibility to define an external hire as a succession option. In 2017 we executed on our established succession plan and transitioned to a new Chairman and Chief Executive Officer. To ensure an orderly transition, this succession was implemented in two phases, with Mr. Scharf assuming responsibilities as Chief Executive Officer and director mid-year and then assuming additional responsibilities as Chairman effective January 1, 2018 upon Mr. Hassell’s retirement. Formal succession planning for the balance of our management Executive Committee members is also a regular process, which includes identifying a rank and readiness level for potential internal candidates and strategically planning for external hires for positions where, for example, capability gaps are identified. The HRC Committee and the Board review the succession plans for all management Executive Committee positions.

Contacting the Board

Interested parties may send communications to our Board or our independent directors or any Board committee through our Lead Director in accordance with the procedures set forth on our website (see “Helpful Resources” on page 88).

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board or any individual director unless the item is marked “Confidential” or “Personal.” If so marked and addressed to the Board, it will be delivered unopened to the Lead Director. If so marked and addressed to an individual director, it will be delivered to the addressee unopened. If, upon opening an envelope or package not so marked, the Corporate Secretary determines that it contains a magazine, solicitation or advertisement, the contents may be discarded. Any written communication regarding accounting matters to our Board of Directors are processed in accordance with procedures adopted by the Audit Committee with respect to the receipt, review and processing of, and any response to, such matters.

In addition, all directors are expected to attend each Annual Meeting of stockholders. While our by-laws, consistent with Delaware law, permit stockholder meetings to occur by remote communication, we intend this to be used only in exigent circumstances. Our Board believes that an in-person Annual Meeting provides an important opportunity for stockholders to ask questions.

30	BNY Mellon	2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Director Compensation

Our Corporate Governance Guidelines provide that compensation for our independent directors’ services may include annual cash retainers; shares of our common stock; deferred stock units or options on such shares; meeting fees; fees for serving as a committee chair; and fees for serving as a director of one of our subsidiaries. We also reimburse directors for their reasonable out-of-pocket expenses in connection with attendance at Board meetings. In the case of airfare, directors are reimbursed for their travel expenses not exceeding the first-class commercial rate. In addition, corporate aircraft may be used for directors in accordance with the company’s aircraft usage policy. Directors will also be reimbursed for reasonable out-of-pocket expenses (including tuition and registration fees) relating to attendance at seminars and training sessions relevant to their service on the Board and in connection with meetings or conferences which they attend at the company’s request.

Each year, the CG&N Committee is responsible for reviewing and making recommendations to the Board regarding independent director compensation. The CG&N Committee annually reviews independent director compensation to ensure that it is consistent with market practice and aligns our directors’ interests with those of long-term stockholders while not calling into question the directors’ objectivity. In undertaking its review, the CG&N Committee utilizes benchmarking data regarding independent director compensation of the company’s peer group based on public filings with the SEC, as well as survey information analyzing independent director compensation at U.S. public companies.

Based on its review, each year since 2014, the CG&N Committee has recommended, and the Board has approved, an annual equity award with a value of $130,000 for each independent director. The annual equity award is in the form of deferred stock units that vest on the earlier of one year after the date of the award or on the date of the next Annual Meeting of stockholders, and must be held for as long as the director serves on the Board. The units accrue dividends, which are reinvested in additional deferred stock units. For 2017, this award of deferred stock units was granted shortly after the 2017 Annual Meeting for directors elected or re-elected at such meeting and, similarly, for 2018, this award will be granted shortly after the 2018 Annual Meeting for directors elected or re-elected at such meeting.

For 2017, our independent directors received an annual cash retainer of $110,000, payable in quarterly installments in advance. In addition, the chair of the HRC Committee received an annual cash retainer of $25,000, the chairs of the Audit Committee and the Risk Committee each received an annual cash retainer of $30,000, the chairs of all other committees each received an annual cash retainer of $20,000, each member of the Audit Committee and the Risk

Committee received an annual membership fee of $10,000, and our Lead Director received an annual cash retainer of $50,000.

In addition, under our Corporate Governance Guidelines, by the fifth anniversary of their service on the Board, directors are required to own a number of shares of our common stock with a market value of at least five times the annual cash retainer of $110,000. We believe that our independent director compensation is consistent with current market practice, recognizes the critical role that our directors play in effectively managing the company and responding to stockholders, regulators and other key stakeholders, and will assist us in attracting and retaining highly qualified candidates. In the case of Mr. Garden, the CG&N Committee determined that holdings of our securities by Trian shall be deemed to be beneficially owned by Mr. Garden for purposes of this stock ownership requirement, given his relationship with Trian and that he transfers to Trian, or holds for the benefit of Trian, his security holdings.

Our directors are not permitted to hedge, pledge or transfer any of their deferred stock units and are subject to a robust anti-hedging policy as described in further detail under “Compensation Discussion and Analysis — Anti-Hedging Policy” on page 53 below. With the exception of those securities deemed to be beneficially owned by Mr. Garden by virtue of his relationship with Trian, this policy prohibits our directors from engaging in certain transactions involving our securities and requires directors to pre-clear any transaction in company stock or derivative securities with our legal department (including gifts, pledges and other similar transactions).

In the merger we assumed the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York (the “Bank of New York Directors Plan”) and the Mellon Elective Deferred Compensation Plan for Directors (the “Mellon Directors Plan”). Under the Bank of New York Directors Plan, participating legacy The Bank of New York directors continued to defer receipt of all or part of their annual retainer and committee fees earned through 2007. Under the Mellon Directors Plan, participating legacy Mellon directors continued to defer receipt of all or part of their annual retainer and fees earned through 2007. Both plans are nonqualified plans, and neither plan is funded.

Although the Bank of New York Directors Plan and the Mellon Directors Plan continue to exist, all new deferrals of director compensation by any of the independent directors have been made under the Director Deferred Compensation Plan, which was adopted effective as of January 1, 2008. Under this plan, an independent director can direct all or a portion of his or her annual retainer or other fees into either (1) variable funds, credited with gains or losses that mirror market performance of market style funds or (2) the company’s phantom stock.

BNY Mellon	2018 Proxy Statement	31

ITEM 1. ELECTION OF DIRECTORS > Director Compensation

Director Compensation Table

The following table provides information concerning the compensation of each independent director who served in 2017. Messrs. Scharf and Hassell did not receive any compensation for their services as a director. Mr. Garden has advised us that, pursuant to his arrangement with Trian, he transfers to Trian, or holds for the benefit of Trian, all director compensation paid to him.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation ($)(5)	Total ($)
Linda Z. Cook	$130,321	$129,965	$0	$0	$260,286
Nicholas M. Donofrio(1)(2)	$102,500	$129,965	$0	$1,234	$233,699
Joseph J. Echevarria(2)	$200,000	$129,965	$0	$0	$329,965
Edward P. Garden	$145,000	$129,965	$0	$0	$274,965
Jeffrey A. Goldstein(2)	$140,000	$129,965	$0	$0	$269,965
John M. Hinshaw(2)	$135,000	$129,965	$0	$0	$264,965
Edmund F. “Ted” Kelly	$150,000	$129,965	$0	$0	$279,965
John A. Luke, Jr.	$120,000	$129,965	$0	$0	$249,965
Jennifer B. Morgan(2)	$131,373	$129,965	$0	$0	$261,338
Mark A. Nordenberg	$167,200	$129,965	$5,985	$3,381	$306,531
Catherine A. Rein(1)	$40,556	$0	$0	$2,657	$43,213
Elizabeth E. Robinson	$120,000	$129,965	$0	$125,000	$374,965
Samuel C. Scott III	$140,000	$129,965	$0	$675	$270,640

(1)	Mr. Donofrio retired as a director effective September 30, 2017. Ms. Rein did not stand for reelection as a director at our 2017 Annual Meeting.

(2)	Elected to defer all or part of cash compensation in the Director Deferred Compensation Plan.

(3)	Amount shown represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (or “FASB ASC”) 718 Compensation-Stock Compensation for 2,780 deferred stock units granted to each independent director in April 2017, using the valuation methodology for equity awards set forth in note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017. As of December 31, 2017, each of Mses. Cook, Morgan and Robinson and Messrs. Echevarria, Garden, Goldstein, Hinshaw, Kelly, Luke, Nordenberg and Scott owned 2,817 unvested deferred stock units. Mr. Donofrio forfeited his 2017 grant of deferred stock units as a result of his retirement in September 2017.

(4)	The amount disclosed in this column for Mr. Nordenberg represents the sum of the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate at the maximum rate payable under the Mellon Directors Plan. Under the Mellon Directors Plan, deferred amounts receive earnings based on (i) the declared rate, reflecting the return on the 120-month rolling average of the 10-year T-Note rate enhanced based on years of service and compounded annually, (ii) variable funds, which are credited with gains or losses that “mirror” the market performance of market-style funds or (iii) the company’s phantom stock. The fully enhanced declared rate for 2017 was 3.93%. The present value of Ms. Rein’s accumulated pension benefit under The Bank of New York Retirement Plan for Non-Employee Directors decreased by $2,271. Ms. Rein was the only director serving during 2017 who participated in this plan. Participation in this plan was frozen as to participants and benefit accruals as of May 11, 1999.

(5)	The amounts disclosed for Messrs. Donofrio and Scott and Ms. Rein reflect the amount of a 5% discount on purchases of phantom stock when dividend equivalents are reinvested under the Bank of New York Directors Plan. The amount disclosed for Mr. Nordenberg reflects the estimated cost of the legacy Mellon Directors’ Charitable Giving Program, which remains in effect for him and certain other legacy Mellon directors. Upon such legacy Mellon director’s death, the company will make an aggregate donation of $250,000 to one or more charitable or educational organizations of the director’s choice. The donations are paid in 10 annual installments to each organization. The amount disclosed for Ms. Robinson reflects compensation paid in connection with her role as Chair of the Board of Directors of BNY Mellon Government Securities Services Corp.

32	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION

Quick Reference Guide

RESOLUTION	Page 34

COMPENSATION DISCUSSION AND ANALYSIS	Page 35
Introduction	Page 35
Performance	Page 37
Compensation of Named Executives	Page 38
Pay Practices	Page 50
How We Address Risk and Control	Page 57
Report of the HRC Committee	Page 57

EXECUTIVE COMPENSATION TABLES AND OTHER COMPENSATION DISCLOSURE	Page 58
Summary Compensation Table	Page 58
Grants of Plan-Based Awards	Page 60
Outstanding Equity Awards at Fiscal Year-End	Page 61
Option Exercises and Stock Vested	Page 63
Pension Benefits	Page 63
Nonqualified Deferred Compensation	Page 65
Potential Payments upon Termination or Change in Control	Page 66
Pay Ratio	Page 69

BNY Mellon	2018 Proxy Statement	33

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Resolution

Proposal

We highly value dialogue and engagement with our stakeholders, including stockholders, employees, clients and the communities we serve, with respect to our executive compensation program. Consistent with that, and in accordance with SEC rules, we are asking our stockholders to approve the following resolution:

RESOLVED, that the stockholders approve the 2017 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).

Background

• Since 2009, we have provided our stockholders with the opportunity for an advisory vote on our executive compensation program each year. We have consistently received support for our executive compensation program, with stockholder approval at our 2017, 2016 and 2015 Annual Meetings of 98%, 97% and 95%, respectively.

• To ensure that we also have direct stockholder feedback on our executive compensation program and other issues of importance to our investors, we have continued our annual investor outreach process in 2017, reaching out to investors representing over 47% of our outstanding common shares as well as proxy advisory firms and other stakeholders.

• Our approach to compensation continues to be designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership and balance risk and reward, while taking into consideration stakeholder feedback and market trends and practices to refine our program.

The Board of Directors recommends that you vote “FOR” the approval of the 2017 compensation of our named executive officers.

Voting

Your vote on this resolution is advisory. Although the Board is not required to take any action in response, the Board values our stockholders’ opinions. As in prior years, the Board intends to evaluate the results of the 2018 vote carefully when making future decisions regarding the compensation of our named executive officers.

At last year’s Annual Meeting, we provided stockholders with an advisory vote as to how often the company should hold a say-on-pay vote, and 91% of the votes cast voted in favor of an annual vote. Accordingly, we intend to continue to hold an advisory vote each year on our executive compensation program until the next stockholder advisory vote on its frequency, which we expect will occur at our 2022 Annual Meeting.

34	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Introduction

Chairman and CEO Transition and Compensation

Mr. Scharf was appointed CEO of the company effective July 17, 2017 and Chairman effective January 1, 2018. He succeeds Mr. Hassell, who retired as our Chairman effective December 31, 2017 after 44 years of dedicated service to BNY Mellon, including 6 years as CEO and Chairman.

The compensation package for Mr. Scharf was designed to create alignment with our stockholders’ interests, directly link pay to performance and promote long-term stock ownership. His annual target total direct compensation was set by the HRC Committee at $16.5 million for 2017, which considered the competitive market for top tier talent, including peer CEO compensation and our historical CEO compensation. His target incentive opportunity of $15,250,000 was structured in a manner consistent with how we have historically awarded incentive compensation for our CEO (25% in cash, 50% in PSUs and 25% in RSUs).

Recognizing that 2017 was Mr. Scharf’s first year with BNY Mellon, the HRC Committee structured this package to give Mr. Scharf significant stake in the company from day one. Accordingly, Mr. Scharf’s 2017 compensation was delivered in two phases: first, a grant of PSUs and RSUs upon commencement of employment, providing immediate alignment with our stockholders and the management team; and second, payment of the balance of Mr. Scharf’s 2017 incentive award in the ordinary course in February 2018. In addition, subsequent to his appointment as CEO, Mr. Scharf purchased approximately $10 million of shares of our common stock to enhance alignment with our stockholders.

The PSUs granted to Mr. Scharf upon his commencement of employment consisted of two awards, both subject to the same performance metrics as those granted in February 2017 to other executives: a special one-time sign-on award of PSUs, and a pre-grant of 50% of the PSU component of his target incentive compensation. The RSUs awarded to Mr. Scharf upon his commencement of employment were a pre-grant of the RSU component of his target incentive compensation and pro-rated to reflect the time period in 2017 that he was employed by us.

Mr. Scharf received the balance of his 2017 incentive award in February 2018. This consisted of the remaining half of Mr. Scharf’s incentive PSUs (calculated as 50% of the PSU component of his target incentive compensation), earned based on 2018 — 2020 performance, and the entire cash component of his incentive compensation (calculated based on actual 2017 performance and pro-rated to reflect the time period in 2017 he was employed by us).

Mr. Scharf’s 2018 annual target direct compensation was set at $16.5 million, unchanged from 2017, and actual compensation for 2018 will be determined in early 2019 based on established performance criteria.

The following chart shows Mr. Scharf’s actual 2017 total direct compensation. For more information regarding Mr. Scharf’s target direct compensation structure, including target incentive compensation elements, see page 39.

BNY Mellon	2018 Proxy Statement	35

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2017 Program Enhancements

Objectives	Enhancement
Focus on growth driven by earnings and revenue	• Eliminated the operating leverage metric, making OEPS the sole performance metric for the corporate component of the 2017 balanced scorecard
Strengthen tie between pay and performance

•   By eliminating the operating leverage metric (previously earned at 100% or 0%), subjected an incremental 25% of the corporate component earnout to 3:1 upside leverage and 4:1 downside leverage

•   Maintained HRC Committee discretion to consider other factors in assessing the strength of the company’s OEPS results, including various relative performance measures

2017 Incentive Award Outcome

Considerations	Impact
Objective Metric	• OEPS: OEPS was 2.6% above budget.
Discretionary Factors

•   Relative Performance: Multi-year TSR performance and 1-year EPS growth were generally at median relative to the S&P Financials Index and peers.

•   Earnings Drivers: OEPS results above budget driven by higher equity market performance and a lower effective tax rate.

Corporate Component Payout

2017 Executive Pay Practice Highlights

What we do:	What we don’t do:

✓  Directly link pay to performance

✓  Require sustained financial performance to earn full amount of long-term awards

✓  Promote long-term stock ownership through deferred equity compensation

✓  Balance risk and reward in compensation

✓  Use a balanced approach for determining incentives with both corporate and individual goals

✓  Balance incentives for short- and long-term performance with a mix of fixed and variable, cash and equity compensation

✓  Conduct a robust stakeholder outreach program

×  No fixed-term employment agreements

×  No single-trigger change-in-control benefits

×  No excessive severance benefits

×  No excessive perquisites or benefits

×  No tax gross-ups

×  No hedging or short sales of our stock

×  No dividend equivalents paid on unearned incentive PSUs or RSUs

36	BNY Mellon	2018 Proxy Statement

$7.63 PSUs $7.63 Sign-on PSUs $1.75 Cash $1.75 RSUs BASE SALARY $0.57 DEFERRED EQUITY About 88% of actual 2017 total direct compensation was equity-linked and will be realized on a deferred basis 100% of sign-on compensation was granted in the form of PSUs, establishing alignment with stockholders and management and linking all sign-on compensation to performance Sign-on PSUs and pre-granted incentive PSUs will be earned based on 2017 – 2019 performance to establish alignment with stockholders and management Incentive PSUs granted on the standard schedule will be earned based on 2018 – 2020 performance Incentive RSUs vest on the generally applicable schedule despite being pre-granted INCENTIVE COMPENSATION Cash incentive was pro-rated and 100% subject to performance Incentive RSUs were pro-rated and 100% pre-granted upon commencement of employment to establish alignment with stockholders 50% of incentive PSUs were pre-granted upon commencement of employment to establish alignment with stockholders 100% of incentive compensation (and sign-on PSUs) is subject to clawback

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Performance

The following information summarizes key highlights of our 2017 performance, including year-over-year growth. For a more detailed discussion of our 2017 performance, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2017 Annual Report to stockholders.

	2017	2016	Change (%)
EPS	$3.72	$3.15	18%
OEPS	$3.57	$3.17	13%

EPS	OEPS

Strong Multi-Year TSR	Returned Significant Value to Stockholders

BNY Mellon	2018 Proxy Statement	37

OEPS above budget, resulting in above-target earnout calculation of 107.8% Median multi-year TSR performance and EPS growth relative to S&P Financials Index and peers Corporate component payout reduced by 7.8 percentage points to reflect that equity market performance and lower effective tax rate drove OEPS results 110% 100% 107.8% 107.8% 100% 90%

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Compensation of Named Executives

2017 Target Direct Compensation Structure

2017 Target Incentive Compensation Elements

*	Includes both our current CEO, Mr. Scharf, and our former CEO, Mr. Hassell, who stepped down as CEO effective July 17, 2017 and retired as Chairman of the Board effective December 31, 2017. Mr. Hassell’s 2017 incentive award was paid 25% in cash and, in light of his retirement effective December 31. 2017, 75% in RSUs.

**	Excludes Ms. Engle, whose 2017 target incentive compensation elements were determined in connection with her commencement of employment as 50% cash, 25% PSUs and 25% RSUs.

38	BNY Mellon	2018 Proxy Statement

PSUs Cash RSUs BASE SALARY About 8% of target total direct compensation Sole fixed source of cash compensation DEFERRED EQUITY Deferred equity is subject to forfeiture based on annual risk assessments Dividend equivalents are paid only at vesting INCENTIVE COMPENSATION About 92% of target total direct compensation Determined at between 0% - 150% of target using a “balanced scorecard” As a condition of funding, subject to a threshold common equity Tier 1 ratio of at least 8.5% 100% of incentive compensation is subject to reduction and clawback CEO* Other NEOs** Cash 25% 30% PSUs 50% 45% RSUs 25% 25%
PSUs are earned between 0% – 150% based on the achievement of performance metrics over a 3-year performance period. RSUs generally vest in equal installments over three years.

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2017 Annual Target Direct Compensation

In the first quarter of each year, the HRC Committee considers competitive data, executive position and level of responsibility and, for executives other than our CEO, our CEO’s recommendation, and establishes annual target total direct compensation for each executive. Targets are reviewed annually but only adjusted if determined appropriate by the HRC Committee.

For Messrs. Hassell, Gibbons and Harris, target total direct compensation for 2017 remained unchanged compared to the prior year. For Ms. Engle, target total direct compensation was determined in connection with her commencement of employment. For Mr. Shea, target total direct compensation was increased by $1 million to reflect increased responsibilities.

Name	Salary	Target Incentive	Annual Target Total Direct Compensation

Hassell	$1,000,000	$14,000,000	$15,000,000

Gibbons	$650,000	$6,350,000	$7,000,000

Shea	$650,000	$7,350,000	$8,000,000

Harris	$650,000	$7,350,000	$8,000,000

Engle	$600,000	$4,700,000	$5,300,000

In the third quarter of 2017, the HRC Committee determined Mr. Scharf’s target total direct compensation for 2017 in connection with his appointment as our CEO effective July 17, 2017. In determining Mr. Scharf’s compensation, the HRC Committee sought input and advice from its independent compensation consultant, Compensation Advisory Partners LLC, on competitive levels of pay for top tier talent, including with respect to our historical CEO compensation and CEO compensation in our peer group, and designed an overall compensation package intended to create alignment with our stockholders, directly link pay to performance and promote long-term stock ownership. Mr. Scharf’s target compensation consists of an annual base salary of $1,250,000 and a target incentive opportunity of $15,250,000, structured in a manner consistent with how we have historically awarded incentive compensation to our CEO (25% in cash, 50% in PSUs and 25% in RSUs). For more information regarding Mr. Scharf’s actual 2017 direct compensation, including the timing of payments, pro-ration of certain incentive compensation components and the grant of sign-on PSUs, see “Chairman and CEO Transition and Compensation” on page 35.

Name	Salary	Target Incentive			Annual Target Total Direct Compensation(1)
		Cash	PSUs	RSUs

Scharf	$1,250,000	$3,812,500	$7,625,000	$3,812,500	$16,500,000

(1)	Does not reflect proration of salary and the cash and RSU components of the target incentive and does not include Mr. Scharf’s $7,625,000 award of sign-on PSUs. Sign-on PSUs were a one-time performance-based award granted in connection with Mr. Scharf’s commencement of employment and are not considered a component of his annual target direct compensation.

2017 Incentive Awards

Under our “one decision” incentive structure, total incentive compensation is based on a single incentive award decision based on the balanced scorecard results and then delivered in the form of cash, PSUs and RSUs. One hundred percent of the total incentive award is conditional upon meeting a minimum funding requirement and subject to reduction or elimination based on a risk assessment.

Minimum Funding Requirement

A common equity Tier 1 ratio of at least 8.5% was established as a minimum funding requirement for our incentive compensation. Payment of incentive compensation is conditioned upon our meeting this goal. This threshold funding goal was met, with an estimated common equity Tier 1 ratio of 11.5%* at December 31, 2017, calculated under the Standardized Approach.

*	For a reconciliation and explanation of this non-GAAP measure see Annex A.

BNY Mellon	2018 Proxy Statement	39

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Balanced Scorecard

We use a “balanced scorecard” approach for our incentive compensation determinations. Our approach is designed to be a comprehensive analysis of corporate and individual performance determined based on quantitative metrics as appropriate, but with considerable discretion by the HRC Committee. Our balanced scorecard provides for the following:

•	Corporate Component. The corporate component of the balanced scorecard is based on a single set of objective company-wide performance metrics that are designed to drive achievement of near-term business strategies. The HRC Committee establishes the applicable metric or metrics at the start of the performance period and has discretion to consider other factors to obtain a holistic picture of our performance.

•	Individual Component (including business unit component where applicable). The individual component of the balanced scorecard focuses on individual performance and consists of (1) a business unit goal (as applicable) based on pre-tax income of the specific business unit for which the individual is responsible and (2) an individual modifier to recognize and differentiate individual actions and contributions in final pay decisions.

The HRC Committee determines the corporate component payout and the business unit payout, then applies the individual modifier to increase or decrease the total incentive award by up to ±25%. Finally, the HRC Committee has the discretion to reduce an individual’s corporate component, individual component and/or total incentive award based on an assessment of the individual’s risk profile, as described on page 46. Incentive awards, including the effect of the individual modifier, can range from 0% up to 150% of the individual’s target award.

As illustrated below, incentive awards are paid out in a combination of cash, PSUs (earned between 0% – 150% based on the achievement of performance metrics over a three-year performance period) and RSUs deferred over three years. Percentages in the graphic below reflect Mr. Hassell’s and Mr. Scharf’s target incentive awards. For our other named executives, incentive awards are generally paid 30% in cash, 45% in PSUs and 25% in RSUs. Mr. Hassell’s incentive award was paid 25% in cash and 75% in RSUs in light of his retirement effective December 31, 2017. This treatment is consistent with past practice for other retiring executives, who receive RSUs in lieu of their PSU component. As described below on page 55, in connection with his termination of employment effective December 31, 2017, Mr. Shea’s target incentive award was reduced by 45% and his actual incentive award was paid 30% in cash and 70% in RSUs. Ms. Engle’s incentive award was paid 50% in cash, 25% in PSUs and 25% in RSUs, as determined in connection with her commencement of employment.

*	In calculating the number of PSUs and RSUs to grant, the HRC Committee divided the value of PSUs and RSUs awarded by $57.23, the average closing price of our common stock on the NYSE for the 15 trading days from January 12, 2018 through February 2, 2018, to mitigate the impact of short-term volatility in our stock price (with the exception of Mr. Scharf’s sign-on PSUs, pre-granted PSUs and pre-granted RSUs, the number of which was determined by dividing the value of PSUs and RSUs awarded by $47.74, the average closing price of our common stock on the NYSE for the 25 trading days from May 12, 2017 through June 16, 2017).

For Messrs. Scharf, Hassell and Gibbons and Ms. Engle, the corporate component weighting was 100%. For Messrs. Shea and Harris, the corporate component and business unit were weighted equally (50% each).

40	BNY Mellon	2018 Proxy Statement

Individual Target Award Corporate Component Payout Percentage Weighting Business Unit Payout Percentage (if applicable) Weighting Individual Modifier Incentive Award Risk Assessment Cash 25% PSUs 50%* RSUs 25%*

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Corporate Component

The corporate component metrics are reviewed annually by the HRC Committee to select a measure or set of measures that align with our strategy and are appropriate for measuring annual performance. The same corporate component metrics and goals apply to each named executive officer. In February 2017, the HRC Committee determined to focus management on OEPS to reinforce our focus on driving quality earnings growth, which we believe is the key to ensure both revenue and costs are optimized. As a result, the HRC Committee established OEPS as the sole corporate component metric, weighted 100%, and eliminated adjusted operating leverage (previously weighted 25%) as a corporate component metric. The HRC Committee retains discretion to consider other factors (including, for example, our performance relative to our peers, market conditions and interest rate environment) in determining the earnout within the OEPS earnout range and also in determining the overall corporate component payout.

OEPS. OEPS is defined as reported earnings per share excluding merger and integration, restructuring, litigation expense and other significant, unusual items considered by the HRC Committee in its discretion. Our 2017 OEPS budget was set at $3.48 and, in February 2017, the HRC Committee established the guidelines below for a range of incentive payouts. These guidelines include the intended upside and downside leverage, which is the amount by which each percentage point difference between our budgeted and actual OEPS is magnified to determine the OEPS earnout portion of the corporate component.

OEPS	Percent of Budget ($3.48)	Earnout Range as a Percent of Target	Intended Leverage
> $4.18	> 120%	150%
$3.48 – $4.18	100% – 120%	100% – 150%	3:1
$2.96 – $3.48	85% – 100%	40% – 110%	4:1
< $2.96	< 85%	0%

HRC Committee Determinations. Our actual 2017 OEPS was $3.57 and 2.6% above our operating budget, resulting in an earnout range of 100% to 150% per the guidelines shown above. The HRC Committee calculated an earnout of 107.8%, which reflected an earnout of 3 percentage points above target for each percentage point by which actual 2017 OEPS exceeded our operating budget (consistent with our intended leverage shown above).

After determining that the pre-established objective performance metric yielded a corporate component earnout of 107.8%, the HRC Committee then exercised its discretion to review the following factors with respect to our 2017 performance:

•	Above-budget OEPS results were driven by higher equity market performance and a lower effective tax rate.

•	TSR results relative to the S&P Financials Index over a 1, 3 and 5-year period were at the 49th, 53rd and 62nd percentiles, respectively, and TSR results relative to peers over a 1, 3 and 5-year period were at the 41st, 41st and 41st percentiles, respectively.

•	EPS growth results relative to the S&P Financials Index and peers over a 1-year period were at the 62nd and 75th percentiles, respectively, at the time the HRC Committee made its determination (and based on final results with all companies reporting, were at the 56th and 65th percentiles, respectively).

BNY Mellon	2018 Proxy Statement	41

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Notwithstanding actual 2017 OEPS results that yielded a corporate component of 107.8% based solely on objective performance metrics, the HRC Committee determined to limit the corporate component payout to 100% to reflect that 2017 earnings were driven by higher equity market performance and a lower effective tax rate.

Objective Performance Metric

Earnout Based on Objective Performance Metric:	107.8%
Discretionary Factors

• OEPS results driven by higher equity market performance and lower effective tax rate

• Median multi-year TSR performance relative to the S&P Financials Index and peers

• 1-year EPS growth relative to the S&P Financials Index and peers at or above median

Actual Corporate Component Payout:	100%

Individual Component (Business Unit Payout and Individual Modifier)

In February 2017, the HRC Committee approved the pre-tax income goal for each business unit and determined to apply the same payout range guidelines and the same intended leverage ratios as those applicable to the corporate component, as set forth above. The HRC Committee approved and recommended to the Board individual modifier strategic and leadership objectives for Mr. Hassell in February 2017 and for Mr. Scharf in August 2017, and approved individual modifier strategic and leadership objectives for Ms. Engle in August 2017. For our other named executive officers, the HRC Committee approved individual modifier strategic and leadership objectives, which were set by Mr. Hassell after discussion with the HRC Committee, in February 2017. None of the individual strategic and leadership objectives had any specific weighting; the objectives are intended to be used, together with other information the HRC Committee determines relevant, to develop a holistic evaluation of individual performance.

In December 2017, the HRC Committee reviewed and considered each named executive officer’s performance, including considering recommendations and performance summaries from both Mr. Scharf and Mr. Hassell for each of the other named executive officers. In the first quarter of 2018, the HRC Committee evaluated 2017 business unit performance and determined each named executive officer’s individual modifier. For each of Mr. Scharf and Mr. Hassell, the HRC Committee reviewed his performance self-assessment, obtained feedback from each independent director, and finalized its decision after reporting its preliminary evaluation to the other independent directors and soliciting their input. For each of the other named executive officers, the HRC Committee reviewed his or her performance self-assessment, considered the December 2017 feedback from Mr. Scharf and Mr. Hassell, and finalized its decision after soliciting input from the other independent directors.

42	BNY Mellon	2018 Proxy Statement

2017 OEPS Budget Threshold $2.96 Target $3.48 Maximum $4.18 Potential Earnout (as % of target) 100%–150% Intended Leverage 3:1 2017 OEPS Performance $3.57

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In determining the individual component for Mr. Scharf, the HRC Committee considered the following key results:

•	Strategic: met EPS target; achieved smooth transition into CEO and Chairman roles, including quickly developing collaborative relationships with key stakeholders; designed and implemented management process changes and restructured Executive Committee to increase efficiencies and client focus
•	Leadership: emphasized culture of growth and innovation; continued enhancing our performance-based culture; advanced our technology and risk management agendas; communicated regularly with employees globally to reinforce cultural and business goals and ensure transparency during transitional period

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 100% for Mr. Scharf.

The HRC Committee then granted Mr. Scharf 25% of his total target incentive award, pro-rated to reflect the time period in 2017 that he was employed by us, in the form of cash. The HRC Committee also granted Mr. Scharf 50% of the PSU component of his target incentive compensation (based on target performance). The remaining 50% of the PSU component of his target incentive award and the entire RSU component of his target incentive award were pre-granted upon his commencement of employment, as described on page 35.

In determining the individual component for Mr. Hassell, the HRC Committee considered the following key results:

•	Strategic: met EPS target; led evaluation of Asset Management boutiques, and developed and implemented strategic improvement plan; and successfully enhanced risk management with respect to operations, regulatory matters and technology systems
•	Leadership: effected a smooth transition of CEO and Chairman roles to Mr. Scharf; continued progress in developing leadership team pipeline; continued enhancing our performance-based culture by refining the structures and processes that reward performance; and demonstrated continuing commitment to providing superior client experience as a business driver

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 100% for Mr. Hassell.

The HRC Committee then granted Mr. Hassell 25% of his total incentive award in the form of cash and, in light of his retirement effective December 31, 2017, 75% in the form of RSUs.

BNY Mellon	2018 Proxy Statement	43

[100% corporate component payout × 100% weighting] × 100% individual modifier = 100% of target earned [100% corporate component payout × 100% weighting] × 100% individual modifier = 100% of target earned

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In determining the individual component for Mr. Gibbons, the HRC Committee considered the following key results:

•	Strategic: met EPS target; initiated numerous use cases to explore potential benefits of fintech innovations and client experience improvements; completed process implementations to enhance enterprise reliability, resiliency and recoverability; implemented strategy and models to maximize risk-adjusted return
•	Leadership: advanced achievement of long-term corporate social responsibility goals; demonstrated continued commitment to advancing our diversity and inclusion agenda and developing a more robust leadership team pipeline

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 102% for Mr. Gibbons.

The HRC Committee then granted Mr. Gibbons 30% of his total incentive award in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs.

In determining the individual component for Mr. Shea, the HRC Committee considered the following key results:

•	Business Unit Payout: Our 2017 budgeted pre-tax income for the investment services business unit was $4.240 billion and, in February 2017, the HRC Committee established the guidelines below:

Percent of Budget ($4.240 billion)	Payout Range as a Percent of Target
> 120%	150%
100% – 120%	100% – 150%
85% – 100%	40% – 110%
< 85%	0%

Our actual achievement was $4.207 billion, representing 99% of budget, resulting in a payout range of 40% to 110%. The HRC Committee determined that a business unit payout percentage of 96% was appropriate.

•	Strategic: year-over-year growth in revenue and pre-tax income was below budget; drove improvements to bolster strategic growth; advanced initiatives to improve business line performance; achieved below-plan results on strategic platform investments; underperformed relative to peers with respect to assets under custody/administration and fee growth

•	Leadership: implemented talent management tools and processes to develop a robust leadership team pipeline; continued to advance our risk management agenda; continued progress towards achieving long-term corporate social responsibility goals

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 100% for Mr. Shea.

The HRC Committee reduced Mr. Shea’s total target incentive award by 45% and then granted him his actual incentive award 30% in the form of cash and 70% in the form of RSUs, as described below on page 55.

44	BNY Mellon	2018 Proxy Statement

[100% corporate component payout × 50% weighting + 96% business unit payout × 50% weighting] × 100% individual modifier = 98% of target earned

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In determining the individual component for Mr. Harris, the HRC Committee considered the following key results:

•	Business Unit Payout: Our 2017 budgeted pre-tax income for the investment management business unit was $1.105 billion and, in February 2017, the HRC Committee established the guidelines below:

Percent of Budget ($1.105 billion)	Payout Range as a Percent of Target
> 120%	150%
100% – 120%	100% – 150%
85% – 100%	40% – 110%
< 85%	0%

Our actual achievement was $1.236 billion, representing 112% of budget, resulting in a payout range of 100% to 150%. The HRC Committee determined that a business unit payout percentage of 116.5% was appropriate.

•	Strategic: year-over-year growth in revenue and pre-tax operating income was above budget; outperformed peers in operating income growth; achieved above-target improvement in operating margins, albeit remaining low relative to peers; improved profitability profile of investment management; initiated restructuring of U.S. boutiques to enhance client experience, innovation and performance; evaluated opportunities to improve profitability of current initiatives; led development of improved technology system for Wealth Management

•	Leadership: accelerated progress in developing a leadership team pipeline; demonstrated continued commitment to advancing our diversity and inclusion agenda; continued to advance our risk management agenda; continued progress towards achieving long-term corporate social responsibility goals

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 110% for Mr. Harris.

The HRC Committee then granted Mr. Harris 30% of his total incentive award in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs.

In determining the individual component for Ms. Engle, the HRC Committee considered the following key results:

•	Strategic: developed and led implementation of new operating model for Technology; conducted holistic evaluations of our cyber capabilities and Technology to inform our technology agenda; created infrastructure and data center strategies to enhance resiliency and improve cyber capabilities; improved execution and efficacy of digital investment platform
•	Leadership: implemented talent management tools and processes to develop a robust leadership team pipeline; demonstrated commitment to advancing our diversity and inclusion agenda; continued to advance our risk management agenda; continued progress towards achieving long-term corporate social responsibility goals; achieved smooth transition into role, including quickly developing collaborative relationships with key stakeholders

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 100% for Ms. Engle.

The HRC Committee then granted Ms. Engle 50% of her total incentive award in the form of cash, 25% in the form of PSUs and 25% in the form of RSUs.

BNY Mellon	2018 Proxy Statement	45

[100% corporate component payout × 50% weighting + 116.5% business unit pwayout × 50% weighting] × 110% individual modifier = 119% of target earned
[100% corporate component payout × 100% weighting] × 100% individual modifier = 100% of target earned

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2017 Incentive Award Payouts

Based on the corporate component and individual component determinations described above, the actual value of incentive compensation awarded to each of our named executives in respect of 2017 was as follows:

	Incentive Compensation			Total Incentive Compensation	Total Incentive as % of Target
	Cash	PSUs	RSUs
Scharf	$1,754,000	$7,625,000	$1,754,000	$11,133,000(1)	100%(2)
Hassell	$3,500,000	$—(3)	$10,500,000	$14,000,000	100%
Gibbons	$1,943,100	$2,914,650	$1,619,250	$6,477,000	102%
Shea	$1,188,495	$—(4)	$2,773,155	$3,961,650	98%
Harris	$2,626,155	$3,939,232	$2,188,463	$8,753,850	119%
Engle	$2,350,000	$1,175,000	$1,175,000	$4,700,000	100%

(1)	Does not include Mr. Scharf’s $7,625,000 award of sign-on PSUs, which were a one-time award granted in connection with his commencement of employment on July 17, 2017.

(2)	Mr. Scharf’s 2017 incentive compensation was earned at 100% of target, and the cash and RSU components were pro-rated to reflect the time period in 2017 that he was employed by us.

(3)	In connection with his retirement effective December 31, 2017, Mr. Hassell’s incentive award was paid 25% in cash and 75% in RSUs.

(4)	In connection with his termination of employment effective December 31, 2017, Mr. Shea’s target award was reduced by 45% and his total incentive award was paid 30% in cash and 70% in RSUs, as described below on page 55.

Risk Assessment

We use a risk scorecard to formally connect compensation and appropriate risk-taking. The risk scorecard takes into account liquidity, operational, reputational, market, credit and technology risk categories by measuring:

•	maintenance of an appropriate compliance program, including adhering to our compliance rules and programs;

•	protection of the company’s reputation, including reviewing our business practices to ensure that they comply with laws, regulations and policies, and that business decisions are free from actual or perceived conflicts;

•	management of operational risk, including managing operational losses and maintaining proper controls;

•	compliance with all applicable credit, market and liquidity risk limits, including understanding and monitoring risks associated with relevant businesses and new client acceptance, as well as appropriately resolving or escalating risk issues to minimize losses; and

•	meeting Internal Audit expectations, including establishing an appropriate governance culture, achieving acceptable audit results and remediating control issues in a timely manner.

The HRC Committee’s review of the risk scorecard results for each named executive was taken into account by the HRC Committee in determining each of the corporate and individual components of the balanced scorecard. The HRC Committee has the ability to reduce or fully eliminate the incentive award if the risk scorecard result is significantly below expectation. No downward adjustments were made for 2017.

Reduction or Forfeiture in Certain Circumstances

The company may cancel all or any portion of the RSUs and PSUs that constitute a portion of our named executives’ incentive award if, directly or indirectly, the named executive (1) engages, or is discovered to have engaged, in conduct that is materially adverse to the company’s interests during his or her employment, (2) violates certain non-solicitation or non-competition restrictions during his or her employment and for a certain period thereafter, (3) violates any post-termination obligation or duties owed to the company or (4) has received, or may receive, compensation that is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements. In addition, in the event that the named executive’s risk scorecard rating is lower than acceptable risk tolerance, any unvested RSUs and PSUs will be subject to review and potential forfeiture, as determined by our HRC Committee.

46	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Outstanding PSUs

As part of our incentive compensation program, we grant PSUs each year based on prior-year performance. We consider PSUs granted during a given year to be part of the prior year’s compensation; for example, we consider the February 2017 PSU grant to be part of 2016 earned compensation. Any earned PSUs cliff vest after the end of three-year performance periods based on continued service with certain exceptions. The PSUs granted in 2015 were earned at 114%, as described below. The PSUs granted in 2016 and 2017 are earned between 0% – 150%, in each case based on the achievement of performance metrics over the applicable three-year performance period. Granting awards annually with overlapping, multi-year performance periods allows the HRC Committee to annually review and update, as appropriate, the structure and performance metrics that we use in our PSU program.

February 2017 PSUs, Sign-On PSUs and Pre-Granted Incentive PSUs

PSUs granted in February 2017, the amounts of which were determined based on 2016 performance as discussed in last year’s proxy statement, are earned based on 2019 OEPS, with the potential of a negative risk modifier should risk-weighted assets (“RWA”) grow at an unacceptable rate. In July 2017, in connection with Mr. Scharf’s appointment as CEO, the HRC Committee granted him a sign-on award of PSUs and 50% of the PSU component of his 2017 incentive compensation as described above in “Chairman and CEO Transition and Compensation” on page 35. These sign-on PSUs and pre-granted incentive PSUs are earned based on the same performance metrics and were granted with generally the same terms as the February 2017 PSUs.

To emphasize our focus on paying for performance, the HRC Committee pre-established two sets of 2019 OEPS targets (one set for a “normalizing” rate scenario, where the daily average Fed target rate is greater than or equal to 125 basis points in 2019, and one set for an alternative “flat” rate scenario):

2019 OEPS in a “Flat” Rate Scenario	2019 OEPS in a “Normalizing” Rate Scenario	Payout Range

> $4.11	> $4.25	150%

$3.99 – $4.11	$4.13 – $4.25	100% – 150%

$3.99	$4.13	100%

$3.87 – $3.99	$4.01 – $4.13	50% – 100%

< $3.87	< $4.01	0%

The actual percentage of PSUs that are earned will be determined in the HRC Committee’s discretion within the payout range set forth above. In addition, the percentage may be adjusted downward by a risk-based modifier should risk-weighted assets grow at an unacceptable rate during the three-year performance period as set forth below:

Compound Annual Growth Rate of RWA	Risk-Based Modifier

> 11%	0% – 75%

11% – 9%	75% – 100%

< 9%	100%

For 2017, our OEPS was $3.57 and the three-year compound annual growth rate of our RWA was 2.24%.

BNY Mellon	2018 Proxy Statement	47

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Our outstanding PSU awards are illustrated below:

	2015	2016	2017	2018	2019	2020	2021

February 2015 PSU Award	Earned at 114% as described below			cliff vested in 2018 based on continued service

February 2016 PSU Award		OEPS, with the potential of a negative risk modifier should risk-weighted assets grow at an unacceptable rate			cliff vests in 2019 based on continued service

February 2017 PSU Award			OEPS, with the potential of a negative risk modifier should risk-weighted assets grow at an unacceptable rate			cliff vests in 2020 based on continued service

February 2018 PSU Award				Average revenue growth and average operating margin			cliff vests in 2021 based on continued service

RWA is generally defined as, for each fiscal year, the simple average of the preceding four quarter-end risk-weighted assets (estimated on a fully phased-in basis in Basel III using, for PSUs granted in 2015, the Advanced Approach, for PSUs granted in 2016, the higher of the Advanced or Standardized Approach, and for PSUs granted in 2017, the Standardized Approach) based on existing assumptions at the commencement of the performance period and as reported in the company’s SEC filings.

February 2015 PSUs

As previously disclosed in our 2016 proxy statement, the PSUs granted in February 2015 were to be earned between 0% – 125% based on 2017 OEPS, with the potential of a negative risk modifier should RWA grow at an unacceptable rate. Consistent with our Investor Day goals, two sets of 2017 OEPS targets were pre-established for these awards (one set for a “normalizing” rate scenario, where interest rates moved a minimum of 100 basis points during the three-year performance period, and an alternative set for a “flat” rate scenario). The HRC Committee applied targets under the “normalizing” rate scenario because interest rates rose 125 basis points during 2015 – 2017. Actual 2017 OEPS was $3.57, resulting in an earnout range of 75% to 125%. The terms of the 2015 PSUs provide that the percentage of the earned award will be determined in the HRC Committee’s discretion. Accordingly, the HRC Committee determined it was appropriate to use a linear interpolation between 75% and 125% (the minimum and maximum of the applicable earnout range) and calculated an earnout of 114%, without making any further discretionary adjustments. The HRC Committee then considered RWA, which for December 2014 – December 2017 had a compound annual growth rate of 2.24%, resulting in no risk modifier being applied based on RWA growth. Accordingly, the February 2015 PSUs were earned at 114%.

February 2018 PSUs

The HRC Committee determined that the 2018 PSUs will be earned based on average revenue growth (as adjusted) and average operating margin (as adjusted) over a three-year period. In connection with establishing the performance metrics for the 2018 PSUs, the HRC Committee considered the fact that OEPS had been used as the primary performance metric for the corporate component of the 2017 balanced scorecard and recognized that use of average revenue growth and average operating margin would introduce complimentary performance metrics that are consistent with the Company’s emphasis on organic growth over market-related factors.

Other Compensation and Benefits Elements

Retirement and Deferred Compensation Plans

After the merger in 2007, we assumed certain existing arrangements affecting the provision of retirement benefits to certain of our named executives, maintaining qualified and non-qualified defined benefit and defined contribution plans in which eligible employees, including our named executives, may participate. Our named executives are eligible to participate in deferred compensation plans, which enable eligible employees to defer the payment of taxes on a portion of their compensation until a later date. To limit pension accruals, we froze all accruals under the Legacy BNY SERP as of December 31, 2014 and under our other U.S. defined benefit pension plans (including the BNY Mellon

48	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan) as of June 30, 2015. For a description of these plans and our named executive officers’ participation therein, see “Pension Benefits” and “Nonqualified Deferred Compensation” below.

Perquisites

Our named executives are eligible to participate in company-wide benefit plans. In addition, we provide certain benefits, consistent with market practices, that are reportable under SEC rules as perquisites (see footnotes to the Summary Compensation Table below).

Our policy regarding corporate aircraft usage provides that the CEO should make reasonable use of the company aircraft for security purposes and to make the most efficient use of his time. The HRC Committee receives and reviews an aircraft usage report on a semi-annual basis.

Certain named executives have historically had access to a pool of company cars and drivers for security purposes and to allow for more effective use of travel time. This car and driver perquisite was available during 2017, but has been discontinued for 2018.

Additionally, under our charitable gifts matching program, in 2017 our named executive officers were eligible for an additional match of up to $30,000 above the level of charitable gift matching to which all of our employees are entitled. As of January 1, 2018, our named executive officers are no longer eligible for a charitable gift match.

Lastly, Messrs. Hassell and Gibbons are covered by legacy life insurance plans assumed in the merger.

BNY Mellon	2018 Proxy Statement	49

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Pay Practices

Stakeholder Engagement

We believe it is important to consider feedback and input from our stakeholders, including stockholders, employees, clients and the communities we serve.

We have consistently received support for our executive compensation program, with stockholder approval at our 2017, 2016 and 2015 Annual Meetings of 98%, 97% and 95%, respectively. We continue to actively engage with our stakeholders throughout the year (including webcasting our Annual Meeting to allow broader stockholder participation).

In total, in advance of our 2018 Annual Meeting and as a result of our annual outreach process, we reached out to investors representing over 47% of our outstanding common shares, and we actively engaged with proxy advisory firms and other stakeholders on governance and performance matters. We further engaged stockholders and analysts at industry conferences, in meetings at our offices or at our stockholders’ offices, through conference calls and at our Investor Day conferences held on October 28, 2014 and March 8, 2018.

Key Compensation Practices

Our 2017 compensation program for the named executives has the following features:

Directly link pay to performance

•  Incentive compensation is based on balanced scorecard results, including operating performance, and comprises about 92% of target total direct compensation

•  Incentive compensation deferred in the form of PSUs comprises 50% of target total incentive compensation for our CEO and generally comprises 45% for other continuing named executives

•  Incentive compensation deferred in the form of RSUs comprises 25% of target total incentive compensation for all our continuing named executives

Balanced approach for incentive compensation

•  Incentive compensation earned based on a combination of corporate and individual goals, including business unit goals, as applicable

•  Corporate component based on OEPS, with the HRC Committee retaining discretion to consider other factors (including performance relative to our peers)

•  Business unit goals use quantitative financial measures to establish a payout range

•  Individual modifier allows the HRC Committee to recognize and differentiate individual contributions

Promote long-term stock ownership

•  Deferred equity (PSUs and RSUs) as a percentage of target total incentive compensation: 75% for our CEO and generally 70% for our other continuing named executives

•  Earned PSUs cliff vest after the end of a three-year performance period, and RSUs vest in equal installments over three years

•  Our CEO must acquire and retain company stock equal to six times base salary, and other named executives must acquire and retain stock equal to four times base salary, plus an additional amount equal to one times base salary to provide a cushion against stock volatility

What we don’t do

•  No single-trigger change-in-control benefits

•  No excessive severance benefits

•  No excessive perquisites or benefits

•  No tax gross-ups

•  No hedging or short sales of our stock

•  No dividend equivalents paid on unearned incentive PSUs or RSUs

•  No stock option grants

50	BNY Mellon	2018 Proxy Statement

98% of stockholders approved our 2017 say-on-pay proposal

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

HRC Committee Role and Process

In 2017, the HRC Committee led the search for, and recruitment of, Mr. Scharf as the successor to Mr. Hassell. In addition to overseeing our succession program, the HRC Committee also oversaw our executive compensation program. In the first quarter of 2017, for each named executive other than Mr. Scharf, the HRC Committee approved base salary levels; established target amounts for the 2017 incentive award to be earned or granted, as applicable, in the first quarter of 2018 based on 2017 performance; and granted the PSU and RSU components of awards earned for 2016 performance.

In setting 2017 compensation targets, the HRC Committee, assisted by its independent compensation consultant, considered a variety of factors over multiple meetings, including our financial performance and data concerning peer companies’ executive compensation programs. Factors were considered holistically, and no one factor had an assigned or specific quantifiable impact on the target compensation levels established by the HRC Committee.

In the third quarter of 2017, in connection with the appointment of Mr. Scharf as CEO, the HRC Committee approved his base salary; established his 2017 target total direct compensation; and granted certain of his equity awards (consisting of the sign-on PSUs, pre-granted incentive PSUs and pre-granted RSUs) to provide immediate alignment with our stockholders and the management team.

During the year, the HRC Committee received regular updates on performance forecasts versus performance goals, regulatory and legislative developments and other relevant matters. In the first quarter of 2018, the HRC Committee evaluated 2017 corporate performance, using a combination of financial and qualitative measures, as well as each named executive’s individual performance to make 2017 incentive compensation determinations as described above. During this period, the HRC Committee also determined the payout for PSUs granted in February 2015 in accordance with the terms of such awards, as described above.

The HRC Committee also provided each continuing named executive with incentive compensation targets for their 2018 incentive award, with the actual award amount to be determined in the first quarter of 2019 based on prior-year performance.

With respect to Mr. Scharf and Mr. Hassell, the HRC Committee reported its preliminary conclusions and compensation decisions, and information on the process used by the HRC Committee, to the other independent members of our Board in executive session and solicited their input prior to finalizing determinations. With respect to our other named executive officers, the HRC Committee also advised and discussed with the other independent directors compensation decisions and the process used by the HRC Committee.

Role of Compensation Consultants

Since February 2014, the HRC Committee has retained Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. CAP regularly attends HRC Committee meetings and assists the committee in its analysis and evaluation of compensation matters related to our executive officers. For more information on CAP, see page 29.

BNY Mellon	2018 Proxy Statement	51

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Benchmarking

Peer Group

The HRC Committee and our management use a peer group to provide a basis for assessing relative company performance and to provide a competitive reference for pay levels and practices. In evaluating and selecting companies for inclusion in the peer group, the HRC Committee targets complex financial companies with which we typically compete for executive talent and business. In particular, the HRC Committee selected these companies based on:

•  mix of businesses (e.g., asset management, asset servicing and clearing services) and other financial services companies with similar business models that operate in a similar regulatory environment;

•  relative size in terms of revenue, market capitalization and assets under management, as well as total assets and net income;

•  position as competitors for customers and clients, executive talent and investment capital; and

•  global presence.

BlackRock, Inc.

The Charles Schwab

Corporation

Franklin Resources, Inc.

JPMorgan Chase & Co.

Morgan Stanley

Northern Trust Corporation

The PNC Financial Services

Group, Inc.

Prudential Financial, Inc.

State Street Corporation

U. S. Bancorp

Wells Fargo & Company

The 2017 peer group selected by the HRC Committee was unchanged from 2016.

Compensation Benchmarking

Compensation information is collected from the peer group proxy statements to provide data for the HRC Committee to assess the competitiveness of targeted and actual compensation. Peer group information is also used to analyze market trends and compensation program practices. For certain named executive officers, data relating to the peer group is supplemented with industry data from surveys conducted by national compensation consulting firms and other data to assess the compensation levels and practices in the businesses and markets in which we compete for executive talent. Peer group data and other information provided to the HRC Committee by CAP was used by the HRC Committee as a consideration in setting 2017 target compensation levels for our named executives.

Financial Performance Benchmarking

The peer group is also used to provide the HRC Committee with relative financial performance assessments. The metrics reviewed include revenue growth, EPS growth, operating leverage, return on equity, return on tangible common equity as well as TSR on a one- and three-year basis. This analysis provides additional context for the HRC Committee in their review of compensation outcomes as well as compensation program design. When making annual compensation determinations for prior year performance, the HRC Committee reviews additional relative performance metrics as part of their considerations, as discussed above on pages 41 to 42.

Peer group data reviewed by the HRC Committee was considered holistically, and was used as an input, but not the sole input, of their compensation decisions.

52	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Stock Ownership Guidelines

Under our stock ownership guidelines, each named executive is required to own a number of shares of our common stock with a value equal to a multiple of base salary within five years of becoming a member of our Executive Committee. The officer cannot sell or transfer to a third party any shares until he or she achieves the ownership guideline.

	Stock Ownership Requirement	Stock Retention Requirement*

CEO	Must retain shares of our common stock equal to six times base salary	50% of net after tax shares must be held until age 60

Other NEOs	Must retain shares of our common stock equal to four times base salary	50% of net after tax shares must be held for one year after vesting date

*	Other than with respect to certain awards granted to Ms. Engle in connection with her commencement of employment, applies to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards granted after appointment to the Executive Committee and that were unvested as of, or granted after, August 2012.

Our CEO is subject to a 6-times base salary, and our other named executives are subject to a 4-times base salary, ownership guideline. All of our named executives are also expected to hold, as an administrative practice, an additional amount of company shares above their guideline amount equal to 1 times base salary to provide a cushion against stock volatility. Ms. Engle has until June 2022, 5 years from commencing employment with the company, to meet the stock ownership and administrative guidelines. All of our other continuing named executives meet the stock ownership and administrative guidelines, including Mr. Scharf, who purchased approximately $10 million of shares of our common stock subsequent to his appointment as CEO. To determine each named executive’s ownership stake we include shares owned directly, shares held in our employee stock purchase and retirement plans and shares held in certain trusts. We include 50% of unvested restricted stock and RSUs that do not have performance conditions or for which the applicable performance conditions have been met. Unearned performance shares, awards that remain subject to performance conditions and stock options are not counted toward compliance with the stock ownership guidelines.

In addition, named executives are subject to a retention requirement relating to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards that were granted after their respective appointment to the Executive Committee and that were unvested as of, or granted after, August 2012. For the CEO, 50% of the net after-tax shares from these awards must be held until age 60; for other named executive officers, 50% of the net after-tax shares must be held for one year from the vesting date.

Anti-Hedging Policy

Our executive officers, including each named executive officer, and directors are subject to a robust anti-hedging policy which prohibits them from entering into hedging transactions with their company stock and derivative securities relating to BNY Mellon. Prohibited transactions include engaging in short sales of our stock, purchasing our stock on margin and buying or selling any puts, calls or other options involving our securities (other than options granted pursuant to our compensation program). Prior to engaging in any transaction in company stock or derivative securities (including transactions in employee benefit plans, gifts and pledges), our executive officers and directors are required to pre-clear such transaction with our legal department and obtain that department’s affirmative approval to enter into the transaction.

Our anti-hedging policy applies to all securities which our executive officers and directors beneficially own and, with the exception of Trian, any entity for which an executive officer or director is attributed ownership.

BNY Mellon	2018 Proxy Statement	53

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Clawback and Recoupment Policy

In addition to forfeiture provisions based on risk outcomes during the vesting period, we have a comprehensive recoupment policy administered by the HRC Committee that applies to equity awards granted to our employees, including the named executive officers. Under the policy, the company may cancel all or any portion of unvested equity awards and require repayment of any shares of common stock (or values thereof) or amounts that were acquired from the award if:

•	the executive directly or indirectly engages in conduct, or it is discovered that the executive engaged in conduct, that is materially adverse to the interests of the company, including failure to comply with the company’s rules or regulations, fraud or conduct contributing to any financial restatements or irregularities;

•	during the course of employment, the executive engages in solicitation and/or diversion of customers or employees and/or competition with the company;

•	following termination of employment with the company for any reason, the executive violates any post-termination obligations or duties owed to the company or any agreement with the company; or

•	any compensation otherwise payable or paid to the executive is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements.

We also have a cash recoupment policy, which provides that the company may claw back some or all of a cash incentive award made to our employees (including named executive officers) if the company determines within three years of the award date that there is a reasonable belief that the employee has engaged in conduct that is materially adverse to the company’s interests (including failing to comply with the company’s rules or regulations or engaging in fraud or other conduct that directly or indirectly causes or contributes to a financial restatement or other irregularity of BNY Mellon during the award performance period). The company may similarly forfeit, reduce or require repayment of a cash incentive award if (1) required by any applicable law, (2) the employee engages in competition with the company during the course of employment, or (3) the employee violates any post-termination obligations or duties owed to the company under any agreement with the company.

The company continues to monitor regulatory requirements as may be applicable to its recoupment policies.

Severance Benefits

Stockholder Approval of Future Senior Officer Severance Arrangements. In July 2010, the Board adopted a policy regarding stockholder approval of future senior officer severance arrangements. The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives stockholder approval.

54	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Executive Severance Plan. The Bank of New York Mellon Corporation Executive Severance Plan (the “Executive Severance Plan”) was adopted in July 2010 and amended in August 2016 and February 2018. Under the Executive Severance Plan, as amended, participants terminated by the company without “cause” after August 11, 2017, will be eligible to receive severance in the amount of 1 times base salary. In addition, for participants terminated by the company without “cause” after August 7, 2016, eligibility for a pro-rata annual bonus for the year of termination is determined on a case by case basis and if awarded, paid at year end after an evaluation of corporate, business unit and individual performance, among other considerations. The following table sets forth the severance benefits available under the Executive Severance Plan, both before and after the HRC Committee’s August 2016 amendment.

Reason for Termination		Severance Payment	Bonus	Benefit Continuation	Outplacement Services

By the company without “cause”	Original	2 times base salary	Pro-rata annual bonus for the year of termination	Two years	One year
	Revised	Reduced to 1 times base salary	Pro-rata annual bonus paid at year end at the discretion of management and the HRC Committee	Reduced to one year	No change

By the company without “cause” or by the executive for “good reason” within two years following a “change in control”	Original	2 times base salary and 2 times target annual bonus	Pro-rata target annual bonus for the year of termination	Two years	One year
	Revised	No change	No change	No change	No change

Executive Severance Plan participants are selected by the HRC Committee and include each of our named executives. To receive benefits under the plan, the participant must sign a release and waiver of claims in favor of the company and agree not to compete against the company, or solicit our customers and employees, for so long as they are receiving benefits under the plan.

We do not provide any severance-related tax gross-ups. If any payment under the Executive Severance Plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (“IRC”), then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax. In addition, the amount of payments and benefits payable under the plan will be reduced to the extent necessary to comply with our policy regarding stockholder approval of future senior officer severance arrangements as described above.

Retirement Benefits for Mr. Hassell

Mr. Hassell retired as Chairman effective December 31, 2017 following a 44-year career with the company, including 6 years as our CEO and Chairman. Pursuant to the standard retirement vesting provisions in our LTIP and the applicable award agreements, Mr. Hassell is eligible to vest in his unvested February 2015, February 2016 and February 2017 PSU and RSU awards. At December 31, 2017, and using the same assumptions as used for the Table of Other Potential Payments on page 68, the estimated value of such vesting was $41,445,373. Subsequent to his retirement, Mr. Hassell vested in his February 2015 RSU award and 114% of his February 2015 PSU award based on the company’s actual performance as described above. The number of shares under the February 2016 and February 2017 PSU awards in which Mr. Hassell will vest will be based on the company’s actual performance as determined by the HRC Committee at the end of the applicable performance periods. Mr. Hassell will also have the use of an office and administrative/IT support for 2 years following his retirement.

Separation Benefits for Mr. Shea

Mr. Shea left the company effective December 31, 2017. In connection with his departure, the company determined that he was eligible to receive payments under the Executive Severance Plan for a termination by the company without “cause.” In accordance with the plan, Mr. Shea received a severance payment of $650,000, equal to one times his base salary payable over one year, and benefits continuation and outplacement services for one year. The

BNY Mellon	2018 Proxy Statement	55

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

HRC Committee also exercised its discretion under the plan to grant Mr. Shea’s 2017 incentive award. The HRC Committee reduced his target incentive award by 45% pursuant to the Executive Severance Plan and determined his actual incentive award would be granted solely in the form of cash and RSUs, based on actual corporate and individual performance. The HRC Committee further exercised its discretion to pay 30% of Mr. Shea’s award in cash and 70% as RSUs, a cash/equity mix consistent with the treatment for similarly situated executives. Because Mr. Shea’s employment concluded at the end of the year, no pro-ration was applied.

Mr. Shea is eligible to vest in his unvested February 2015, February 2016 and February 2017 PSU and RSU awards pursuant to the terms of our LTIP and the applicable award agreements regarding age and eligibility to receive separation pay under the Executive Severance Plan. At December 31, 2017, and using the same assumptions as used for the Table of Other Potential Payments on page 68, the estimated value of such vesting was $12,033,667. Subsequent to his departure, Mr. Shea vested in his February 2015 RSU award and 114% of his February 2015 PSU award based on the company’s actual performance as described above. The number of shares under the February 2016 and February 2017 PSU awards in which Mr. Shea will vest will be based on the company’s actual performance as determined by the HRC Committee at the end of the applicable performance periods.

Tax Considerations

The HRC Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. The HRC Committee considered that Section 162(m) of the IRC generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO and the three other most highly compensated officers each year. Prior to the federal tax reform legislation enacted in December 2017, Section 162(m) included an exception to this $1 million limit for “qualifying performance-based” compensation as defined in the IRC. However, the new tax legislation removed this “qualifying performance-based” compensation exception. We generally design our compensation programs so that compensation paid to the named executives can qualify for available income tax deductions. Our incentive awards are granted under our stockholder-approved Executive Incentive Compensation Plan and in 2017, as in prior years, were intended to be “qualifying performance-based” compensation. In that regard, incentive compensation paid to any individual for 2017 could not exceed the sum of $3 million plus 0.5% of our positive pre-tax income from continuing operations, before the impact of the cumulative effect of accounting changes and extraordinary items, as disclosed on our consolidated statement of income for such year included in our Annual Report on Form 10-K.

However, the HRC Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the HRC Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

56	BNY Mellon	2018 Proxy Statement

Regular Review of Compensation Plans and Practices + Direct Link Between Pay and Risk-Taking + Comprehensive Recoupment Policy + Incentive Award Funding Condition

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

How We Address Risk and Control

On a regular basis, our Chief Risk Officer and our HRC Committee review the company’s risk appetite, practices and employee compensation plans, including sales incentives, for alignment with sound risk management. Our Chief Risk Officer also met with the HRC Committee to specifically discuss and review our 2017 compensation plans, including the plans in which members of the Executive Committee participate. With respect to employees broadly, we also monitor the company’s compensation plans through a management-level compensation oversight committee that includes our Chief Risk Officer, Chief Human Resources Officer, Chief Financial Officer, General Counsel and the Chief Compliance Officer. This management committee receives regular reports, meets at least on a quarterly basis and reports to the HRC Committee on risk-related compensation issues.

We identify employees who, individually or as a group, are responsible for activities that may expose us to material amounts of risk, using a risk-related performance evaluation program with adjustments determined by a senior management committee responsible for control functions, with such adjustments later reviewed by the HRC Committee. The incentive compensation of identified employees is directly linked to risk-taking either through a “risk scorecard” or through the inclusion of a standard risk goal as part of our performance management process.

With respect to our named executive officers, a common equity Tier 1 ratio of at least 8.5% was established as a minimum funding requirement for our incentive compensation. Our incentive compensation also takes into account a risk assessment for both the company as a whole and for each individual. In addition, all of our named executive officers’ equity awards are subject to 100% forfeiture during, and clawback following, the vesting period and all of their cash incentives are subject to 100% clawback within three years following the award date, in each case based on ongoing risk assessments under our comprehensive recoupment policy.

We are also subject to regulation by various U.S. and international governmental and regulatory agencies with respect to executive compensation matters and the consideration of risk in the context of compensation. Our programs have been designed to comply with these regulations, and the HRC Committee regularly monitors new and proposed regulations as they develop to determine if additional action is required.

Based on the above, we believe that our compensation plans and practices are well-balanced and do not encourage imprudent risk-taking that threatens our company’s value or create risks that are reasonably likely to have a material adverse effect on the company.

Report of the HRC Committee

The HRC Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. On the basis of such review and discussions, the HRC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and this proxy statement.

By: The Human Resources and Compensation Committee

Edward P. Garden, Chairman	Edmund F. “Ted” Kelly	Samuel C. Scott III
Jeffrey A. Goldstein

BNY Mellon	2018 Proxy Statement	57

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

Summary Compensation Table

The Summary Compensation Table and Grants of Plan-Based Awards Table, on this page 58 and on page 60, are in accordance with SEC rules and do not reflect the manner in which our HRC Committee thinks about and determines compensation. In particular, the SEC rules require that we report equity-based awards for the year that they are granted, even though the equity-based portion of our incentive compensation is awarded for services performed the prior year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total Compensation
Charles W. Scharf(5) Chairman & Chief Executive Officer	2017	$572,917	$—	$14,741,565	$—	$1,754,000	$—	$33,470	$17,101,952

Gerald L. Hassell(6) Former Chairman & Chief Executive Officer	2017	$1,000,000	$—	$13,517,892	$—	$3,500,000	$867,078	$196,263	$19,081,233
	2016	$1,000,000	$—	$13,656,477	$—	$4,326,000	$—	$183,121	$19,165,598
	2015	$1,000,000	$—	$9,889,738	$—	$2,419,200	$—	$173,496	$13,482,434
Thomas P. “Todd” Gibbons Vice Chairman & Chief Financial Officer	2017	$650,000	$—	$5,722,582	$—	$1,943,100	$360,812	$99,648	$8,776,142
	2016	$650,000	$—	$4,755,929	$—	$2,354,580	$179,290	$84,360	$8,024,159
	2015	$650,000	$—	$3,510,949	$—	$2,426,760	$—	$76,731	$6,664,440
Brian T. Shea(6) Former Vice Chairman & CEO of Investment Services	2017	$650,000	$—	$5,805,897	$—	$1,188,495	$—	$777,398	$8,421,790
	2016	$625,000	$—	$4,812,725	$—	$2,388,870	$—	$114,200	$7,940,795
	2015	$575,000	$—	$3,033,843	$—	$2,459,646	$—	$115,616	$6,184,105
Mitchell E. Harris(5) CEO of Investment Management	2017	$650,000	$—	$4,220,202	$—	$2,626,155	$104,837	$18,900	$7,620,094
	2016	$625,000	$—	$3,713,373	$—	$1,736,438	$74,252	$18,550	$6,167,613
Bridget E. Engle(5) Senior Executive Vice President & Chief Information Officer	2017	$339,611	$—	$7,309,402	$—	$2,350,000	$—	$10,800	$10,009,813

(1)	The amounts disclosed in this column include the grant date fair value of RSUs and PSUs granted in 2017, 2016 and 2015. For 2017, the grant date fair values of PSUs were: $12,781,486 for Mr. Scharf; $9,011,928 for Mr. Hassell; $3,678,803 for Mr. Gibbons; $3,732,369 for Mr. Shea; $2,712,974 for Mr. Harris; and $0 for Ms. Engle. At the maximum level of performance, the PSU values would be: $19,172,229 for Mr. Scharf; $13,517,892 for Mr. Hassell; $5,518,205 for Mr. Gibbons; $5,598,554 for Mr. Shea; $4,069,461 for Mr. Harris; and $0 for Ms. Engle.

(2)	The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 (“ASC 718”) using the valuation methodology for equity awards set forth in note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	The amount disclosed in this column for 2017 represents the amount of increase in the present value of the executive’s accumulated pension benefit and, for Mr. Harris, also includes $28,589.77 representing the portion of interest accrued on deferred compensation above 120% of the applicable federal long-term rate at the maximum rate payable under the Mellon Elective Deferred Compensation Plan for Senior Officers (see page 66 for additional information about this plan). Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2017, including a discount rate of 3.97%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

58	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

(4)	The items comprising “All Other Compensation” for 2017 are:

Name	Perquisites and Other Personal Benefits(a)	Contributions to Defined Contribution Plans(b)	Insurance Premiums(c)	Severance Payments(d)	Total

Charles W. Scharf	$14,570	$18,900	$—	$—	$33,470

Gerald L. Hassell	$177,363	$18,900	$—	$—	$196,263

Thomas P. “Todd” Gibbons	$70,648	$18,900	$10,100	$—	$99,648

Brian T. Shea	$88,752	$18,900	$—	$669,746	$777,398

Mitchell E. Harris	$0	$18,900	$—	$—	$18,900

Bridget E. Engle	$0	$10,800	$—	$—	$10,800

(a)	“Perquisites and Other Personal Benefits” are for Mr. Scharf, use of company aircraft ($14,570); for Mr. Hassell, use of company car and driver ($57,358), use of company aircraft ($90,005) and enhanced charitable gift match ($30,000); for Mr. Gibbons, use of company car and driver ($38,343), use of company aircraft ($14,805) and enhanced charitable gift match ($17,500); and for Mr. Shea, use of company car and driver ($58,752) and enhanced charitable gift match ($30,000).

The amounts disclosed represent aggregate incremental costs as follows: use of the company car and driver determined by the company’s net cost associated with the individual’s personal use of the pool of vehicles and drivers; personal use of corporate aircraft determined by the direct hourly operating cost for use of the aircraft multiplied by the number of hours of personal use; and the enhanced charitable gift match determined by matching contributions to eligible charities made by the company in excess of those provided for other employees under the company’s gift matching programs.

We calculated the direct hourly operating cost for use of the aircraft by adding the total amount spent by us for fuel, maintenance, landing fees, travel and catering associated with the use of corporate aircraft in 2017 and divided this number by the total number of flight hours logged in 2017.

(b)	“Contributions to Defined Contribution Plans” consist of matching contributions under our 401(k) plans and non-discretionary company contributions under The Bank of New York Mellon Corporation Defined Contribution IRC Section 401(a)(17) Plan (the “BNY Mellon 401(k) Benefits Restoration Plan”). See “Nonqualified Deferred Compensation” below on page 65 for more details regarding the BNY Mellon 401(k) Benefits Restoration Plan. In addition, for Messrs. Scharf, Hassell, Gibbons, Shea and Harris and Ms. Engle, the amount includes non-discretionary company contributions totaling 2% of base salary under our 401(k) plan.

(c)	Represent taxable payments made by us for universal life insurance policies.

(d)	Represents the following severance payments payable pursuant to the Executive Severance Plan: one times base salary ($650,000) and one year of benefits continuation (valued at $19,746).

(5)	Because Mr. Scharf and Ms. Engle were only each a named executive in 2017, no disclosure is included as to Mr. Scharf or Ms. Engle for 2016 and 2015. Because Mr. Harris was only a named executive beginning in 2016, no disclosure is included as to Mr. Harris for 2015.

(6)	Mr. Hassell stepped down as the company’s CEO effective July 17, 2017, and retired as the Chairman of the Board effective December 31, 2017. Mr. Shea’s employment with the company terminated effective December 31, 2017.

BNY Mellon	2018 Proxy Statement	59

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)

Charles W. Scharf	EICP	—	—	$1,754,000	$2,631,000	—	—	—		—

	PSUs	7/17/2017	—	—	—	—	239,578	359,367		$12,781,486

	RSUs	7/17/2017							36,740	$1,960,079

Gerald L. Hassell	EICP	—	—	$3,500,000	$5,250,000	—	—	—		—

	PSUs	2/16/2017	—	—	—	—	191,458	287,187		$9,011,928

	RSUs	2/16/2017							95,729	$4,505,964

Thomas P. “Todd” Gibbons	EICP	—	—	$1,905,000	$2,857,500	—	—	—		—
	PSUs	2/16/2017	—	—	—	—	78,156	117,234		$3,678,803
	RSUs	2/16/2017							43,420	$2,043,779

Brian T. Shea	EICP	—	—	$1,212,750	$1,819,125	—	—	—		—

	PSUs	2/16/2017	—	—	—	—	79,294	118,941		$3,732,369

	RSUs	2/16/2017							44,052	$2,073,528

Mitchell E. Harris	EICP	—	—	$2,205,000	$3,307,500	—	—	—		—

	PSUs	2/16/2017	—	—	—	—	57,637	86,456		$2,712,974

	RSUs	2/16/2017							32,021	$1,507,228

Bridget E. Engle	EICP	—	—	$2,350,000	$3,525,000	—	—	—		—

	RSUs	9/1/2017							139,679	$7,309,402

(1)	Represents the cash portion of incentive compensation amounts to be paid for performance during 2017 under The Bank of New York Mellon Corporation Executive Incentive Compensation Plan (the “EICP”). There was no threshold payout under this plan for 2017.

(2)	For each of Messrs. Hassell, Gibbons, Shea and Harris, represents the portion of the named executive’s incentive compensation award granted in the form of PSUs under The Bank of New York Mellon Corporation Long-Term Incentive Plan (the “LTIP”) for performance during 2016. For Mr. Scharf, represents the sign-on grant of PSUs, and the pre-granted PSUs awarded under the LTIP upon commencement of employment in respect of 50% of the PSU component of his incentive compensation award for performance during 2017. In each case, the amounts shown under the Maximum column represent the maximum payout level of 150% of target; there is no threshold payout level. Upon vesting, the PSUs will be paid out in shares of BNY Mellon common stock. PSUs cannot be sold during the period of restriction. During this period, dividend equivalents on the PSUs will be reinvested and paid to the executives at the same time as the underlying shares. These units will be earned between 0% – 150% based on our 2019 OEPS and growth in Risk Weighted Assets from 12/31/2016 to 12/31/2019 with a negative risk modifier should risk-weighted assets grow at an unacceptable rate. The earned units generally will cliff vest after the end of the performance period if the executive remains employed by us. In the event that the named executive’s risk scorecard rating is lower than acceptable risk tolerance, any unvested PSUs will be subject to review and potential forfeiture, as determined by our HRC Committee.

(3)	For each of Messrs. Hassell, Gibbons, Shea and Harris, represents the portion of the named executive’s incentive compensation award granted in the form of RSUs under the LTIP for performance during 2016. The RSUs generally vest in equal installments over three years. For Mr. Scharf, represents the pre-granted RSUs awarded under the LTIP upon commencement of employment in respect of 100% of the RSU component of his incentive compensation award for performance during 2017 (pro-rated to reflect the time period in 2017 that he was employed by us). Mr. Scharf’s pre-granted RSUs vest in equal annual installments commencing on 2/15/2019. For Ms. Engle, represents 139,679 RSUs granted under the LTIP upon the commencement of her employment. 71,633 of Ms. Engle’s RSUs vested on 02/15/2018 and the remaining RSUs will vest in two tranches of 49,694 RSUs and 18,352 RSUs on 02/15/2019 and 02/15/2020, respectively.

(4)	The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.

60	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

Outstanding Equity Awards at Fiscal Year-End

The market value of unvested or unearned awards is calculated based on $53.86 per share, the closing price of our common stock on the NYSE on December 29, 2017.

		Option Awards				Stock Awards(2)
	Year of Grant/ Performance Period(1)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name		Exercisable	Unexercisable

Charles W. Scharf	2017					36,740	$1,978,816

	2017-2019							242,900(3)	$13,082,581

Gerald L. Hassell	2011	295,119	—	$30.1300	2/23/2021

	2012	434,412	—	$22.0300	2/22/2022

	2015					43,901	$2,364,508

	2016					182,546	$9,831,928

	2017					95,729	$5,155,964

	2015-2017					142,869(4)	$7,694,925

	2016-2018							121,336(3)	$6,535,145

	2017-2019							194,905(3)	$10,497,567

Thomas P. “Todd” Gibbons	2011	190,124	—	$30.1300	2/23/2021
	2012	128,432	—	$22.0300	2/22/2022

	2015					11,981	$645,297

	2016					55,952	$3,013,575

	2017					43,420	$2,338,601

	2015-2017					63,696(4)	$3,430,663

	2016-2018							54,095(3)	$2,913,584

	2017-2019							79,563(3)	$4,285,263

Brian T. Shea	2015					10,925	$588,421

	2016					56,710	$3,054,401

	2017					44,052	$2,372,641

	2015-2017					52,979(4)	$2,853,464

	2016-2018							54,601(3)	$2,940,807

	2017-2019							80,721(3)	$4,347,659

Mitchell E. Harris	2012	31,621	—	$22.0300	2/22/2022

	2015					13,967	$752,263

	2016					37,766	$2,034,077

	2017					32,021	$1,724,651

	2015-2017					77,388(4)	$4,168,098

	2016-2018							51,436(3)	$2,770,326

	2017-2019							58,675(3)	$3,160,214

Bridget E. Engle	2017					139,679	$7,523,111

(1)	Refers to the year of grant for stock options and RSUs and to the performance period for PSUs.

BNY Mellon	2018 Proxy Statement	61

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

(2)	RSUs vest in accordance with the following schedule:

Year of Grant

2015	1/3 vest per year over a three-year period; the remaining unvested RSUs vested on 2/20/2018.

2016	1/3 vest per year over a three-year period; the remaining unvested RSUs vested 1/2 on 2/19/2018 and vest 1/2 on 2/19/2019.

2017

Generally 1/3 vest per year over a three-year period, with the remaining unvested RSUs having vested 1/3 on 2/16/2018 and vesting 1/3 on 2/16/2019 and 1/3 on 2/16/2020. For Mr. Scharf, 1/3 vest in equal annual installments commencing on 2/15/2019. For Ms. Engle, 71,633 RSUs vested on 02/15/2018; 49,694 RSUs vest on 02/15/2019; and 18,352 RSUs vest on 02/15/2020.

PSUs are earned and vest in accordance with the following schedule:

Year of Grant

2015

Earned at 114% of target (potential earnout range between 0% –125%), based on our 2017 OEPS with a negative risk modifier should risk-weighted assets grow at an unacceptable rate; earned PSUs cliff vested at the end of the performance period (on 2/20/2018).

2016

Earned, between 0% – 150% of target, based on our 2018 OEPS and growth in Risk Weighted Assets from 12/31/2015 to 12/31/2018 with a negative risk modifier should risk-weighted assets grow at an unacceptable rate; earned PSUs cliff vest at the end of the performance period (on 2/19/2019).

2017

Earned, between 0% – 150% of target, based on our 2019 OEPS and growth in Risk Weighted Assets from 12/31/2016 to 12/31/2019 with a negative risk modifier should risk-weighted assets grow at an unacceptable rate; earned PSUs cliff vest at the end of the performance period (on 2/16/2020).

(3)	Includes accrued dividends on the PSUs granted in 2016 and 2017, assuming target performance.

(4)	Includes accrued dividends on the PSUs granted in 2015, which were earned based on performance as of December 31, 2017 but remained subject to ongoing time-vesting conditions.

62	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)

Charles W. Scharf	—	$—	0	$—

Gerald L. Hassell	—	$—	278,544	$13,130,557

Thomas P. “Todd” Gibbons	—	$—	98,815	$4,658,127

Mitchell E. Harris	—	$—	104,889	$4,944,450

Brian T. Shea	199,676	$3,634,509	91,806	$4,327,754

Bridget E. Engle	—	$—	0	$—

Pension Benefits

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Gerald L. Hassell	BNY Mellon Tax-Qualified Retirement Plan	38.75	$1,661,348	$0

	Legacy BNY Excess Plan	38.75	$4,494,973	$0

	Legacy BNY SERP	38.25	$11,982,472	$0

Thomas P. “Todd” Gibbons	BNY Mellon Tax-Qualified Retirement Plan	28.08	$1,321,573	$0

	Legacy BNY Excess Plan	28.08	$2,134,551	$0

	Legacy BNY SERP	27.58	$3,690,288	$0

Mitchell E. Harris	BNY Mellon Tax-Qualified Retirement Plan	10.75	$377,652	$0

	Legacy Mellon IRC Section 401(a)(17) Plan	10.75	$553,496	$0

(1)	Benefit accruals under the Legacy BNY SERP were frozen as of December 31, 2014, and benefit accruals under the Legacy BNY Excess Plan and the BNY Mellon Tax-Qualified Retirement Plan were frozen as of June 30, 2015.

(2)	The present values shown above are based on benefits earned as of December 31, 2017 under the terms of the various plans as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2017, including a discount rate of 3.97%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

BNY Mellon	2018 Proxy Statement	63

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

BNY Mellon Retirement Plans

All of these plans are closed to new participants and were frozen as of December 31, 2014 for the Legacy BNY SERP and as of June 30, 2015 for the BNY Mellon Tax-Qualified Retirement Plan, the Legacy BNY Excess Plan and the Legacy Mellon IRC Section 401(a)(17) Plan. Benefits for Legacy BNY participants under the BNY Mellon Tax-Qualified Retirement Plan, the Legacy BNY Excess Plan and the Legacy BNY SERP were determined under a career average pay formula for service on and after January 1, 2006 and under a final average pay formula for service prior to 2006. Benefits for Legacy Mellon participants under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy Mellon IRC Section 401(a)(17) Plan were determined under a final average pay formula.

The BNY Mellon Tax-Qualified Retirement Plan was amended effective January 1, 2009, to change the benefit formula for participants under age 50 as of December 31, 2008 and for new participants to a cash balance formula for service earned on and after January 1, 2009. Plan participants who were age 50 or older as of December 31, 2008 continued to earn benefits through June 30, 2015 under the provisions of the legacy plan in which they participated as of that date. Because each of Messrs. Hassell, Gibbons and Harris were over age 50 as of December 31, 2008, they continued to earn benefits under the provisions of the legacy plans in which they participate.

Because Messrs. Hassell, Gibbons and Harris have attained at least age 55, they are each eligible for immediate retirement under the BNY Mellon Tax-Qualified Retirement Plan. Mr. Hassell retired effective December 31, 2017 and Mr. Gibbons is eligible to retire, in each case with unreduced benefits under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. Since Messrs. Hassell and Gibbons are over age 60, they are also entitled to an unreduced benefit from the Legacy BNY SERP upon retirement. Mr. Harris is eligible to retire with a reduced benefit, currently 89.58% of his unreduced benefit, under both the BNY Mellon Tax-Qualified Retirement Plan and the Legacy Mellon IRC Section 401(a)(17) Plan.

Messrs. Scharf and Shea and Ms. Engle do not participate in any plan that provides for specified payments and benefits (other than defined contribution plans) and accordingly, are not included in the Pension Benefits table above.

BNY Mellon Tax-Qualified Retirement Plan — Legacy BNY Provisions. The Legacy BNY Tax-Qualified Retirement Plan (the “Legacy BNY Plan”) formula is a career average pay formula subject to IRC limits on eligible pay for determining benefits. Benefits are based on eligible base pay (maximum of $270,000 in 2017). Employees who participated in the Legacy BNY Plan prior to January 1, 2006 may choose between a monthly benefit and a lump sum at retirement, while other participants will receive monthly benefits at retirement.

Legacy BNY Excess Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy BNY employees as under the BNY Mellon Tax-Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid in a lump sum.

Legacy BNY SERP. This plan is an unfunded nonqualified plan that provides benefits according to a benefit formula similar to that of the BNY Mellon Tax-Qualified Retirement Plan benefit formula but includes an annual bonus (capped at 100% of base salary after 2005) for senior executives who were selected to participate in the plan by The Bank of New York’s board of directors prior to July 8, 2003. Benefits are paid in a lump sum. Participants are entitled to benefits in this plan only if they terminate service on or after age 60.

Legacy Mellon IRC Section 401(a)(17) Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy Mellon employees as under the BNY Mellon Tax-Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid as an annuity.

64	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

Nonqualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for nonqualified deferred compensation in which the named executives participate. For 2017, each of our named executives participated in the BNY Mellon 401(k) Benefits Restoration Plan, and Mr. Harris participated in the BNY Mellon Deferred Compensation Plan and the Mellon Elective Deferred Compensation Plan for Senior Officers. Each of these plans is described below.

Name	Executive Contributions in Fiscal Year 2017	Registrant Contributions in Fiscal Year 2017(1)	Aggregate Earnings in Fiscal Year 2017	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2017

Charles W. Scharf	$—	$6,058	$—	$—	$6,058

Gerald L. Hassell	$—	$14,600	$3,750	$—	$44,185

Thomas P. “Todd” Gibbons	$—	$7,600	$2,814	$—	$25,379

Brian T. Shea	$—	$7,600	$6,304	$—	$42,853

Mitchell E. Harris(2)	$—	$7,600	$125,296	$265,795	$2,860,815

Bridget E. Engle	$—	$1,392	$—	$—	$1,392

(1)	These amounts represent contributions under the BNY Mellon 401(k) Benefits Restoration Plan and are included in the All Other Compensation column of the Summary Compensation Table on page 58.

(2)	Amounts for Mr. Harris reflect aggregate balances and earnings in the BNY Mellon 401(k) Benefits Restoration Plan, the BNY Mellon Deferred Compensation Plan, and the Mellon Elective Deferred Compensation Plan for Senior Officers. Mr. Harris received a distribution of $265,795 pursuant to his election to receive his balance in the BNY Mellon Deferred Compensation Plan in 5 annual installments.

BNY Mellon Nonqualified Deferred Compensation Plans

BNY Mellon 401(k) Benefits Restoration Plan. The BNY Mellon 401(k) Benefits Restoration Plan is a nonqualified plan designed for the purpose of providing deferred compensation on an unfunded basis for eligible employees. The deferred compensation provided under the BNY Mellon 401(k) Benefits Restoration Plan is intended to supplement the benefit provided under the BNY Mellon 401(k) Savings Plan, our 401(k) Plan, for employees not accruing benefits in our defined benefit pension plans where the employee’s retirement contributions under the 401(k) Plan are limited due to the maximums imposed on “qualified” plans by Section 401(a)(17) of the Internal Revenue Code (the “IRC”). Pursuant to the BNY Mellon 401(k) Benefits Restoration Plan, we set up a notional account that is credited with an amount, if any, of non-discretionary company contributions that would have been credited to each eligible employee’s 401(k) Plan account absent those tax limitations, including for prior years in which the BNY Mellon 401(k) Benefits Restoration Plan was not yet in effect. The amounts credited to the notional accounts generally vest after three years of service, as defined and calculated under the 401(k) Plan. As of December 31, 2017, all of our named executives participate in the BNY Mellon 401(k) Benefits Restoration Plan.

BNY Mellon Deferred Compensation Plan. The BNY Mellon Deferred Compensation Plan permits eligible employees, including our named executives, to defer receipt of cash bonus/incentive amounts above the Social Security wage base (which was $127,200 in 2017) until a later date while employed, upon retirement or after retirement not to exceed age 70. Changes are permitted to the payment election once annually; however, they must comply with the regulations contained in The American Jobs Creation Act of 2004. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his benefit is paid in a lump sum shortly after termination. Investment alternatives, based on a selection of variable rate options, must be selected when the executive makes a deferral election and may be changed each quarter for future deferrals. Previously deferred amounts may generally be reallocated among the investment options at the beginning of each quarter. The plan is a nonqualified unfunded plan. As of December 31, 2017, Mr. Harris is the only named executive that participates in the plan.

BNY Mellon	2018 Proxy Statement	65

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

Mellon Elective Deferred Compensation Plan for Senior Officers. The Mellon Elective Deferred Compensation Plan for Senior Officers is a nonqualified, unfunded plan that permitted executives, including Mr. Harris, to defer receipt of earned salary and cash bonus/incentive amounts above the Social Security wage base until a later date while employed, upon retirement or after retirement not to exceed age 70. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his benefit is paid in a lump sum shortly after termination. The executive may allocate his deferrals to receive earnings based on multiple variable rates or a declared rate (for 2017, 2.91%). Previously deferred amounts allocated to the declared rate must remain in the declared rate. Although the plan is unfunded, funds have been set aside in an irrevocable grantor trust for the purpose of paying benefits under the plan to participants.

Potential Payments upon Termination or Change in Control

The following discussion summarizes any arrangements, agreements and policies of the company relating to potential payments upon termination or change in control.

Retirement Benefits

As shown in the Pension Benefits and the Nonqualified Deferred Compensation Tables above, we provide qualified and non-qualified pension retirement benefits and qualified and non-qualified defined contribution retirement benefits (with the specific plans varying depending on when participation began).

In addition, we provide accelerated or continued vesting of equity awards for participants who are eligible for retirement, with the eligibility dependent on the individual’s age and length of service and the terms of the applicable plan and award agreements. At December 31, 2017 and using the same assumptions as used for the Table of Other Potential Payments below, our named executives were eligible to receive accelerated or continued vesting of stock awards in the following amounts: for Mr. Gibbons, $16,294,551; and for Mr. Harris, $14,160,660. Mr. Scharf and Ms. Engle are not included above because they are not retirement-eligible. Messrs. Hassell and Shea are not included above because their employment with us terminated effective December 31, 2017. Accelerated or continued vesting is not provided on termination by the company for cause.

Other Potential Payments upon Termination or Change in Control

Change in Control and Severance Arrangements. Since 2010, our Board has implemented a “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements.” The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives approval of the stockholders of the company.

Under the Executive Severance Plan, if an eligible participant is terminated by the company without “cause” (as defined in the plan), the participant is eligible to receive a severance payment equal to one times the participant’s base salary for the year of termination (or, if greater, for the year before the year of termination) and benefit continuation and outplacement services for one year. The participant is also eligible for a pro-rata annual bonus for the year of termination in the Company’s sole discretion. Pursuant to his offer letter, Mr. Scharf was also entitled to such severance benefits if he terminated his employment due to the occurrence of (1) a material breach by the company of his offer letter, (2) his involuntary removal from the Board or (3) failure to appoint him as Chairman, in each case during the period ending January 1, 2018 (collectively, an “onboarding termination”). If a participant’s employment is terminated by the company without cause or if the participant terminates his or her employment for “good reason” (as defined in the plan) within two years following a “change in control” (as defined in the plan), then instead of receiving the benefits described above, the participant is eligible to receive a severance payment equal to two times the sum of the participant’s base salary and target annual bonus for the year of termination (or, if greater, for the year before the year of termination), a pro-rata target annual bonus for the year of termination, benefit continuation for two years and outplacement services for one year. The payments and benefits under the plan are subject to the participant signing a release and waiver of claims in favor of the company and agreeing not to compete

66	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

against the company, or solicit our customers and employees, for so long as they are receiving benefits under the plan. If any payment under the plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the IRC, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to pay the tax.

Payments and benefits that are payable under the plan will be reduced to the extent that the amount of such payments or benefits would exceed the amount permitted to be paid under the company’s “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements” and such amounts are not approved by the company’s stockholders in accordance with the policy.

Unvested Equity Awards. Equity awards granted to our named executives through December 31, 2017 were granted under The Bank of New York Mellon Corporation Long-Term Incentive Plan. Each award is evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or a change in control on unvested equity awards. Accordingly, the effect of a termination event or change in control on outstanding equity awards varies by executive officer and type of award. Pursuant to his offer letter, Mr. Scharf was entitled to the treatment specified in his award agreements for a termination providing transition/separation pay upon an onboarding termination, and with respect to the PSUs granted in 2017, he is entitled to be treated as having attained age 55 if he experiences a “qualifying termination” (as defined in the Executive Severance Plan).

Table of Other Potential Payments. The following table is based on the following:

•	The termination event listed in the table is assumed to be effective as of December 31, 2017.
•	The value of our common stock of $53.86 per share is based on the closing price of our common stock on the NYSE on December 29, 2017, the last trading day in 2017.

•	The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any pension, deferred compensation, or equity award vesting that would be earned on retirement as described above. We have only included amounts by which a named executive’s retirement benefit is enhanced by the triggering event, or additional equity awards that vest on the triggering event that would not vest on retirement alone. See “Retirement Benefits” on page 66 above for information on the acceleration or continued vesting of equity awards upon retirement.

•	The designation of an event as a termination in connection with a change of control is dependent upon the termination being either an involuntary termination by the company without cause or a termination by the named executive for good reason.

•	“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any named executive in the event of his or her death or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided in our discretion. The incremental benefits that would be payable upon certain types of termination of employment as they pertain to the named executives are described below.

BNY Mellon	2018 Proxy Statement	67

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

Messrs. Hassell and Shea are not included in the table below because their employment with us terminated effective December 31, 2017. See page 55 for information on the retirement benefits Mr. Hassell received and the separation benefits Mr. Shea received.

Named Executive Officer	By Company Without Cause	Termination in Connection with Change of Control	Death
Charles W. Scharf
Cash Severance(1)	$1,250,000	$17,750,000	$—
Pro-rated Bonus(1)	$5,566,500	$5,566,500	$—
Health and Welfare Benefits	$15,714	$31,428	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Stock Award Vesting(3)	$3,994,641	$15,020,371	$15,020,371
Tax Gross-Up	$—	$—	$—
TOTAL	$10,826,855	$38,368,299	$15,020,371
Thomas P. “Todd” Gibbons
Cash Severance(1)	$650,000	$8,285,000	$—
Pro-rated Bonus(1)	$3,562,350	$3,492,500	$—
Health and Welfare Benefits	$592	$1,184	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Stock Award Vesting(3)	$—	$—	$—
Tax Gross-Up	$—	$—	$—
TOTAL	$4,212,942	$11,778,684	$—
Mitchell E. Harris
Cash Severance(1)	$650,000	$9,385,000	$—
Pro-rated Bonus(1)	$4,814,618	$4,042,500	$—
Health and Welfare Benefits	$12,255	$24,510	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Stock Award Vesting(3)	$—	$—	$—
Tax Gross-Up	$—	$—	$—
TOTAL	$5,476,873	$13,452,010	$—
Bridget E. Engle
Cash Severance(1)	$600,000	$8,250,000	$—
Pro-rated Bonus(1)	$3,525,000	$3,525,000	$—
Health and Welfare Benefits	$18,857	$37,714	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Stock Award Vesting(3)	$7,523,111	$7,523,111	$7,523,111
Tax Gross-Up	$—	$—	$—
TOTAL	$11,666,968	$19,335,825	$7,523,111

(1)	Amounts shown assume that no named executive received payment from any displacement program, supplemental unemployment plan or other separation benefit other than the Executive Severance Plan. Amounts have been calculated in accordance with the terms of the applicable agreements. For terminations by the company without cause, amounts will be paid in installments over a one-year period following termination. For terminations in connection with a change of control, amounts will be paid in a lump sum.

(2)	Amounts shown include amounts that would be payable automatically in a lump sum distribution upon death. For benefits that would not be payable automatically in a lump sum, the amount included is the present value based on the assumptions used for purposes of measuring pension obligations under FASB ASC 715 (formerly SFAS No. 87) as of December 31, 2017, including a discount rate of 3.97%. Amounts shown include only the amount by which a named executive’s retirement benefit is enhanced as a result of termination, pursuant to, where applicable, required notices given after the existence of a right to payment. Information relating to the present value, whether the amounts are paid in a lump sum or on an annual basis and the duration of each named executive’s accumulated retirement benefit can be found in “Pension Benefits” on page 63 above.

(3)	The value of Additional Stock Award Vesting represents the value at December 31, 2017 of all shares of restricted stock units (along with cash dividends accrued on the restricted stock units) and earned PSUs (along with dividend equivalents on the PSUs) that on that date were subject to service-based restrictions, which restrictions lapse on or after certain terminations of employment, including following a change of control, to the extent such restrictions would not lapse on retirement alone. Information relating to the vesting of stock awards on retirement can be found in “Retirement Benefits” on page 66 above.

68	BNY Mellon	2018 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosure

Pay Ratio

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Scharf, and the ratio of those two values:

•	The 2017 annual total compensation of the median employee of BNY Mellon (other than our CEO) was $55,970;

•	The 2017 annual total compensation of our CEO, Mr. Scharf, was $19,837,535; and

•	For 2017, the ratio of the annual total compensation of Mr. Scharf to the median annual total compensation of all our employees was 354 to 1.

Background

To identify our median employee, we used our world-wide employee population (without exclusions) as of October 31, 2017 and measured compensation based on total pay actually received over the period November 1, 2016 –October 31, 2017. Total pay includes base salary, cash bonus and the value of equity awards upon vesting, and excludes overtime pay and any sign-on and buy-out awards.

As required by SEC rules, after identifying our median employee (who is located in the U.S.), we calculated 2017 annual total compensation for both our median employee and Mr. Scharf using the same methodology that we use to determine our named executive officers’ annual total compensation for the Summary Compensation Table, except that for purposes of pay ratio disclosure we annualized Mr. Scharf’s compensation.

Mr. Scharf became CEO on July 17, 2017. In calculating our pay ratio disclosure, we annualized his 2017 compensation by increasing his salary, matching contribution under our 401(k) plan and cash incentive compensation to the amounts he would have received for a full year of service (for the 401(k) plan, based on his contribution rate as of December 31, 2017).

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

BNY Mellon	2018 Proxy Statement	69

ITEM 3. RATIFICATION OF KPMG LLP	> Resolution

Proposal

We are asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accountants for the year ending December 31, 2018.

Background

The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent registered public accounting firm for the 2018 fiscal year is in the best interests of the company and its stockholders.

Our Audit Committee has direct responsibility:

•  For the selection, appointment, compensation, retention and oversight of the work of our independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us.

•  To negotiate and approve all audit engagement fees and terms and all non-audit engagements of the independent registered public accountants.

•  To annually evaluate KPMG, including its qualifications and independence, and to replace KPMG as our independent registered public accountant, as appropriate.

•  To discuss with management the timing and process for implementing the five-year mandatory rotation of the lead engagement partner.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2018.

KPMG or its predecessors have served as our independent registered public accounting firm since the merger in 2007 and previously served as the independent registered public accountant of Mellon since 1972. As in prior years, in 2017, the Audit Committee engaged in a review of KPMG in connection with considering whether to recommend that stockholders ratify the selection of KPMG as BNY Mellon’s independent auditor for 2018. In that review, the Audit Committee considered the continued independence of KPMG; the breadth and complexity of BNY Mellon’s business and its global footprint, and the resulting demands placed on its auditing firm; KPMG’s demonstrated understanding of the financial services industry in general and BNY Mellon’s business in particular; and the professionalism of KPMG’s team, including their exhibited professional skepticism, objectivity and integrity.

To assist the Audit Committee with its review, management prepares an annual assessment of KPMG that includes (1) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform BNY Mellon’s annual audit, (2) the results of a survey of management and Audit Committee members regarding KPMG’s overall performance and (3) KPMG’s fees and services compared to services provided by KPMG and other auditing firms to peer companies. In addition, KPMG provides to, and reviews with, the Audit Committee an analysis of KPMG’s independence, including the policies that KPMG follows with respect to rotating key audit personnel so that there is a new partner-in-charge at least every five years.

We expect that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of KPMG as our independent registered public accountants for the year ending December 31, 2018.

If the selection of KPMG is not ratified by our stockholders, the Audit Committee will reconsider the matter. If selection of KPMG is ratified, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change is in the best interests of the company and our stockholders.

70	BNY Mellon	2018 Proxy Statement

ITEM 3. RATIFICATION OF KPMG LLP	> Report of the Audit Committee

On behalf of our Board of Directors, the Audit Committee oversees the operation of a comprehensive system of internal controls with respect to the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of our independent registered public accounting firm. The committee’s function is one of oversight, since management is responsible for preparing our financial statements, and our independent registered public accountants are responsible for auditing those statements.

Accordingly, the committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2017 and management’s assessment of internal control over financial reporting as of December 31, 2017. The committee has also discussed with KPMG the conduct of the audit of our financial statements, as well as the quality of the company’s accounting principles and the reasonableness of critical accounting estimates and judgments. KPMG issued its unqualified report on our financial statements and the operating effectiveness of our internal control over financial reporting.

The committee has also discussed with KPMG the matters required to be discussed in accordance with Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard, Communications with Audit Committees. The committee has also received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning auditor independence, and has conducted a discussion with KPMG regarding its independence. The committee has determined that KPMG’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the committee recommended to the Board of Directors that our audited financial statements for the year ended December 31, 2017 be included in our 2017 Annual Report on Form 10-K.

By: The Audit Committee

Joseph J. Echevarria, Chair

John A. Luke, Jr.

Jennifer B. Morgan

Mark A. Nordenberg

Samuel C. Scott III

BNY Mellon	2018 Proxy Statement	71

ITEM 3. RATIFICATION OF KPMG LLP	> Services Provided by KPMG LLP

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We have been advised by KPMG LLP that it is an independent public accounting firm registered with the PCAOB and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. The appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year was ratified at our 2017 Annual Meeting. The following table reflects the fees earned by KPMG LLP for services provided to us for 2017 and 2016:

Description of Fees	Amount of Fees Paid to KPMG LLP for 2017	Amount of Fees Paid to KPMG LLP for 2016

Audit Fees(1)	$19,929,000	$19,125,000

Audit-Related Fees(2)	$20,796,000	$17,458,000

Tax Fees(3)	$3,272,000	$2,990,000

All Other Fees(4)	$363,000	$68,000

Total	$44,360,000	$39,641,000

(1)	Includes fees for professional services rendered for the audit of our annual financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002) and for reviews of the financial statements included in our quarterly reports on Form 10-Q and for other services that only our independent registered public accountant can reasonably provide.

(2)	Includes fees for services that were reasonably related to performance of the audit of the annual financial statements for the fiscal year, other than Audit Fees, such as service organization reports (under Statement on Standards for Attestation Engagements (or “SSAE”) 16), employee benefit plan audits and internal control reviews.

(3)	Includes fees for tax return preparation and tax planning.

(4)	Includes fees for regulatory and other advisory services.

Other Services Provided by KPMG LLP

KPMG LLP also provided services to entities associated with us that were charged directly to those entities and accordingly were not included in the amounts disclosed in the table above. These amounts included $13.2 million for 2017 and $11.6 million for 2016 for the audits and tax compliance services for mutual funds, collective funds and other funds advised by us. Also excluded from the amounts disclosed in the table above are fees billed by KPMG LLP to joint ventures or equity method investments in which we have an interest of 50% or less.

Pre-Approval Policy

Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accountants. In accordance with SEC rules, our pre-approval policy has two different approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accountants. Proposed services may be pre-approved pursuant to policies and procedures established by the Audit Committee that are detailed as to a particular class of service without consideration by the Audit Committee of the specific case-by-case services to be performed (“class pre-approval”). If a class of service has not received class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided by our independent registered public accountants (“specific pre-approval”). A list of services that has received class pre-approval from our Audit Committee (or its delegate) is attached to our Audit and Permitted Non-Audit Services Pre-Approval Policy. A copy of our Audit and Permitted Non-Audit Services Pre-Approval Policy is available on our website (see “Helpful Resources” on page 88). For 2017, 100% of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.

72	BNY Mellon	2018 Proxy Statement

ITEM 4. STOCKHOLDER PROPOSAL REGARDING WRITTEN CONSENT	> Stockholder Proposal

Proposal and Background

Kenneth Steiner, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, the beneficial owner of at least 500 shares of our common stock, has given notice that he intends to introduce the following resolution at the Annual Meeting. In accordance with the applicable proxy regulations, the text of the proponent’s proposal and supporting statement, for which we accept no responsibility, are set forth immediately below:

Proposal [4] — Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Taking action by written consent saves the expense of holding a special shareholder meeting.

Our company now requires 20% of shares to aggregate their holdings to call a special meeting — a higher level than the 10% of shares permitted by our state of incorporation, Delaware. More than 100 Fortune 500 companies provide for both shareholder rights — to act by written consent and to call a special meeting. Our higher 20% threshold for shareholders to call a special meeting is one more reason that we should have the right to act by written consent.

Shareholder written consent and shareholder-called special meetings can be 2 means to elect directors with better qualifications than current directors after 2018. Our Board may have a refreshment problem with 3 directors with more than 19-years tenure:

John Luke	21-years
Gerald Hassell	19-years
Mark Nordenberg	19-years

Long-tenure can impair the independence of any director no mater how qualified. Plus Mr. Luke was on the audit and nomination committees. Mr. Nordenberg was on the audit committee. Some companies do not have long-tenured directors on important board committees.

BNY Mellon	2018 Proxy Statement	73

ITEM 4. STOCKHOLDER PROPOSAL REGARDING WRITTEN CONSENT	> Board of Directors’ Response

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “against” the stockholder proposal regarding written consent.

Board of Directors’ Response

After careful consideration of this proposal, we have concluded that it is not in the best interests of our stockholders. We therefore recommend that you vote AGAINST this proposal for the following reasons:

BNY Mellon regularly engages with and solicits the feedback of its stockholders and is proud of its track record of responsiveness to stockholders. The Board is committed to good corporate governance and believes in maintaining policies and practices that serve the interests of all stockholders. The Board recognizes that some stockholders may view the ability to act by written consent as an important right. However, the Board believes that BNY Mellon’s existing Bylaw provision that provides stockholders with the right to call special meetings offers a transparent and equitable mechanism for stockholders to raise matters for consideration by the Company’s stockholders, whereas this proposal’s written consent right would enable a limited group of stockholders to act without the same required transparency to all stockholders.

The Board of Directors recommends a vote “AGAINST” the stockholder proposal.

The Board recommends that stockholders vote against this proposal because it believes the written consent process, as set forth in this proposal, is less transparent and less democratic than holding a stockholders meeting, and thus deprives stockholders of a forum for discussion or opportunity to ask questions about proposed actions. Matters that are so important as to require stockholder approval should be communicated in advance so they can be considered and voted upon by all stockholders. This proposal would allow a group of stockholders to take action by written consent without prior communication to all stockholders of the proposed action or reasons for the action. The Board believes that, if implemented, this proposal would disenfranchise stockholders who will not have the opportunity to participate in the process.

BNY Mellon’s stockholders have the right to call a special meeting at a twenty percent threshold, which is the most common threshold among large public companies that provide their stockholders with that right. This threshold is less than half of what would be necessary for stockholders to act by written consent under this proposal. Therefore, any coalition of stockholders proposing to act by written consent could call a special meeting. This right to call a special meeting, along with our established stockholder communication and engagement practices, provides stockholders with opportunities to raise important matters and propose actions for stockholder consideration outside the annual meeting process. Stockholder meetings offer important protections and advantages that are absent from the written consent process under this proposal. The protections and advantages of stockholder meetings include:

•	The meeting and the stockholder vote take place in a transparent manner on a specified date that is publicly announced well in advance, giving all interested stockholders a chance to express their views and cast their votes.

•	The meeting provides stockholders with a forum for open discussion and consideration of the proposed stockholder action.

•	Accurate and complete information about the proposed stockholder action is widely distributed in a proxy statement before the meeting, which promotes a well-informed discussion and consideration of the merits of the proposed action.

•	The Board is able to analyze and provide a recommendation with respect to actions proposed to be taken at a stockholder meeting.

74	BNY Mellon	2018 Proxy Statement

ITEM 4. STOCKHOLDER PROPOSAL REGARDING WRITTEN CONSENT	> Board of Directors’ Response

In contrast, adoption of this proposal would make it possible for the holders of a bare majority of shares of BNY Mellon common stock outstanding to take significant corporate actions without any prior notice to the Company, the Board or the other BNY Mellon stockholders — actions that may have important ramifications for both BNY Mellon and its stockholders. This approach would effectively disenfranchise all of those stockholders who do not have (or are not given) the opportunity to participate in the written consent.

The Board also believes that BNY Mellon’s strong corporate governance practices make adoption of this proposal unnecessary. In addition to stockholders having the right to call special meetings, the Company has many other governance provisions that protect and empower stockholders, including:

•	Annual Election of Board of Directors — All of our directors are elected annually by the stockholders, and stockholders can remove directors with or without cause.

•	Majority Voting for Election of Board of Directors — We have adopted a majority voting standard pursuant to which in uncontested director elections, each director must be elected by a majority of votes cast.

•	Proxy Access for Director Nominations — We have adopted a proxy access bylaw provision that allows an eligible stockholder or group of stockholders to nominate candidates for election to the Board and for those nominees to be included in the Company’s proxy statement and ballot.

•	Majority Voting for Stockholder Actions — Stockholder actions require only a majority of votes cast and not a majority of shares present and entitled to vote.

•	No “Poison Pill” (Stockholder Rights Plan) — We do not have a “poison pill” (also known as a stockholders’ rights plan)

•	Lead Independent Director — We have a Lead Independent Director who is selected by our independent directors and empowered with broad authority.

•	Stockholder Engagement — Stockholders can communicate directly with the Board and/or individual directors. In addition, management and members of the Board regularly engage with stockholders to solicit their views on important issues such as executive compensation and corporate governance.

Contrary to the impression created by the proponent’s brief discussion of refreshment, we have pursued a deliberate and effective program of Board refreshment. Since January 1, 2014, eight new directors have joined the Board. In addition, to provide one important element of context, because the founding Board of Bank of New York Mellon was constituted in 2007, a calculation of Board tenure exceeding ten years necessarily involves adding earlier service on the Board of either Bank of New York or of Mellon, the companies that merged in 2007. In the interest of transparency, we disclose that information in our proxy statement.

Of the eighteen members of that founding Board, only four continue to serve as Directors today. Overall, our average Board tenure, even including years of service on the Board of our legacy companies, is among the lowest in our peer group, and that will fall even further in the years ahead as we move forward with our current refreshment initiatives.

In summary, the Board believes the adoption of this proposal is unnecessary because of BNY Mellon’s commitment to good corporate governance, the right of stockholders to call special meetings and the ability of stockholders to nominate directors through proxy access. The Board also believes that this written consent proposal would circumvent the protections, procedural safeguards and advantages provided to all stockholders by stockholder meetings.

BNY Mellon	2018 Proxy Statement	75

ITEM 5. STOCKHOLDER PROPOSAL REGARDING PROXY VOTING REVIEW REPORT	> Stockholder Proposal

Proposal and Background

Friends Fiduciary Corporation, 1650 Arch Street, Suite 1904, Philadelphia, PA 19103, has given notice that it intends to introduce at the Annual Meeting the following resolution, which was co-filed by each of The Daniel L. Altschuler 1986 Trust IMA, 160 Riverside Drive, Apt. 9B, New York, NY 10024, and Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, Missouri 63131-3332. Each of the proponents has indicated that they hold more than $2,000 of our common stock. In accordance with the applicable proxy regulations, the text of the proponent’s proposal and supporting statement, for which we accept no responsibility, are set forth immediately below:

PROXY VOTING REVIEW BY BANK OF NEW YORK MELLON

Whereas: Bank of New York Mellon (“Bank”) is a respected global leader in the financial services industry and rightly proud of its good governance, positive social and environmental programs and services to clients.

For example, in 2015 the Bank announced it would make available a “wide range of environmental, social and governance (ESG) data and insight to its depository bank clients”, the first bank to offer this service to issuers, noting the growing momentum from investors and companies to carefully consider the financial implications of ESG factors.

Confirming the Bank’s concern about climate change, in a public statement before the Paris Climate conference, Bank of New York Mellon President Karen Peetz stated “Taking strategic action to mitigate climate change is good for our clients, our investors, our people and our world.”

In one of many statements by global leaders highlighting climate risk, Mark Carney, Governor of the Bank of England stated “the combination of the weight of scientific evidence and the dynamics of the financial system suggest that, in the fullness of time, climate change will threaten financial resilience and longer-term prosperity.” BlackRock has also published an important paper on climate risk highlighting the challenges and risks for investors.

Bank of New York Mellon and its subsidiaries invest money on behalf of their clients and as part of their fiduciary duty are responsible for recommending votes or voting proxies in their portfolios. Proxy voting is one of the principal ways investors can communicate with companies.

The Bank’s Proxy Voting and Governance Committee provides guidance on voting proxies to the Bank’s investment advisor subsidiaries, rightly focusing on their clients’ economic interests in giving voting advice and actively recommends votes in favor of numerous governance reforms.

Yet the proxy voting recommendations of the committee demonstrates consistent recommendations against virtually all environmental and social resolutions, even when there is a strong business and economic case supporting the resolution.

Many shareholder resolutions on the topic of climate change simply ask for more disclosure or goals to reduce greenhouse gas. In contrast funds managed by investment firms such as Goldman Sachs, Wells Fargo, Morgan Stanley, and AllianceBernstein supported the majority of these resolutions and investors like State Street and TIAA voted in favor of a significant percentage of resolutions on climate.

These incongruities pose a reputational risk to the company. Given the severe impacts of climate change, including significant risks to investors and the economy, there is also risk to BNY Mellon and its clients if its proxy voting practices ignore climate change.

We believe Bank of New York Mellon should review and report on its policies and proxy voting record on climate change taking into account scientific consensus and the bank’s fiduciary duty to clients.

Resolved: Shareowners request that the Board of Directors issue a report on proxy voting and climate change to shareholders prepared at reasonable cost and omitting proprietary information.

76	BNY Mellon	2018 Proxy Statement

ITEM 5. STOCKHOLDER PROPOSAL REGARDING PROXY VOTING REVIEW REPORT	> Board of Directors’ Response

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “against” the stockholder proposal regarding a proxy voting review report.

Board of Directors’ Response

After careful consideration of this proposal, we have concluded that it is not in the best interests of our stockholders. We therefore recommend that you vote AGAINST this proposal for the following reasons:

Our stockholders rejected a nearly identical proposal at last year’s Annual Meeting, with over 93% of shares voted against a proposal that the Company provide a report on proxy voting and climate change. Notwithstanding the clear vote of our stockholders, this stockholder is presenting the same proposal again this year.

The Board of Directors recommends a vote “AGAINST” the stockholder proposal.

The proposal erroneously conflates BNY Mellon’s position on climate change with the separate proxy voting practices of our subsidiaries that act as investment advisers.

The Board must act in what it believes to be the best interests of the company and our stockholders, including appropriately addressing issues related to climate change. In this regard, we note that BNY Mellon’s commitment to carbon reduction has earned the company recognition as a leader in efforts and actions to combat climate change.

The company was carbon neutral in 2017 and 2016 and has a strategy in place to remain carbon neutral in 2018. The company’s efforts to mitigate climate change have been widely recognized, earning us a place on CDP’s Climate A List for five consecutive years, inclusion in the FTSE4Good Index for five consecutive years and inclusion in the Dow Jones Sustainability World Index for four consecutive years. We have also earned the top ranking among our peers from Bloomberg for environmental, social and governance (“ESG”) disclosure. As an entirely separate matter, our investment adviser subsidiaries (“Member Firms”) have a responsibility to act in the best interests of their clients when voting proxies on behalf of those clients. That includes making their own determinations as to how to vote on environmental proposals. The stockholder proposal’s recommendation that the Board intervene in oversight of the Member Firms’ proxy voting would increase the company’s involvement in Member Firms’ proxy voting in a manner that is both significant and contrary to their obligations. If implemented, the stockholder proposal would elevate the social objectives of BNY Mellon over the obligation of the Member Firms to vote proxies based on a consideration of their clients’ best interests.

Our Member Firms’ proxy voting records reflects a thoughtful, case-by-case approach consistent with their fiduciary duties. For many of our Member Firms, proxy voting is assisted and guided by our Proxy Voting and Governance Committee, which has established voting guidelines designed to maximize the economic value of Member Firms’ clients’ securities. Under these voting guidelines, environmental proposals are reviewed on a case-by-case basis, with proxy votes generally cast for stockholder-sponsored environmental proposals when “the proposal reasonably can be expected to enhance long-term stockholder value and when management fails to respond meaningfully to the proposal.” Given that our publicly disclosed voting guidelines already articulate voting policies with respect to environmental proposals and that our proxy voting record is already publicly filed with the SEC, the Board believes that no benefit would be realized from the resources that would be spent to analyze each voting decision made by our Member Firms and determine whether it was consistent with BNY Mellon’s own internal position on climate change.

BNY Mellon	2018 Proxy Statement	77

ADDITIONAL INFORMATION

EQUITY COMPENSATION PLANS	Page 79

INFORMATION ON STOCK OWNERSHIP	Page 80
Beneficial Ownership of Shares by Holders of More Than 5% of Outstanding Stock	Page 80
Beneficial Ownership of Shares by Directors and Executive Officers	Page 80
Section 16(a) Beneficial Ownership Reporting Compliance	Page 81

ANNUAL MEETING Q&A	Page 82

OTHER INFORMATION	Page 85
Stockholder Proposals for 2019 Annual Meeting	Page 85
Corporate Governance Guidelines and Codes of Conduct	Page 85
Business Relationships and Related Party Transactions Policy	Page 85
How Our Board Solicits Proxies; Expenses of Solicitation	Page 86
Householding	Page 87
Other Business	Page 87

HELPFUL RESOURCES	Page 88

78	BNY Mellon	2018 Proxy Statement

ADDITIONAL INFORMATION	> Equity Compensation Plans

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)

Equity compensation plans

Approved by stockholders	26,044,903(1)	$37.25	33,902,199(2)

Not approved by stockholders	109,375(3)	$42.03	—

Total	26,154,278(4)	$37.27(5)	33,902,199

(1)	Includes 25,281,084 and 489,228 shares of common stock that may be issued pursuant to outstanding options, RSUs, PSUs and escrowed dividends awarded under The Bank of New York Mellon Corporation Long-Term Incentive Plan and the Mellon Long-Term Profit Incentive Plan (2004), respectively; 8,398 shares of common stock that may be issued pursuant to outstanding director deferred share units under the Mellon Director Equity Plan (2006); 252,762 shares of common stock that may be issued pursuant to outstanding stock-based awards under the legacy Bank of New York Long-Term Incentive Plans; and 13,431 shares of common stock that may be issued pursuant to outstanding stock options under The Bank of New York Mellon Corporation Employee Stock Purchase Plan. The number of shares of common stock that may be issued pursuant to outstanding unearned PSUs reflects the target payout. At maximum payout, the number of shares would increase by 775,553. For additional information about how PSUs are earned, see “Compensation Discussion and Analysis — Compensation of Named Executives — Outstanding PSUs” on page 47 above.

(2)	Includes 5,903,266 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Employee Stock Purchase Plan and 27,998,933 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Long-Term Incentive Plan, 13,258,636 of which may be granted as restricted stock or RSUs (or other full value awards), and any full-value awards from the remaining 14,740,297 shares will continue to be counted as 2.75 shares against such remaining shares.

(3)	Includes 2,000 shares of common stock that may be issued pursuant to options outstanding under the Mellon Stock Option Plan for Affiliate Boards of Directors. The Mellon Stock Option Plan for Affiliate Boards of Directors, which we assumed in the merger and refer to as the “Affiliate Board Plan,” provided for grants of stock options to the non-employee members of affiliate boards who were not also members of Mellon’s Board of Directors. No grants were available to Mellon employees under these plans. The timing, amounts, recipients and other terms of the option grants were determined by the terms of the option plans for Mellon’s Board of Directors and no person or committee had discretion over these grants. The exercise price of the options is equal to the fair market value of Mellon’s common stock on the grant date. All options have a term of 10 years from the regular date of grant and become exercisable one year from the regular grant date. Directors elected during the service year were granted options on a pro rata basis to those granted to the directors at the start of the service year. No further grants are being made under the Affiliate Board Plan, although the practice was continued through 2009 by issuing grants under The Bank of New York Mellon Corporation Long-Term Incentive Plan.

Also includes shares of common stock that may be issued pursuant to deferrals under the Bank of New York Directors Plan, which is described in further detail in “Director Compensation” on page 31 above.

(4)	The weighted average term for the expiration of outstanding stock options under our equity compensation plans is 2.7 years.

(5)	This weighted-average exercise price relates only to the options described in footnote 1. Shares underlying RSUs, PSUs and deferred share units are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

BNY Mellon	2018 Proxy Statement	79

ADDITIONAL INFORMATION	> Information on Stock Ownership

Beneficial Ownership of Shares by Holders of

More Than 5% of Outstanding Stock

As of February 9, 2018, we had 1,007,546,643 shares of common stock outstanding. Based on filings made under Section 13(d) and 13(g) of the Exchange Act reporting ownership of shares and percent of class as of December 31, 2017, as of February 9, 2018, the only persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	68,324,688	6.67%

Warren E. Buffett and Berkshire Hathaway Inc.(2) 3555 Farnam Street Omaha, NE 68131	60,818,783	5.9%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	58,721,542	5.7%

(1)	Based on a review of the Schedule 13G filed on February 12, 2018 by The Vanguard Group. The Schedule 13G discloses that The Vanguard Group had sole voting power as to 1,431,137 shares, shared voting power as to 225,167 shares, sole dispositive power as to 66,698,465 shares and shared dispositive power as to 1,626,223 shares.

(2)	Based on a review of the Schedule 13G filed on February 14, 2018 by Warren E. Buffett, Berkshire Hathaway Inc. and certain other reporting persons of which none beneficially owns more than 5% of our common stock. The Schedule 13G discloses that Mr. Buffett had shared voting power as to 60,818,783 shares and shared dispositive power as to 60,818,783 shares, and Berkshire Hathaway Inc. had shared voting power as to 60,818,783 shares and shared dispositive power as to 60,818,783 shares.

(3)	Based on a review of the Schedule 13G filed on January 29, 2018 by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. had sole voting power as to 50,221,232 shares and sole dispositive power as to 58,721,542 shares.

We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with, and may provide ordinary course financial services to, holders of 5% or more of our outstanding common stock, including asset servicing, clearing, issuer services, treasury services, global markets, broker-dealer, liquidity investment and credit services. These transactions are negotiated on an arm’s-length basis and contain terms and conditions that are substantially similar to those offered to other customers under similar circumstances.

Beneficial Ownership of Shares by Directors

and Executive Officers

The table below sets forth the number of shares of our common stock beneficially owned as of the close of business on February 9, 2018 by each director, each individual included in the “Summary Compensation Table” on page 58 above and our current directors and executive officers as a group, based on information furnished by each person. Except as otherwise indicated, sole voting and sole investment power with respect to the shares shown in the table below are held either by the individual alone or by the individual together with his or her immediate family. Each of our directors and executive officers is subject to our robust anti-hedging policy, which is described above under “Compensation Discussion and Analysis — Anti-Hedging Policy” on page 53.

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)

Linda Z. Cook	2,830

Joseph J. Echevarria	22,328

Bridget E. Engle	139,679

Edward P. Garden	15,776,596(3)

Thomas P. “Todd” Gibbons	619,746(4)

Jeffrey A. Goldstein	26,216

80	BNY Mellon	2018 Proxy Statement

ADDITIONAL INFORMATION > Information on Stock Ownership

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)

Mitchell E. Harris	171,934

Gerald L. Hassell	1,664,129(5)

John M. Hinshaw	19,864

Edmund F. “Ted” Kelly	49,382

John A. Luke, Jr.	67,415

Jennifer B. Morgan	4,404

Mark A. Nordenberg	46,467

Elizabeth E. Robinson	2,830

Charles W. Scharf	224,165(6)

Samuel C. Scott III	59,615

Brian T. Shea	181,815

All current directors and executive officers, as a group (23 persons)	17,732,190

(1)	On February 9, 2018, none of the individuals named in the above table beneficially owned more than 1% of our outstanding shares of common stock, other than Mr. Garden, who may be deemed to hold approximately 1.6% of our outstanding shares as a result of his affiliation with Trian (see footnote 3 below). Including shares held by Trian, all current directors and executive officers as a group beneficially owned approximately 1.8% of our outstanding stock on February 9, 2018.

(2)	Includes the following amounts of common stock which the indicated individuals and group have the right to acquire under our equity plans and deferred compensation plans within 60 days of February 9, 2018: Ms. Cook, 2,830; Mr. Echevarria, 22,328; Ms. Engle, 71,633; Mr. Garden, 9,324; Mr. Gibbons, 372,987; Mr. Goldstein, 26,216; Mr. Harris, 75,145; Mr. Hassell, 896,616; Mr. Hinshaw, 932; Mr. Kelly, 44,948; Mr. Luke, 39,713; Ms. Morgan, 1,415; Mr. Nordenberg, 44,948; Ms. Robinson, 2,830; Mr. Scott, 55,653; Mr. Shea, 53,965; and current directors and executive officers as a group, 932,747.

Also includes the following additional number of RSUs, deferred share units and phantom stock: Ms. Engle, 68,046; Mr. Gibbons, 56,922; Mr. Harris, 40,230; Mr. Hassell, 155,091; Mr. Hinshaw, 18,931; Ms. Morgan, 2,989; Mr. Scharf, 36,740; Mr. Shea, 57,722; and current directors and executive officers as a group, 395,165. These individuals do not have voting or investment power with respect to the underlying shares, nor the right to acquire the underlying shares within 60 days of February 9, 2018.

(3)	Includes 15,767,272 shares owned by the Trian Entities (as defined below). Trian, an institutional investment manager, serves as the management company for Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Investment Fund II, L.P., Trian Partners Strategic Investment Fund-A, L.P., Trian Partners Strategic Investment Fund-D, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-G III, L.P. and Trian Partners Strategic Fund-K, L.P. (collectively, the “Trian Entities”) and as such determines the investment and voting decisions of the Trian Entities with respect to the shares of the company held by them. None of such shares are held directly by Mr. Garden. Of such shares, approximately 14,962,523 million shares are currently held in the ordinary course of business with other investment securities owned by the Trian Entities in co-mingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain Trian Entities, subject to applicable federal margin regulations, stock exchange rules and credit policies. Mr. Garden is a member of Trian Fund Management GP, LLC, which is the general partner of Trian, and therefore is in a position to determine the investment and voting decisions made by Trian on behalf of the Trian Entities. Accordingly, Mr. Garden may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares owned by the Trian Entities. Mr. Garden disclaims beneficial ownership of such shares for all other purposes.

(4)	Includes 29,217 shares held by Mr. Gibbons’ children.

(5)	Includes 56,604 shares held by Mr. Hassell’s spouse, as to which Mr. Hassell disclaims beneficial ownership. Also includes 20,000 shares over which Mr. Hassell exercises investment discretion held in trusts, and 59,145 shares held in a charitable foundation for which Mr. Hassell is the Grantor and President.

(6)	Includes 525 shares held in a family trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2017 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities.

BNY Mellon	2018 Proxy Statement	81

ADDITIONAL INFORMATION	> Annual Meeting Q&A

The Board of Directors is soliciting your proxy for our 2018 Annual Meeting of stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting.

Q:	Who Can Attend The Annual Meeting? How Do I Attend?

A:	Only stockholders of record of our common stock at the close of business on February 9, 2018 (the “record date”) have a right to attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis and will require an admission ticket. In order to be admitted to the annual meeting, you will need to present a government-issued photo identification (such as a driver’s license or passport). If you are representing an entity that is a stockholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to restrict admission to the meeting or limit the number of representatives for any entity that may be admitted to the meeting for security reasons at our sole discretion. Attendees that disrupt or impede the meeting or breach the rules of conduct may be removed from the meeting as well. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices for any reason during the Annual Meeting is strictly prohibited.

Q:	How Do I Receive An Admission Ticket?

A:	If you received your proxy materials by mail, your admission ticket will be your proxy card (stockholders of record only) or voting instruction form (beneficial owners only). If you received your proxy materials by email, you will be given an opportunity to print an admission ticket after you vote online.

We encourage stockholders to pre-register in advance of the Annual Meeting by visiting www.proxyvote.com. You will need your 16-digit control number to access www.proxyvote.com, which you can find on your proxy card or voting instruction form.

Q:	Who Can Vote At The Annual Meeting?

A:	Only stockholders as of the record date may vote at the Annual Meeting. On the record date, we had 1,007,546,643 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury will not be voted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

Q:	What Is A Proxy?

A:	Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxies” or “proxy holders” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

Q:	How Do I Vote? What Are The Different Ways I Can Vote My Shares?

A:	If you are a “stockholder of record” (that is, you hold your shares of our common stock in your own name), you may vote your shares by using any of the following methods. Depending on how you hold your shares, you may receive more than one proxy card.

In Person at the Annual Meeting

If you are a registered stockholder or hold a proxy from a registered stockholder (and meet other requirements as described in “Who Can Attend the Annual Meeting? How Do I Attend?” on this page 82), you may attend the Annual Meeting and vote in person by obtaining and submitting a ballot that will be provided at the meeting.

By Submitting a Proxy by Mail To submit a proxy by mail, complete, sign, date and return the proxy card in the postage-paid envelope provided to you.

By Submitting a Proxy by Telephone

To submit a proxy by telephone, call the toll-free telephone number listed on the proxy card. The telephone voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

By Submitting a Proxy by Internet

To submit a proxy by internet, use the internet site listed on the proxy card. The internet voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by internet, you should not return your proxy card.

82	BNY Mellon	2018 Proxy Statement

ADDITIONAL INFORMATION > Annual Meeting Q&A

Q:	What If I Am A “Beneficial Owner?”

A:	If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive voting instructions (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) from the record holder, and you must follow those instructions to have your shares voted at the Annual Meeting.

Q:	If I Vote By Proxy, How Will My Shares Be Voted? What If I Submit A Proxy Without Indicating How To Vote My Shares?

A:	If you vote by proxy through mail, telephone or over the Internet, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board of Directors:

Proposal 1	FOR the election of each nominee for director.

Proposal 2	FOR the advisory resolution to approve the 2017 compensation of our named executives.

Proposal 3	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal 4	AGAINST the stockholder proposal regarding written consent.

Proposal 5	AGAINST the stockholder proposal regarding a proxy voting review report.

In addition, if other matters are properly presented for voting at the Annual Meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the Annual Meeting.

Q:	What If I Want To Revoke My Proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	delivering a written notice of revocation to our Corporate Secretary at 225 Liberty Street, New York, NY 10286;

•	submitting another signed proxy card with a later date;

•	submitting another proxy by telephone or over the Internet at a later date; or

•	attending the Annual Meeting and voting in person.

Q:	What Is A Quorum?

A:	A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our by-laws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented in person or by proxy at the meeting. Abstentions and broker non-votes (as defined below) are counted as present for determining the presence of a quorum. Inspectors of election appointed for the Annual Meeting will tabulate all votes cast in person or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

BNY Mellon	2018 Proxy Statement	83

ADDITIONAL INFORMATION > Annual Meeting Q&A

Q:	What Vote Is Required For Approval Of A Proposal At The Annual Meeting?

A:	Our by-laws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. Accordingly, each of the 12 nominees for director will be elected if more votes are cast “for” a director’s election than are cast “against” such director’s election, as discussed further under “Majority Voting Standard” on page 17 above. All other matters to be voted on at the Annual Meeting require the favorable vote of a majority of the votes cast on the applicable matter at the meeting, in person or by proxy, for approval.

Abstentions and broker non-votes are not treated as votes cast, will not have the effect of a vote for or against a proposal or for or against a director’s election, and will not be counted in determining the number of votes required for approval or election.

Q:	What If I Hold My Shares Through A Broker?

A:	If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor (Proposal 3), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions (this is referred to as a “broker non-vote”).

84	BNY Mellon	2018 Proxy Statement

ADDITIONAL INFORMATION	> Other Information

Stockholder Proposals for 2019 Annual Meeting

Stockholder proposals intended to be included in our proxy statement and voted on at our 2019 Annual Meeting of stockholders (other than proxy access nominations) must be received at our offices at 225 Liberty Street, New York, NY 10286, Attention: Corporate Secretary, on or before November 9, 2018. Stockholders who wish to submit a proxy access nomination for inclusion in our proxy statement in connection with our 2019 Annual Meeting of Stockholders may do so by submitting a nomination in compliance with the procedures and along with the other information required by our by-laws to 225 Liberty Street, New York, NY 10286, Attention: Corporate Secretary, no earlier than October 10, 2018 and no later than November 9, 2018. Applicable SEC rules and regulations and the provisions of our by-laws govern the submission, and our consideration, of stockholder proposals or proxy access candidates for inclusion in the 2019 Annual Meeting proxy statement and form of proxy.

Pursuant to our by-laws, in order for any business not included in the notice of meeting for the 2019 Annual Meeting to be brought before the meeting by a stockholder entitled to vote at the meeting (including nominations of candidates for director), the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received any earlier than November 9, 2018 (at least 120 days prior to March 9, 2019), nor any later than December 9, 2018 (90 days prior to March 9, 2019). The notice also must contain the information required by our by-laws. The foregoing by-law provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the timeframes described above. A copy of our by-laws is available upon request to: The Bank of New York Mellon Corporation, 225 Liberty Street, New York, NY 10286, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Corporate Governance Guidelines and Codes of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors. The Corporate Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses for independent directors, communications between stockholders and directors, the role of our Lead Director, and Board committee structures and assignments.

Our Board of Directors also has adopted a Code of Conduct, which applies to all of our employees, to provide a framework to maintain the highest standards of professional conduct for the company, and a Code of Conduct for directors of the company to provide guidance to our directors to help them recognize and deal with ethical issues, provide mechanisms to report possible unethical conduct and foster a culture of honesty and accountability.

Our Corporate Governance Guidelines, Code of Conduct and Directors’ Code of Conduct are available on our website (see “Helpful Resources” on page 88). We intend to disclose any amendments to, or waivers from, our Code of Conduct or our Directors’ Code of Conduct for executive officers and directors, respectively, by posting such information on our website.

Business Relationships and Related Party Transactions Policy

The Board has adopted a policy on related party transactions (our “related party transactions policy”) which was reviewed by the CG&N Committee. Our related party transactions policy provides that the CG&N Committee, or another Board committee consisting solely of independent directors, must approve any transaction(s) in which we or any of our subsidiaries was, is or will be a participant and where the amount involved exceeds $120,000, and in which any “related person” had, has or will have a direct or indirect material interest, such transactions constituting related party transactions under SEC rules. A “related person” includes directors, nominees for director, executive officers, greater than 5% beneficial owners and members of such persons’ immediate families. Consistent with SEC rules, our related party transactions policy provides that certain transactions, including employment relationships and ordinary course non-preferential transactions, entered into with a related person, are not considered to be related party transactions and are not required to be disclosed or approved by the CG&N Committee. In 2017, there were no related party transactions that required CG&N Committee approval or disclosure in this proxy statement.

BNY Mellon	2018 Proxy Statement	85

ADDITIONAL INFORMATION > Other Information

In the ordinary course of business, we periodically have, and expect to continue to have, banking and other transactions, including asset management services, banking services, broker services and credit services, with related persons. Any loans to related persons, and any transactions involving financial products and services provided by the company to such persons and entities, are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons and entities not related to the company, and do not involve more than the normal risk of collectability or present other unfavorable features.

Our related party transactions policy provides that the CG&N Committee may recommend to our Board from time to time adoption of resolutions pre-approving certain types or categories of transactions that the CG&N Committee determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders. The Board has adopted a resolution pre-approving transactions that involve the sale or other provision of products and services (not subject to Regulation O or other specific regulatory requirements) by our company or its subsidiaries to directors and members of their immediate family, director-related companies, executive officers and members of their immediate family and beneficial owners of more than 5% of our common stock in the ordinary course and on terms generally offered in transactions with non-related persons. Transactions subject to Regulation O or other specific regulatory requirements are approved as required in such regulations.

Under the related party transactions policy, in making its determination to approve a related party transaction, the CG&N Committee may take into consideration all relevant facts and circumstances available to it, including but not limited to:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the transaction, including the amount involved;

•	the benefits to us of the transaction;

•	the availability from other sources of comparable products or services; and

•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally.

The CG&N Committee also may consider the impact on a director’s independence in the event the related person is a director or an immediate family member of a director.

Under the related party transactions policy, no member of the CG&N Committee may participate in the review, consideration, approval or ratification of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The CG&N Committee may approve only those related party transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the CG&N Committee determines in good faith.

Under the related party transactions policy, if a related party transaction is identified after it is already ongoing or completed, it must be submitted to the CG&N Committee promptly for ratification, applying the standards described above. In this circumstance, the CG&N Committee will evaluate all options available, including ratification, amendment, termination or rescission of the transaction.

Our related party transactions policy does not limit or affect the application of our other policies applicable to our directors, executive officers and other related persons, including our Codes of Conduct.

How Our Board Solicits Proxies; Expenses of Solicitation

We will pay all costs of soliciting proxies. We have retained Georgeson, Inc. to assist with the solicitation of proxies for a fee of approximately $17,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we have agreed to pay Broadridge, our proxy distribution agent, a fee of approximately $46,600 plus reimbursement of reasonable out-of-pocket expenses in connection with project management and technical services in connection with the distribution of this proxy statement and our Annual Report. We may also use our officers and employees, at no additional compensation, to solicit proxies either personally or by telephone, Internet, letter or facsimile.

86	BNY Mellon	2018 Proxy Statement

ADDITIONAL INFORMATION > Other Information

Householding

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the Annual Report or proxy statement, or if you wish to receive separate copies of future Annual Reports or proxy statements, please contact our Annual Meeting provider, Broadridge, by phone at 1-800-579-1639, by internet at www.proxyvote.com or by email at sendmaterial@proxyvote.com. We will deliver the requested documents promptly upon your request.

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

March 9, 2018

By Order of the Board of Directors,

Craig T. Beazer

Corporate Secretary

BNY Mellon	2018 Proxy Statement	87

ADDITIONAL INFORMATION	> Helpful Resources

Annual Meeting

2018 Proxy Statement	https://www.bnymellon.com/proxy

2017 Annual Meeting Voting Results	https://www.bnymellon.com/us/en/investor-relations/annual-meeting-voting-results-2017.jsp

Corporate Governance

By-laws	https://www.bnymellon.com/_global-assets/pdf/corporate-governance/the-bank-of-new-york-mellon-corporation-amended-and-restated-by-laws.pdf

Committee Charters	https://www.bnymellon.com/us/en/investor-relations/index.jsp

Corporate Governance Guidelines	https://www.bnymellon.com/us/en/who-we-are/corporate-governance/corporate-governance-guidelines.jsp

Contacting the Board	https://www.bnymellon.com/us/en/investor-relations/index.jsp

Code of Conduct	https://www.bnymellon.com/ethics/codeofconduct.pdf

Directors’ Code of Conduct	https://www.bnymellon.com/governance/directorscodeofconduct.pdf

Audit and Permitted Non-Audit Services Pre-Approval Policy	https://www.bnymellon.com/governance/auditpolicy.pdf

The Bank of New York Mellon Corporation

Corporate Website	https://www.bnymellon.com

2017 Annual Report	https://www.bnymellon.com/proxy

SEC Filings	https://www.bnymellon.com/us/en/investor-relations/sec-filing.jsp

Corporate Social Responsibility Report	https://www.bnymellon.com/csr

Frequently Asked Questions	https://www.bnymellon.com/us/en/investor-relations/frequently-asked-questions.jsp

Company Profile	https://www.bnymellon.com/us/en/who-we-are/index.jsp

Our Leadership	https://www.bnymellon.com/us/en/who-we-are/leadership/index.jsp

Earnings Press Releases	https://www.bnymellon.com/us/en/investor-relations/index.jsp

Credit Ratings	https://www.bnymellon.com/us/en/investor-relations/index.jsp

88	BNY Mellon	2018 Proxy Statement

ANNEX A: NON-GAAP RECONCILIATION

Reconciliation of net income and diluted EPS

The following table reconciles our net income and diluted earnings per common share. These measures exclude the effects of certain items, as specified in the table. We believe that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control.

	Net Income		Diluted EPS

	2016 Actual	2017 Actual	2016 Actual	2017 Actual

Net income available to common — reported	$3,425	$3,915	$3.15	$3.72

Add: Net impact of merger and integration (“M&I”), litigation and restructuring charges as well as 4th quarter 2017 severance and other charges	33	267	0.03	0.26

Net recovery related to Sentinel Management Group, Inc. (“Sentinel”) — After tax	(8)	—	(0.01)	—

Net benefit related to the Tax Cuts and Jobs Act of 2017 (“U.S. tax legislation”)	—	(427)	—	(0.41)
Net income available to common — operating	$3,450	$3,755	$3.17	$3.57

Estimated transitional and fully phased-in CET1 ratio

The following table presents the reconciliation of our estimated fully phased-in common equity Tier 1 (“CET1”) ratio under the Standardized Approach. We believe that the CET1 ratio on a fully phased-in basis is a measure of capital strength that provides useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities.

	Dec. 31, 2017

(dollars in millions)	Transitional (GAAP)(a)	Fully phased-in (Non-GAAP)

Common stockholders’ equity	$37,859	$37,709

Goodwill and intangible assets	(18,684)	(19,223)

Net pension fund assets	(169)	(211)

Equity method investments	(372)	(387)

Deferred tax assets	(33)	(41)

Other	(8)	(9)

Total CET1	$18,593	$17,838

Risk-weighted assets	$155,621	$155,324

CET1 ratio	11.9%	11.5%

(a)	Reflects transitional adjustments to CET1 required under the U.S. capital rules.

BNY Mellon	2018 Proxy Statement	89

Corporate Social Responsibility

Invested in Market Integrity

Stable, well-functioning markets help communities around the world grow and thrive. As a major global financial institution, we have a critical role to play in contributing to market integrity. We continually innovate to make our business stronger, more efficient and more responsible.

Invested in Our People

A company is as good as its people. Among our global workforce, over 50,000 strong, are some of the sharpest minds and most innovative professionals in the investment industry. We start with a diverse and inclusive range of individuals and then invest in their talents to their fullest potential.

Invested in Our World

Invested in the world means to be invested in our individual communities all around the world. With our vast global scope and operations in over 100 markets, BNY Mellon is an integral part of many communities. Our commitment to human rights, the environment and overall community well-being is an essential part of who we are and how we do business.

90	BNY Mellon	2018 Proxy Statement

The Bank of New York Mellon Corporation

225 Liberty Street

New York, NY 10286

+1 212 495 1784

www.bnymellon.com

THE BANK OF NEW YORK MELLON CORPORATION 225 LIBERTY STREET NEW YORK, NY 10286 ATTN: CRAIG BEAZER

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E36237-P01730-Z71711-Z71922 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE BANK OF NEW YORK MELLON CORPORATION
The Board of Directors recommends a vote FOR all nominees for director, FOR Proxy Item 2, FOR Proxy Item 3, AGAINST Proxy Item 4, and AGAINST Proxy Item 5.
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Steven D. Black	☐	☐	☐			For	Against	Abstain
	1b. Linda Z. Cook	☐	☐	☐	2.	Advisory resolution to approve the 2017 compensation of our named executive officers.	☐	☐	☐
	1c. Joseph J. Echevarria	☐	☐	☐
	1d. Edward P. Garden	☐	☐	☐
	1e. Jeffrey A. Goldstein	☐	☐	☐	3.	Ratification of KPMG LLP as our independent auditor for 2018.	☐	☐	☐
	1f. John M. Hinshaw	☐	☐	☐
	1g. Edmund F. Kelly	☐	☐	☐	4.	Stockholder proposal regarding written consent.	☐	☐	☐
	1h. Jennifer B. Morgan	☐	☐	☐	5.	Stockholder proposal regarding a proxy voting review report.	☐	☐	☐
	1i. Mark A. Nordenberg	☐	☐	☐
	1j. Elizabeth E. Robinson	☐	☐	☐
	1k. Charles W. Scharf	☐	☐	☐
	1l. Samuel C. Scott III	☐	☐	☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the 2017 Annual Report to Shareholders are available at www.proxyvote.com.

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E36238-P01730-Z71711-Z71922

Proxy — THE BANK OF NEW YORK MELLON CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints Craig T. Beazer, Bennett E. Josselsohn and Blair F. Petrillo or any of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all The Bank of New York Mellon Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 10, 2018, at 9:00 a.m., 101 Barclay Street, New York, New York 10286 and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR Proxy Item 2, FOR Proxy Item 3, AGAINST Proxy Item 4, and AGAINST Proxy Item 5, and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

Participants in the 401(k), ESOP, Deferred Share Award and/or Deferred Compensation Plans: Your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given by the vote cut-off date of April 5, 2018 at 11:59 EDT, the trustee will vote, subject to review by the voting fiduciary, unvoted shares in the same proportion as voted shares. Consequently, a failure to sign and return a ballot is not equivalent to voting with respect to any of the propositions on the ballot.

Participants in the UK Stock Accumulation Plan (“SAP”): If voting instructions are properly provided, shares will be voted in accordance with those instructions. If you properly sign and return the attached ballot but fail to provide a specific voting direction for a particular proposition on the ballot, then any shares you hold in the SAP will be voted in accordance with the recommendation of the Board of Directors on such proposition. If you do not properly sign and return the ballot or provide instructions by telephone or Internet, then for shares held in the SAP, no vote will be recorded. Consequently, a failure to provide instructions is not equivalent to voting with respect to any proposition on the ballot.

This proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR Proxy Item 2, FOR Proxy Item 3, AGAINST Proxy Item 4, and AGAINST Proxy Item 5.

(Continued and to be marked, dated and signed, on the reverse side.)